Exhibit 10.21

OFFICE LEASE

SAN MATEO BAYCENTER
SAN MATEO BAYCENTER II
SAN MATEO, CALIFORNIA

Between

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP,
a Delaware limited partnership

as Landlord,

and

MARKETO, INC., a California corporation
as Tenant

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a California corporation (“Tenant”).  The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit B-1 (Initial Landlord Work Plans); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions); Exhibit G (Asbestos Notification); Exhibit H (Potential Offering Space) and Exhibit I (HVAC Specifications).

1                                         BASIC LEASE INFORMATION

1.1	Date:	August 13 , 2009

1.2	Premises:

	1.2.1 “Building”:	901 Mariner’s Island Boulevard, San Mateo, California, commonly known as San Mateo BayCenter II.

1.2.2 “Premises”:

13,254 rentable square feet of space located on the second floor of the Building and commonly known as Suite 200, the outline and location of which is set forth in Exhibit A. Notwithstanding the foregoing and although the actual size and physical location of the Premises shall not be deemed altered by this sentence from the actual size and location depicted on Exhibit A hereto, solely with respect to that portion of the Term commencing on the Commencement Date and ending on the last day of 9th full calendar month of Term, the Premises shall be deemed to equal 10,000 rentable square feet solely for purposes of Sections 1.4 and 1.6 below. If the Premises includes any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

1.2.3 “Property”:

The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

	1.2.4 “Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3	Term

	1.3.1 Term:	The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

1.3.2 “Commencement Date”:

The earlier of (i) the first date on which Tenant conducts business in the Premises pursuant to this Lease, or (ii) the date on which the Premises is Ready for Occupancy (defined in Exhibit B), which is anticipated to be October 1, 2009. Landlord shall use reasonable efforts to provide Tenant with advance notice (which may be given orally) of the estimated Commencement Date at least 10 business days prior to such estimated Commencement Date, but Landlord’s failure to accurately estimate the Commencement Date shall in no manner affect the Commencement Date or any other obligations of Landlord or Tenant hereunder. (See also Section 9 of Exhibit F hereto). Notwithstanding any provision herein to the contrary, if the Commencement Date has not occurred on or before October 2, 2009, then the Commencement Date shall not be deemed to occur any earlier than November 1, 2009.

	1.3.3 “Expiration Date”:	The last day of the 39th full calendar month commencing on or after the Commencement Date.

1.4	“Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent

Commencement Date through last day of 9th full calendar month of Term	$26.40	$2.20	$22,000.00

10th through last day of 12th full calendar month of Term	$26.40	$2.20	$29,158.80

13th through 24th full calendar months of Term	$27.19	$2.27	$30,031.36

25th through 36th full calendar months of Term	$28.01	$2.33	$30,937.05

37th full calendar month of Term through Expiration Date	$28.85	$2.40	$31,864.83

Notwithstanding the foregoing, so long as no Default (defined in Section 19.1) exists, Tenant shall be entitled to an abatement of Base Rent, in the amount of $22,000.00 per month, for the first three (3) full calendar months of the Term.

1.5	“Base Year” for Expenses:	Calendar year 2010.

	“Base Year” for Taxes:	Calendar year 2010.

1.6	“Tenant’s Share”:

11.1472% (based upon a total of 118,900 rentable square feet in the Building). Notwithstanding the foregoing, and in accordance with the second sentence of Section 1.2.2 above, the Tenant’s Share shall mean 8.4104% with respect to that portion of the Term commencing on the Commencement Date and ending on the last day of 9th full calendar month of Term.

1.7	“Permitted Use”:

General office use consistent with a first-class office building; provided that in no event shall the Premises, or any portion of the Premises, be used for the operation of (i) a travel agency business, (ii) a copy/printing business; (iii) a commercial real estate brokerage company, (iv) an investigation services business and/or(v) a facility providing facial surgery.

1.8	“Security Deposit”:	$63,729.65, as more particularly described in Section 21.

	Prepaid Base Rent:	$22,000.00, as more particularly described in Section 3, which shall be applied towards Base Rent for the fourth full calendar month of the Term.

1.9	Parking:	Forty-four (44) unreserved parking spaces, at the rate of $0 per space per month. Zero (0) reserved parking space(s).

1.10	Address of Tenant	Before the Commencement Date: 1710 S. Amphlett Boulevard, Suite 340 San Mateo, California 94402 From and after the Commencement Date: the Premises.

1.11	Address of Landlord:	Equity Office 2655 Campus Drive Suite 100 San Mateo, California 94403 Attn: Building manager with copies to: Equity Office 2655 Campus Drive Suite 100 San Mateo, California 94403

Attn: Managing Counsel and Equity Office Two North Riverside Plaza Suite 2100 Chicago, IL 60606 Attn: Lease Administration

1.12	Broker(s):	Pat Yaeger and Kevin Waldman of NAI BT Commercial (“Tenant’s Broker”), representing Tenant, and Mike Moran and Clarke Funkhouser of NAI BT Commercial (“Landlord’s Broker”), representing Landlord.

1.13	Building Hours and Holidays:

“Building Hours” mean 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other nationally recognized holiday that is observed by other buildings comparable to and in the vicinity of the Building (collectively, “Holidays”).

1.14	“Transfer Radius”:	None.

1.15	“Tenant Improvements” and “Tenant Improvement Work”:	Defined in Exhibit B, if any.

1.16	“Guarantor”:	None.

2                                         PREMISES AND COMMON AREAS.

2.1                               The Premises.

2.1.1                     Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6.  At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein.  Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within ten (10) days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2                     Except as expressly provided herein (including, without limitation, with respect to the Landlord’s obligation to perform the Tenant Improvements and the Initial Landlord Work in accordance with the Work Letter attached hereto as Exhibit B), the Premises is accepted by Tenant in its condition and configuration existing on the date hereof, without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the condition of the Premises, the Building or the Project or their suitability for Tenant’s business.  By taking possession of the

Premises pursuant to this Lease, Tenant acknowledges that the Premises and the Building are then in the condition and configuration required hereunder.  Notwithstanding the foregoing, (a) within 15 days after substantial completion of the Tenant Improvement Work (defined in Exhibit B), Landlord and Tenant shall jointly inspect the Premises and prepare a “punch list” identifying any portions of the Tenant Improvement Work that do not comply with Landlord’s obligations under Exhibit B; and (b) Landlord, as part of the Tenant Improvement Work, shall use good faith efforts to correct all such items within a reasonable period of time after preparation of such punch list.

2.2                               Common Areas.  Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use, including, without limitation, common restrooms, elevators, stairways, lobbies, hallways, passageways, loading docks and other common facilities (the “Common Areas”).

3                                         RENT.  Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time.  As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder.  Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the fourth full calendar month of the Lease Term shall be paid upon Tenant’s execution and delivery hereof.  Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment.  Rent for any partial calendar month shall be prorated based on the actual number of days in such month.  Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or Landlord’s designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount; and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 10% per annum or the highest rate permitted by Law (defined in Section 5).  Tenant’s covenant to pay Rent is independent of every other covenant herein.

4                                         EXPENSES AND TAXES.

4.1                               General Terms.  In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year.  No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder.  Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2                               Definitions.  As used herein, the following terms have the following meanings:

4.2.1                     “Expense Year” means each calendar year, other than the 2009 calendar year and the Base Year, in which any portion of the Term occurs.

4.2.2                     “Expenses” means all expenses, costs and amounts that Landlord pays (or, pursuant to the terms hereof, accrues) during the Base Year or any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property.

Landlord shall act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and quality of the Building.  Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles (provided, however, that earthquake insurance deductibles shall not exceed 5.0% of the total insurable value of the Project per occurrence and any other insurance deductibles shall not exceed $50,000.00 per occurrence); (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property (provided, however, that, on an annual basis, no management fee shall exceed 4% of the gross receipts of the Property for such year); (vii) payments under any equipment-rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair and maintenance of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and repair of curbs and walkways, and repair to roofs; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Property, or to reduce current or future Expenses or to enhance the safety or security of the Property or its occupants, (B) intentionally omitted, (C) replacements or modifications of nonstructural items located in the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (D) required under any Law that is enacted, or first interpreted to apply to the Property, after the date hereof; (xiii) intentionally omitted; (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property; and (xv) any fees or other charges (other than taxes) imposed by any governmental or quasi-governmental agency in connection with the Parking Facility.

Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be included in Expenses only if paid or accrued after the Base Year and shall be amortized (including actual or imputed interest on the amortized cost at the rate that Landlord would reasonably pay to finance such capital improvements) over the lesser of (i) the useful life of the applicable item, as reasonably determined by Landlord, or (ii) the period of time that Landlord reasonably estimates will be required for any cost savings resulting from such item to equal the cost of such item); (b) depreciation and interest (except as provided above for the amortization of capital improvements); (c) principal payments of mortgage or other non-operating debts of Landlord; (d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expenses; (h) organizational expenses of creating or operating the entity that constitutes Landlord; (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases; (j) wages, salaries, fees or fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Property that, if provided directly by a general manager or property manager or his or her general support staff, would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Property); (k) any expense for which Landlord has received actual reimbursement (other than from a tenant of the Building pursuant to its lease in an Expense-like manner); (1) costs of cleaning up Hazardous Materials, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property (as used herein, “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including (1) petroleum and any of its constituents or byproducts, (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code); (m) costs of curing defects in design or original construction of the Property; (n) fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its employees, agents or contractors; (o) ground lease rental; or (p) attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building.

If, in the Base Year or any Expense Year, the Property is not 100% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself), Expenses for such year shall be determined as if the Property had been 100% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants) throughout such year.  If insurance, security or utility costs for any Expense Year are less than insurance, security or utility costs, respectively, for the Base Year, then, for purposes of determining Expenses for such Expense Year, such costs for such Expense Year shall be deemed to be increased so as to be equal to such corresponding costs for the Base Year.  Notwithstanding any contrary provision hereof; Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure (defined in Section 25.2), boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis (and if such cost does recur, then such cost shall be excluded also from the calculation of Expenses for Expense Years subsequent to the Base Year).  Landlord shall keep its books and records relating to Expenses in accordance with generally accepted accounting principles, consistently applied.

4.2.3                     “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property.  Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); (h) any assessment, tax, fee, levy or charge allocable or measured by the area of the Premises or by the Rent payable hereunder, including any business, gross income, gross receipts, sales or excise tax with respect to the receipt of such Rent; and (i) any taxes imposed by any governmental or quasi-governmental agency in connection with the Parking Facility.  Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred.  Notwithstanding any contrary provision hereof, Taxes shall exclude (i) all excess profits taxes, transfer taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) any Expenses, and (iii) any items required to be paid by Tenant under Section 4.5.

4.2.4                     Proposition 8.  Notwithstanding any contrary provision hereof, Taxes shall be calculated without taking into account any reduction achieved under California Revenue and Taxation Code § 51.

4.3                          Allocation.  Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property.  If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4                               Calculation and Payment of Expense Excess and Tax Excess.

4.4.1                     Statement of Actual Expenses and Taxes; Payment by Tenant.  Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year.  If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement.  Landlord shall use reasonable efforts to deliver the Statement on or before June 1 of the calendar year immediately following the Expense Year to which it applies.  Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.  Notwithstanding the foregoing, if (a) Landlord fails to furnish a Statement on or before April 30 of the second calendar year following the Expense Year to which it applies, (b) Tenant provides Landlord with notice of such failure (which notice shall expressly include the text of this sentence), and (c) Landlord fails to furnish such Statement on or before the date (the “Outside Reconciliation Date”) that is the later of (i) June 30 of the second calendar year following the Expense Year to which such Statement applies, or (ii) the date occurring 30 days after Landlord’s receipt of such notice from Tenant, then Tenant shall not be required to pay Landlord any underpayment for such Expense Year, except to the extent, if any, that such underpayment results from a determination of an actual Expense or Tax that (x) could not reasonably be made by Landlord on or before the date occurring 30 days before the Outside Reconciliation Date, (y) is made by Landlord within a reasonable period of time after the first date on which it could reasonably be made by Landlord, and (z) is disclosed to Tenant within 30 days after the date on which it is made.

4.4.2                     Statement of Estimated Expenses and Taxes.  Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year.  Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2.  Until Landlord delivers a new Estimate Statement, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement.  Landlord shall use reasonable efforts to deliver an Estimate Statement for each Expense Year on or before January 1 of such Expense Year.  Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3                     Retroactive Adjustment of Taxes.  Notwithstanding any contrary provision hereof, but subject to Section 4.2.4 above, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted.  If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5                               Charges for Which Tenant Is Directly Responsible.  Tenant shall pay, before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises.  If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), Landlord may pay such taxes (or such increased assessment) regardless of their (or its) validity, in which event Tenant, upon 30 days’ written demand, shall repay to Landlord the amount so paid.  If the Leasehold Improvements (defined in Section 7.1) are assessed for real property tax purposes at a valuation higher than $75.00 per rentable square foot, the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed taxes levied against Tenant’s personal property for purposes of this Section 4.5.  Notwithstanding any contrary provision hereof, Tenant shall pay, before delinquency, (i) any rent tax, sales tax, service tax, transfer tax or value added tax, or any other tax respecting the rent or services described herein or otherwise respecting this transaction or this Lease; and (ii) any taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property.

4.6                               Books and Records.  Within 60 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess and/or Tax Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review.  Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records.  Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections.  Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Expense Year.  If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement.  Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, other than in connection with the first review for an Expense Year performed by Tenant pursuant to this Section 4.6.  If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review.  Tenant shall be responsible for all costs of such review.  However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses or Taxes for the Property for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant.  The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”).  Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period.  Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date.  If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5                                         USE; COMPLIANCE WITH LAWS.  Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, injures other occupants of the Building, unreasonably interferes with or annoys other occupants of the Building, or constitutes a nuisance.  Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, or (ii) the use, condition, configuration or occupancy of the Premises.  If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it.  If a change to the Base Building or Common Areas becomes required under Law solely as a result of any Tenant-Insured Improvement (defined in Section 10.2.2) or any use of the Premises other than general office use, Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 5% of the cost of such change.  As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

6                                         SERVICES.

6.1                               Standard Services.  Landlord shall provide the following services on all days (unless otherwise stated below): (a) customary heating, ventilation and air conditioning (“HVAC”) in season during Building Hours in accordance with the specifications attached hereto as Exhibit I or otherwise as required by Law (provided that Landlord shall not be liable for any failure to maintain the temperature ranges set forth in such Exhibit I to the extent that such failure arises out of either (i) an excess density or electrical load within the Premises beyond any density or load limits that are standard for the Building, (ii) modifications performed to the HVAC system by Tenant or any contractors retained by Tenant, or (iii) Tenant’s failure to keep the window coverings in the Premises closed during periods when the Premises are exposed to direct sunlight); (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; (e) elevator service (subject to scheduling by Landlord) and (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.

6.2                               Above-Standard Use.  Landlord shall provide HVAC service outside Building Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require.  The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building Hours is $65.00 per hour per zone, subject to change from time to time.  Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1.  If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon 30 days’ written demand, the cost of such excess consumption, including any costs of installing, operating and maintaining any meters that are installed in order to supply or measure such excess electricity or water.  The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3                               Interruption.  Any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.  Notwithstanding the foregoing, if all or any portion of the Premises is made untenantable or inaccessible for more than three (3) consecutive business days after notice from Tenant to Landlord by a Service Interruption that Landlord can correct through reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 3-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible.

7                                         REPAIRS AND ALTERATIONS.

7.1                               Repairs.  Tenant, at its expense, shall perform all non-structural maintenance and repairs (including replacements) to the Premises that are not Landlord’s express responsibility hereunder, and shall keep all non-structural portions of the Premises in good condition and repair, reasonable wear and tear excepted.  Tenant’s maintenance and repair obligations shall include (a) all non-structural leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any non-structural leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving Tenant, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23).  Notwithstanding the foregoing, Landlord may, at its option, during the occurrence of a Default or in the case of an emergency, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 10% of such cost.  Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas.  As used herein, “Base Building” means the structural portions of the Building (including, without limitation, the roof, foundation and load bearing walls thereof), together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2                               Alterations.  Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facilities or other systems serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 20 days before commencement of work and shall not be unreasonably withheld, conditioned or delayed by Landlord.  Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation, wall coverings or painting) provided that Landlord receives 10 business days’ prior notice.  For any Alteration, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s reasonable approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) within 60 days following completion of the Alteration, Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon 30 days’ written demand (i) Landlord’s reasonable third party out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 5% of the cost of the work; provided, however, that this clause (d) sentence shall not apply to any Tenant Improvements constructed pursuant to Exhibit B, if any.

7.3                               Tenant Work.  Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s reasonable approval of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits.  Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building.  If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance.  Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3.  In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8                                         LANDLORD’S PROPERTY.  All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant.  Notwithstanding the foregoing, unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall (a) remove any Tenant-Insured Improvements, (b) repair any resulting damage to the Premises or Building, and (c) restore the affected portion of the Premises to its condition existing before the installation of such Tenant-Insured Improvements.  If, when it requests Landlord’s approval of any Tenant Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant Improvements or Alterations that will not be required to be removed pursuant to the preceding sentence, Landlord shall do so when it provides such approval.  If Tenant fails to complete any removal, repair or restoration when required under this Section 8, Landlord may do so at Tenant’s expense.

9                                         LIENS.  Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant.  Tenant shall remove any such lien within 20 business days after written notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid.  The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon 30 days’ written demand.

10                                  INDEMNIFICATION; INSURANCE.

10.1                        Waiver and Indemnification.  Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), their (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by the negligence or willful misconduct of any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct.  Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, (b) occupancy of the Premises by, or any negligence or willful misconduct of, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, or licensees, or (c) any breach by Tenant of any representation, covenant or other term contained herein, except to the extent such Claim arises from the negligence or willful misconduct of any Landlord Party.  Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) harmless from any Claim that is imposed or asserted by any third party and arises from (a) any negligence or willful misconduct of any Landlord Party, or (b) any breach by Landlord of any representation, covenant or other term contained herein, except to the extent such Claim arises from the negligence or willful misconduct of any Tenant Party.

10.2                        Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts:

10.2.1              Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

10.2.2              Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, pursuant to this Lease (“Tenant-Insured Improvements”).  Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of nine months.

10.2.3              Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

10.3                        Form of Policies.  The minimum limits of insurance required to be carried by Tenant and by Landlord under this Section 10 shall not limit such parties’ liability under the Lease.  Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that it shall not be canceled or materially changed without 30 days’ prior notice to Landlord, except that 10 days’ prior notice may be given in the case of nonpayment of premiums.  Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance.  Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements.  Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent.  Attached to the ACORD 25-S there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least 30 days before any termination or material change to the policies, except that 10 days’ prior notice may be given in the case of nonpayment of premiums.  Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds.

10.4                        Subrogation.  Subject to Section 11, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance.  For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5                        Additional Insurance Obligations.  Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

10.6                        Landlord’s Insurance.  Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses: (a) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $3,000,000.00; (b) All Risk Property Insurance on the Building at replacement cost value as reasonably estimated by Landlord; (c) Worker’s Compensation insurance to the extent required by Law; and (d) Employers Liability Coverage to the extent required by Law.

11                                  CASUALTY DAMAGE.  With reasonable promptness after discovering any damage to the Premises, or to the Common Areas necessary for access to the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate (based upon a written estimate from Landlord’s contractor) of the time required to substantially complete repair of such damage (the “Landlord Repairs”).  If, according to such estimate, the Landlord Repairs cannot be substantially completed within 270 days after the date of Casualty, either party may terminate this Lease upon 45 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate.  Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises is affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies plus any applicable deductibles (other than deductibles with respect to earthquake damage), except in a circumstance in which such shortfall results from Landlord’s breach of its obligations under Section 10.6(b) hereof; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the last months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage; provided, however, that Landlord may not terminate this Lease pursuant to this sentence unless Landlord also exercises all rights it may have acquired as a result of the Casualty to terminate any other leases of space in the Building.  If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure.  The Landlord Repairs shall restore the Premises and the Common Areas necessary for access to the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to the Premises.  Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements.  If the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand.  No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises or any Common Area necessary for Tenant’s access to (or parking for) the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is untenantable or inaccessible and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12                                  NONWAIVER.  No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof.  Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance.  No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction.  No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13                                  CONDEMNATION.  If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease.  If more than 10% of the rentable square footage of the Premises is Taken, or access to (or parking for) the Premises is substantially impaired as a result of a Taking, for more than 180 consecutive days, Tenant may terminate this Lease.  Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date.  Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking.  Tenant shall not assert any claim for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant.  If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination.  If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by, such Taking.

14                                  ASSIGNMENT AND SUBLETTING.

14.1                        Transfers.  Subject to Section 14.8 below, Tenant shall not, without Landlord’s prior consent (which consent shall not be unreasonably withheld, condition or delayed), assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”).  If Tenant desires Landlord’s consent to any Transfer (other than a Permitted Transfer), Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”).  Within 15 business days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4.  Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19).  Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer (which shall include, without limitation, any attorney fees for such review), whether or not Landlord consents to such Transfer.

14.2                        Landlord’s Consent.  Subject to Section 14.4, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer.  Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if:

14.2.1              The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2              The proposed transferee has a character or business reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3              The proposed transferee is a governmental entity; or

14.2.4              In the case of a proposed sublease, license or other occupancy agreement, the rent or occupancy fee charged by Tenant to the transferee during the term of such agreement, calculated using a present value analysis, is less than 60% of the rent being quoted by Landlord or its Affiliate (defined in Section 14.8) at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis; or

14.2.5              The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3                        Transfer Premium.  If Landlord consents to a Transfer, Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below).  As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee; (b) in the case of a sublease, license or other occupancy agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for the term of such agreement; and (c) in the case of a Change of Control, any consideration (including payment for Leasehold Improvements) paid by the new controlling party(ies) to the prior controlling party(ies) on account of this Lease.  Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment or a Change of Control, within 10 days after Tenant or the prior controlling party(ies), as the case may be, receive(s) the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, on the first day of each month during the term of such agreement, in the amount of 50% of the amount by which the rent and other consideration paid by the transferee to Tenant under such agreement for such month (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for such month.  Notwithstanding any contrary provision of this Section 14.3, Tenant shall not be required to pay Landlord any portion of any Transfer Premium arising from any Change of Control that occurs for a good faith operating business purpose and not in order to evade the requirements of this Section 14.3.

14.4                        Landlord’s Right to Recapture.  Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), Landlord, by notifying Tenant within 30 days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date.  If the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the Premises retained by Tenant.  Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5                        Effect of Consent.  If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium.  In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder.  No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof, if any, from any liability hereunder.

14.6                        Change of Control.  As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of 50% or more of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties that did not own a Controlling Interest immediately before such transaction(s).  As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the direct or indirect power to direct the ordinary management and policies of Tenant, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange).

14.7                        Effect of Default.  If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured.  Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8                        Permitted Transfers.  Notwithstanding any contrary provision hereof, if Tenant is not in.  Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, assign this Lease to (a) an Affiliate of Tenant, (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer, Tenant notifies Landlord of such Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto (provided that if advanced notice is prohibited by a confidentiality agreement or applicable Law, then Tenant shall give Landlord written notice and deliver such documents within 10 days after the effective date of the proposed Permitted Transfer), including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment (provided that if advanced notice is prohibited by a confidentiality agreement or applicable Law, then Tenant shall deliver to Landlord within 10 days after the effective date of the proposed Permitted Transfer), a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than the Net Worth of Tenant immediately before the Transfer, and (B) if Tenant is a closely held professional service in, at least 50% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) the transferee is qualified to conduct business in the State of California; and (v) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14.  As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

15                                  SURRENDER.  Upon the expiration or earlier termination hereof, and subject to Section 8 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder.  Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, business and trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal.  If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs).  If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16                                  HOLDOVER.  If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term.  Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover.  If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17                                  SUBORDINATION; ESTOPPEL CERTIFICATES.

17.1                        This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto.  Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder.  Within 10 days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement.  Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure.  Within 10 business days after Landlord’s written request, Tenant shall execute and deliver to Landlord a commercially reasonable and customary estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

17.2                        Notwithstanding Section 17.1, Tenant’s agreement to subordinate this Lease to a future Security Agreement shall not be effective unless Landlord has provided Tenant with a commercially reasonable non-disturbance agreement from the Security Holder.  For purposes of the preceding sentence, a non-disturbance agreement shall not be deemed commercially reasonable unless it provides that: (a) so long as no Default exists, this Lease and Tenant’s right to possession hereunder shall remain in full force and effect; (b) the Security Holder shall have additional time (not to exceed 90 days after written notice from Tenant) to cure any default of Landlord; and (c) neither the Security Holder nor any successor in interest shall be (i) bound by (A) any payment of Rent for more than one (1) month in advance, or (B) any amendment of this Lease made without the written consent of the Security Holder or such successor in interest; (ii) liable for (A) the return of any security deposit, letter of credit or other collateral, except to the extent it was received by the Security Holder, or (B) any act, omission, representation, warranty or default of any prior landlord (including Landlord); or (iii) subject to any offset or defense that Tenant might have against any prior landlord (including Landlord).

18                                  ENTRY BY LANDLORD.  At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 9 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations.  At any time and without notice to Tenant, Landlord may enter the Premises to perform required services provided, however, that Landlord shall provide Tenant with reasonable prior notice (which notice, notwithstanding Section 25.1, may be delivered by email, fax, telephone or orally and in person) of any entry to perform a service that is not performed on a monthly or more frequent basis.  If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations.  In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises.  Except in an emergency, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises.  Except in an emergency, Tenant may have one of its employees accompany Landlord if Tenant makes such employee available when Landlord enters the Premises.  No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19                                  DEFAULTS; REMEDIES.

19.1                        Events of Default.  Taking into account any applicable cure period set forth below, the occurrence of any of the following shall constitute a “Default”:

19.1.1              Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after notice; or

19.1.2              Except where a specific time period is otherwise set forth for Tenant’s performance herein (in which event the failure to perform by Tenant within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition hereof where such failure continues for 30 days after notice from Landlord; provided that if such failure cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such failure if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 90 days after Landlord’s notice; or

19.1.3              Intentionally omitted; or

19.1.4              Any failure by Tenant to observe or perform the provisions of Sections 5, 14, or 17 where such failure continues for more than five (5) business days after notice from Landlord; or

19.1.5              Tenant becomes in breach of Section 25.3.

If Tenant defaults under a particular provision hereof (other than a provision requiring payment of Rent) on three (3) separate occasions during any 12-month period, Tenant’s subsequent violation of such provision shall be, at Landlord’s option, an incurable Default.  The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2                        Remedies Upon Default.  Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1              Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a)                                 The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b)                                 The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)                                  The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(d)                                 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e)                                  At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law.  As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2              Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3              Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3                        Efforts to Relet.  Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder.  Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275 and California Code of Civil Procedure §§ 1174(c) and 1179 and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4                        Landlord Default.  Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any failure of Landlord to meet its obligations hereunder.  Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been given notice.

20                                  EXCULPATION.  Notwithstanding any contrary provision hereof: (a) the liability of the Landlord Parties to Tenant shall be limited to Landlord’s interest in the Building; (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.  Notwithstanding any contrary provision hereof, no Tenant Party shall be liable for any form of special or consequential damage, except as provided in Section 16.

21                                  SECURITY DEPOSIT.  Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit as security for Tenant’s performance of its obligations hereunder.  If Tenant breaches any provision hereof, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any breach by Tenant, or compensate Landlord for any other loss or damage caused by such breach.  If Landlord so applies any portion of the Security Deposit, Tenant, within five (5) days after demand therefor, shall restore the Security Deposit to its original amount.  The Security Deposit is not an advance payment of Rent or measure of damages.  Any unapplied portion of the Security Deposit shall be returned to Tenant within 45 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant.  Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22                                  RELOCATION.  Landlord, after giving at least 90 days prior written notice to Tenant, may move Tenant to other space in the Building (or in the building located at 951 Mariner’s Island Boulevard, San Mateo, California) comparable in size, configuration and utility to the Premises.  In such event, all terms hereof shall apply to the new space, except that Base Rent and Tenant’s Share shall not increase as a result of such relocation.  Landlord, at its sole cost and expense, shall provide Tenant with tenant improvements in the new space at least equal in quality to those in the Premises and shall move Tenant’s personal property to the new space.  Landlord shall reimburse Tenant for Tenant’s reasonable moving, re-cabling (including, without limitation, Line transfer costs) and stationery-replacement costs.  The parties shall execute a written agreement prepared by Landlord and reasonably acceptable to Tenant memorializing any such relocation.

23                                  COMMUNICATIONS AND COMPUTER LINES.  All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) at reasonable intervals along such Lines, and (ii) at their termination points.  Landlord may designate specific contractors for work relating to vertical Lines.  Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord.  Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage.  As used herein, “Lines” means all communications or computer wires and cables serving the Premises which either (x) were installed by or at the request of Tenant, or (y) existed prior to the date hereof but are used at any time by Tenant during the Lease Term or any extension thereof.

24                                  PARKING.  Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions.  Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9.  Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law.  Tenant shall comply with all rules and regulations established by Landlord in its reasonable discretion from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility.  Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building.  Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and, in connection with any use of the Parking Facility by Tenant, its employees or invitees, Landlord shall have (a) no liability for any damage to any vehicles or other property occurring in the Parking Facility or otherwise, except to the extent caused by the negligence or willful misconduct of any Landlord Party and (b) no liability for any theft of any vehicles or other property occurring in the Parking Facility or otherwise.  Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility without abatement of Rent or liability to Tenant provided that such alteration does not materially impair Tenant’s rights under this Section 24.  In addition, for purposes of facilitating any such alteration, Landlord may temporarily deny or restrict access to the Parking Facility, without abatement of Rent or liability to Tenant, provided that Landlord uses commercially reasonable efforts to make reasonable substitute parking available to Tenant.  Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct.  Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25                                  MISCELLANEOUS.

25.1                        Notices.  Except as provided in Section 18, no notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party.  Any

Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2                        Force Majeure.  If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to holdover in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations under Sections 3, 4, 5, 21 or 25.3.

25.3                        Representations and Covenants.  Each party (“Representing Party”) represents, warrants and covenants to the other that (a) Representing Party is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Representing Party’s execution of nor its performance under this Lease will cause Representing Party to be in violation of any agreement or Law; (c) Representing Party (and, if Representing Party is Tenant, any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) each party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Representing Party or (if Representing Party is Tenant) any guarantor hereof or any subtenant of Tenant is not, and at no time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4                        Signs.  Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building.  If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide initial identifying signage for Tenant comparable to that provided by Landlord on similar floors in the Building.  Subject to Exhibit F hereto, Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5                        Attorneys’ Fees.  In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs.  Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.6                        Brokers.  Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease.  Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease.  Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease.  Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.  Landlord shall pay a brokerage commission to Landlord’s Broker and to Tenant’s Broker subject to the terms of separate written agreements entered or to be entered into between Landlord and Landlord’s Broker and between Landlord and Tenant’s Broker.

25.7                        Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the Laws of the State of California.  THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.8                        Waiver of Statutory Provisions.  Each party waives California Civil Code §§ 1932(2) and 1933(4).  Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure § 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

25.9                        Interpretation.  As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein.  As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting.  Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property.  Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be.  Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.10                 Entire Agreement.  This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease).  Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein.  This Lease can be modified only by a written agreement signed by both parties.

25.11                 Other.  Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure.  If any provision hereof is void or unenforceable, no other provision shall be affected.  Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties.  If Tenant is comprised of two or more parties, their obligations shall be joint and several.  If Landlord is comprised of two or more parties, their obligations shall be joint and several.  Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor.  So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof.  Landlord may transfer its interest herein, in which event Landlord shall be released from, and Tenant shall look solely to the transferee for the performance of, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit), but only to the extent the transferee has assumed such obligation (whether by agreement or by operation of Law) and Tenant shall attorn to the transferee.  Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project.  No rights to any view or to light or air over any property are granted to Tenant hereunder.  The expiration or termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:	/s/ John C. Moe
Name:	John C. Moe
Title:	Market Managing Director

TENANT:

MARKETO, INC., a California corporation

By:	/s/ Phillip M. Fernandez
Name:	Phillip M. Fernandez
Title:	President & CEO

By:	/s/ Jon Miller
Name:	Jon Miller
Title:	Vice President, Secretary

EXHIBIT A

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER II
SAN MATEO, CALIFORNIA

[OUTLINE OF PREMISES]

EXHIBIT B

SAN MATEO BAYCENTER
SAN MATEO BAYCENTER II
SAN MATEO, CALIFORNIA

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the lease of which this Work Letter is a part.  “Tenant Improvements” means all improvements to be constructed by Landlord in the Premises pursuant to this Work Letter.  “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1.                                      ALLOWANCE.  [Intentionally Omitted.]

2.                                      PLANS.

2.1                               Selection of Architect/Plans.  Landlord shall retain the architect/space planner (the “Architect”) and the engineering consultants (the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Tenant Improvements and all engineering Construction Drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises.  The plans and drawings to be prepared by the Architect and the Engineers shall be referred to herein as the “Plans.” Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.  Landlord shall cause the Plans, to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law resulting from Tenant’s use of the Premises for other than general office purposes.  Tenant acknowledges and agrees that if Landlord breaches its obligations under the immediately preceding sentence with respect to any Revision (as such term is defined in Section 3.3.3 below), any resulting obligation of Landlord to pay for any alteration to the Premises required by Law shall be limited to the excess, if any, of the sum of the cost of such alteration plus the cost of the portion of the Tenant Improvement Work performed pursuant to the applicable Revision over the amount that it would have cost to perform such portion of the Tenant Improvement Work pursuant to such Revision if such Revision had complied with Law.  To the extent that Landlord is responsible under this Section 2.1 for causing any portion of the Plans to comply with Law, the Landlord may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that Tenant incurs no liability as a result of such contest and that, after completing such contest, Landlord makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

2.2                               Space Plan and Programming Information.  Landlord and Tenant acknowledge that they have approved the space plan for the Premises prepared by ID/Architecture dated June 12, 2009 known as SP-5B (as revised July 6, 2009, July 13, 2009 and August 3, 2009, the “Space Plan”).  All materials and finishes contemplated by the Space Plan shall be deemed to be Building-standard unless otherwise expressly provided therein.  Immediately after executing and delivering this Agreement, Tenant shall cooperate in good faith with the Architect and the Engineers to supply such information (the “Programming Information”) as is necessary to enable them to complete the final architectural and engineering drawings for the Tenant

Improvement Work in a form and manner that (a) are sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work, (b) are consistent with the Space Plan and will not increase the cost of the Tenant Improvement Work (in each case as reasonably determined by Landlord), and (c) are otherwise in accordance with Building standards (collectively, the “Construction Drawings”).  The Programming Information shall be consistent with Landlord’s reasonable requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”) and shall otherwise be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall provide Tenant with notice approving or reasonably disapproving the Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement.  If Landlord disapproves the Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections.  If Landlord disapproves the Programming Information, Tenant shall modify the Programming Information and resubmit the same for Landlord’s reasonable review and approval.  Such procedure shall be repeated as necessary until Landlord has reasonably approved the Programming Information.  Landlord and Tenant acknowledge that, as of the date of mutual execution and delivery of this Agreement, Tenant has previously delivered to Landlord, and Landlord has approved, the Programming Information (as required under this Section 2.2) and such Programming Information has been fully incorporated into the Space Plan.

2.3                               Construction Drawings.  After approving the Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the Space Plan and the approved Programming Information.  Such preparation and delivery shall occur within 1 business day after the mutual execution and delivery of this Agreement.  Tenant shall approve or disapprove the Construction Drawings by notice to Landlord.  If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings.  After receiving such notice of disapproval, Landlord shall cause the Architect and the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that, in Landlord’s reasonable judgment, would (a) cause the Construction Drawings to (i) fail to conform strictly to the Space Plan, or (ii) fail to comply with Law or the Landlord Requirements, or (b) increase the cost of the Tenant Improvement Work (unless Tenant agrees to pay such increased cost and reimburses Landlord within 10 after days written demand for such increase), or that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval.  Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material.  Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings.  The Construction Drawings approved by Landlord and Tenant are referred to herein as the “Approved Construction Drawings”.

2.4                               Time Deadlines.  Tenant shall use its commercially reasonable efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule mutually acceptable to Landlord and Tenant, to discuss the parties’ progress.  Without limiting the foregoing, Tenant shall cause the Plans Completion Date (defined below) to occur on or before the Plans Due Date (defined below).  As used herein, “Plans Completion Date” means the date on which Tenant approves the Construction Drawings pursuant to Section 3.3 below.  As used herein, “Plans Due Date” means August 14, 2009; provided, however, that the

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Plans Due Date shall be extended by one day for each day, if any, by which the Plans Completion Date is delayed by any failure of Landlord to comply with its obligations under this Section 2.

3.                                      CONSTRUCTION.

3.1                               Contractor.  A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work.  In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2                               Cost of Tenant Improvement Work.  Except as provided in Section 3.3.3 below, all of the cost of the Tenant Improvement Work shall be performed at Landlord’s sole cost and expense.

3.3                               Construction.

3.3.1                     Over-Allowance Amount.  [Intentionally Omitted.]

3.3.2                     Landlord’s Retention of Contractor.  Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings and the plans for the Initial Landlord Work (defined below) (as more particularly shown on Exhibit B-1 hereof, the “Initial Landlord Work Plans”).

3.3.3                     Revisions to Approved Construction Drawings.  If Tenant requests any revision to the Approved Construction Drawings (a “Revision”), Landlord shall provide Tenant with notice approving or reasonably disapproving such Revision, and, if Landlord approves such Revision, Landlord shall have such Revision made and delivered to Tenant, together with notice of any resulting change in the total cost associated with the Tenant Improvement Work, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such Revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such Revision is material, whereupon Tenant, within two (2) business days, shall notify Landlord whether it desires to proceed with such Revision.  If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such Revision.  Tenant shall reimburse Landlord, upon 10 days’ written demand, for any increase in the total cost associated with the Tenant Improvement Work that results from any Revision (including the cost of preparing the Revision).

3.3.4                     Contractor’s Warranties.  Subject to the terms of the second sentence of this Section 3.3.4, Tenant hereby waives all claims against Landlord relating to any latent defects in the Tenant Improvement Work.  Notwithstanding the foregoing or any contrary provision of the Lease, if, within 11 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, Landlord shall correct, or pay for the correction of, such latent defect.

4.                                      COMPLETION.

4.1                               Ready for Occupancy.  For purposes of Section 1.3.2 of the Agreement, the Premises shall be deemed “Ready for Occupancy” only upon the substantial completion of the Tenant Improvements and the Initial Landlord Work.  Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings and the Initial Landlord Work Plans (as reasonably determined by

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Landlord), subject only to minor corrective or “punch-list” items concerning any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises for Tenant’s Permitted Use.

4.2                               Tenant Delay.  If the substantial completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of the Plans Completion Date to occur by the Plans Due Date; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Work Letter or the Lease; (d) any change (or Tenant’s request for any change) in the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to comply with its obligations under Section 3.3.3 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building (or the Initial Landlord Work Plans) required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred.

5.                                      MISCELLANEOUS.  Notwithstanding any contrary provision of this Agreement, if Tenant Defaults under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.  This Work Letter shall not apply to any space other than the Premises.

6.                                      LANDLORD’S INITIAL CONSTRUCTION.  Landlord shall cause the construction or installation of the following items (collectively, the “Initial Landlord Work”, all as more particularly shown on Exhibit B-1 hereto):

(a)                                 Public corridor adjacent to the Premises, including the public corridor wall, the standard tenant entries and exits (including doors, frames, hardware and any sidelight), and standard tenant entry signage and exit lights;

(b)                                 Recarpeting the existing elevator lobby on the second floor of the Building; and

(c)                                  Renovation of the two (2) Common Area restrooms on the second floor of the Building.

Notwithstanding any contrary provision of this Agreement, the Initial Landlord Work shall not be deemed Tenant Improvements (but shall be deemed Tenant Improvement Work).

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EXHIBIT B-1

SAN MATEO BAYCENTER
SAN MATEO BAYCENTER II
SAN MATEO, CALIFORNIA

[INITIAL LANDLORD WORK PLANS]

EXHIBIT C

SAN MATEO BAYCENTER

SAN MATEO BAYCENTER II

SAN MATEO, CALIFORNIA

CONFIRMATION LETTER

                    , 20

To:

Re:                             Office Lease (the “Lease”) dated                         , 20      , between CA-SAN MATEO BAYCENTER LIMITED PARTNERS IP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a California corporation (“Tenant”), concerning Suite 200 on the second floor of the building located at 901 Mariner’s Island Boulevard, San Mateo, California.

Lease ID:

Business Unit Number:

Dear                          :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1                                         The Commencement Date is                          and the Expiration Date is                     .

2                                         The number of rentable square feet within the Premises is 13,254 square feet, subject to Section 1.2.2 of the Lease.

3                                         Tenant’s Share, based upon the number of rentable square feet within the Premises, is 11.1472%, subject to Section 1.2.2 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.  Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within ten (10) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited
liability company, its general partner

By:
Name:
Title:

Agreed and Accepted as of                         , 200      .

“Tenant”:

MARKETO, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT D

SAN MATEO BAYCENTER
SAN MATEO BAYCENTER II
SAN MATEO, CALIFORNIA

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”).  Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.                                      Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Ten (10) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2.                                      All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.                                      Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building.  Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use.  Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass.  Landlord will furnish passes to persons for whom Tenant requests them.  Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons.  Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building.  In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems reasonably appropriate for the safety and protection of life and property.

4.                                      No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord.  All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.  Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such safe or property.  Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5.                                      No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be reasonably designated by Landlord.

6.                                      Employees of Landlord shall not do anything outside their regular duties unless under special instructions from Landlord.

7.                                      Except as otherwise explicitly set forth in the Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent.  Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8.                                      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein.  Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

9.                                      Tenant shall not overload the floor of the Premises, or (other than by driving appropriately sized nails into drywall for the purpose of hanging lightweight pictures, whiteboards and similar items) mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent.  Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not reasonably approved by Landlord.

10.                               Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11.                               No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises or about the Project, except for such substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all Laws.  Without limiting the foregoing, Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.  No burning candle or other open flame shall be ignited or kept by Tenant in the Premises or about the Project.

12.                               Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13.                               Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner creating a nuisance by reason of noise, odors or vibrations.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

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14.                               Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15.                               No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16.                               The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use.  Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent.  Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17.                               Landlord may exclude from the Project any person who, in Landlord’s reasonable judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18.                               Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.                               Tenant shall cooperate with Landlord to ensure the effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls.

20.                               Tenant shall store all its trash and garbage inside the Premises.  No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building.  All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate.

21.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.                               Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior consent and, while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23.                               No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent.  Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises.  All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord.  Neither the interior nor exterior of any windows shall be coated

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or otherwise sunscreened without Landlord’s prior consent.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24.                               Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25.                               Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26.                               Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27.                               Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28.                               All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved reasonably by Landlord, to absorb or prevent any vibration, noise or annoyance.

29.                               Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30.                               No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31.                               Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a reasonable and non-discriminatory manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof, provided that no such modification or supplement shall materially reduce Tenant’s rights or materially increase Tenant’s obligations hereunder.  Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

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EXHIBIT E

SAN MATEO BAYCENTER
SAN MATEO BAYCENTER II
SAN MATEO, CALIFORNIA

JUDICIAL REFERENCE

IF (AND ONLY IF) THE JURY-WAIVER PROVISIONS OF SECTION 25.7 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner.  Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”).  Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter — except for copies ordered by the other parties — shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.5 of this Lease.  The venue of the proceedings shall be in the county in which the Premises is located.  Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and issue a report with a finding and judgment on such issues as required by the Referee Sections.  If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises is located for the purpose of appointment of a referee under the Referee Sections.  If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services Inc. or similar mediation/arbitration entity (other than the American Arbitration Association).  The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections.  The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease.  The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages.  The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law.  The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding.  The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E.  In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed.  In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court.  Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder.  The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law.  The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure.  Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

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EXHIBIT F

SAN MATEO BAYCENTER
SAN MATEO BAYCENTER II
SAN MATEO, CALIFORNIA

ADDITIONAL PROVISIONS

1.                                      Asbestos Notification.  Tenant acknowledges that it has received the asbestos notification letter attached to this Lease as Exhibit G, disclosing the existence of asbestos in the Building.  Tenant agrees to comply with the California “Connelly Act” and other applicable laws, including by providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable laws.

2.                                      Provisions Required Under Existing Security Agreement.  Notwithstanding any contrary provision of this Lease:

A.                                    Permitted Use.  No portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

B.                                    Subordination and Attornment.  This Lease shall be subject and subordinate to any Security Agreement (other than a ground lease) existing as of the date of mutual execution and delivery of this Lease (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, an “Existing Security Agreement”) or any loan document secured by any Existing Security Agreement (an “Existing Loan Document”).  In the event of the enforcement by any Security Holder of any remedy under any Existing Security Agreement or Existing Loan Document, Tenant shall, at the option of the Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as lessor under this Lease without change in the provisions thereof; provided, however, the Security Holder or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Property.  Tenant, upon the reasonable request by the Security Holder or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.  Notwithstanding the foregoing, in the event the Security Holder under any Existing Security Agreement or Existing Loan Document shall have entered into a separate subordination, attornment and non-disturbance agreement directly with Tenant governing Tenant’s obligation to attorn to the Security Holder or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Subsection.

C.                                    Proceeds.

1.                                      As used herein, “Proceeds” means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any taking by condemnation or eminent domain (“Taking”) of, or any casualty or other damage or injury to, the Property or any part thereof.

2.                                      Nothing in this Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish.  Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under this Lease to receive or retain any Proceeds.

3.                                      Nothing in this Lease shall be deemed to prevent Proceeds from being held and disbursed by any Security Holder under any Existing Loan Documents in accordance with the terms of such Existing Loan Documents.  However, if, in the event of any casualty or partial Taking, any obligation of Landlord under this Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon, unless Landlord has agreed in writing, in its sole and absolute discretion, to waive such diminution, Tenant, by written notice to Landlord delivered within 10 days after receipt of Landlord’s notice, shall have the right to terminate this Lease effective 10 days after the date of such termination notice.

3.                                      Extension Option.

3.1                               Grant of Option; Conditions.  Tenant (including, without limitation, any person or entity becoming a Tenant hereunder in accordance with Section 14.8 of the Lease) shall have the right (the “Extension Option”) to extend the Term of the Lease for one additional period of one (1) year commencing on the day following the Expiration Date and ending on the first anniversary of the Expiration Date (the “Extension Term”), if:

A.                                    Not less than 9 and not more than 12 full calendar months before the Expiration Date, Tenant delivers written notice to Landlord (“Extension Notice”) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 3.5 below) rate for the Premises for the Extension Term;

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B.                                    Tenant is not in default under the Lease beyond any applicable cure period when Tenant delivers the Extension Notice;

C.                                    No more than 50% of the Premises is sublet when Tenant delivers the Extension Notice (excluding any Permitted Transfer); and

D.                                    The Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

3.2                               Terms Applicable to Extension Term.

A.                                    During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.                                    During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease (and the Prevailing Market rate for the Premises shall take into account the 2010 Base Year).

3.3                               Procedure for Determining Prevailing Market.  Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term.  If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate.  If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term.  lf, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Tenant’s Extension Option shall be of no further force or effect.

3.4                               Extension Amendment.  If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 3.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the Expiration Date, and other appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 business days after receiving it.  Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 3.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

3.5                               Definition of Prevailing Market.  For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on

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which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the San Mateo, California area.  The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes (including, without limitation, the base year).  The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

3.6                               Intentionally omitted.

4.                                      Early Entry.  Tenant may enter the Premises (i) after installation of the ceiling grid in the Premises and before the Commencement Date, solely for the purpose of installing telecommunications and data cabling in the Premises, and (ii) after installation of the carpeting in the Premises and before the Commencement Date, at its sole risk and solely for the purpose of installing equipment, furnishings and other personalty.  Other than the obligation to pay Base Rent and Tenant’s Share of any Expense Excess or Tax Excess, all of Tenant’s obligations hereunder shall apply during any period of such early entry.  Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Premises pursuant to this Section if Landlord reasonably determines that such entry is endangering individuals working in the Premises or is delaying completion of the Tenant Improvement Work.

5.                                      Allowance.  Tenant shall be entitled to a one-time allowance (the “Allowance”) in the amount of $53,016.00 to be applied toward payment of (i) Tenant’s then current and immediately subsequent Base Rent, if any, due and payable to Landlord pursuant to the Lease; provided, however, Tenant shall remain responsible for any Base Rent due subsequent to the application of any portion of the Allowance, (ii) purchasing and installing Lines; (iii) the cost of Tenant’s move from its existing location, including, without limitation, the cost of moving the telephone, data and computer cabling, consulting fees, moving Tenant’s furniture, equipment and other personal property into the Premises and the cost of any improvements performed in the Premises and not otherwise included in the Tenant Improvement Work; (iv) the cost of manufacturing and installing Tenant’s signage for the Property, (v) the cost purchasing and installing Tenant’s Security System (defined below in Section 7 of this Exhibit F) and/or (vi) for the purchase of general office equipment (such as a facsimile machine or a copy machine), the purchase and installation of furniture, cabling, voice/data infrastructure and systems (but expressly excluding any leased equipment or other leasing costs associated therewith) (collectively, the “FF&E”) to be located at all times at the Premises and for use by Tenant in the Premises.  Tenant shall maintain and repair the FF&E in good and working order and shall insure the FF&E to the same extent Tenant is required to insure Tenant’s personal property pursuant to Section 10.2.2 of this Lease.  Any portion of the Allowance that Tenant is entitled to use pursuant to clauses (ii), (iii), (iv), (v) or (vi) of the preceding sentence shall be disbursed by Landlord to Tenant within thirty (30) days after receipt of paid invoices from Tenant with respect to such costs.  Notwithstanding the foregoing, if Tenant fails to use the entire Allowance by the date that is one (1) year from the Commencement Date, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

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6.                                      Monument Signage.

A.                                    So long as (i) Tenant is not in Default under the terms of the Lease; (ii) other than pursuant to a Permitted Transfer, Tenant has not assigned the Lease or sublet more than 50% of the Premises and (iii) Tenant notifies Landlord prior to March 31, 2010, of its desire to have Panels (as hereinafter defined) (individually a “Signage Condition” and collectively, the “Signage Conditions”), Tenant shall have the right, subject to the terms hereof, to have its name placed on both sides (in each case a “Panel” and collectively, the “Panels”) of the shared Building monument sign located in front of the Building (the “Monument Sign”).  The installation of the Panels shall be subject to (a) the approval of any governmental authority having jurisdiction and (b) the existing rights of existing tenants in the Building.  The location of the Panels shall be subject to Landlord’s reasonable discretion.  The Panels shall (a) be designed by Landlord, (b) contain the Tenant’s name, (c) be of a similar size and style as the names of other tenants on the Monument Sign and be harmonious with the design standards of the Building and Monument Sign, (d) be affixed to the Monument Sign in a manner consistent with the other tenant names on the Monument Sign and (e) if the other tenant names on the Monument Sign are currently illuminated, be illuminated in a similar manner.  Following receipt of all necessary governmental approvals and so long as the Signage Conditions are satisfied, Landlord, at Tenant’s sole cost and expense, shall fabricate, construct and thereafter install the Panels on the Monument Sign.  All costs for which Tenant is responsible under this subsection A shall be paid by Tenant to Landlord within 30 days of written request by Landlord.

B.                                    Although Landlord will perform the maintenance and repair to the Monument Sign and the Panels, Tenant shall be liable for all costs related to such maintenance, and, if applicable, illumination thereof.  In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on the Monument Sign.  All costs for which Tenant is responsible under this subsection B shall be paid by Tenant to Landlord within 30 days of written request by Landlord.

C.                                    Upon expiration or earlier termination of the Lease or if during the Term (and any extensions thereof) any of the Signage Conditions are no longer satisfied, then Tenant’s rights granted herein will terminate and Tenant, at its cost within 30 days after request by Landlord, shall remove Tenant’s Panels from the Monument Sign and restore the affected portion of the Monument Sign to the condition it was in prior to installation of Tenant’s Panels, ordinary wear and tear excepted.  If Tenant does not perform such work within such 30 day period, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord for the cost of such work within 30 days after request therefore.  The provisions of this Section C shall survive expiration or earlier termination of the Lease.

D.                                    Landlord may, at anytime during the Term (or any extension thereof), upon 30 days prior written notice to Tenant, relocate the position of Tenant’s Panels.  The cost of such relocation of Tenant’s Panels shall be at the cost and expense of Landlord.

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7.                                      Security System.  Tenant shall have the right, at Tenant’s sole cost and expense, to install a separate security system for the Premises (“Security System”), provided that any such Security System shall be subject to Landlord’s reasonable prior review and approval of the plans and specifications for such Security System.  Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with Landlord’s security system and the Building’s systems and equipment and to the extent that Tenant’s Security System is not compatible with Landlord’s security system and the Building systems equipment, Tenant shall not be entitled to install or operate said Security System.  Tenant shall monitor, keep and maintain the Security System in good working order, condition and repair throughout the Term.  The installation, maintenance, use and operation of the Security System shall comply with all applicable governmental laws, rules, regulations and ordinances and the terms of the Lease.  Tenant shall provide Landlord with key cards or access codes, as applicable to permit Landlord access to the Premises at all times.  Tenant acknowledges and agrees that the Tenant’s use of the Security System and the installation, operation, maintenance and use thereof shall be at Tenant’s sole risk and Landlord shall have no liability whatsoever in connection therewith.  Tenant hereby waives any and all claims against Landlord for any damages arising from Tenant’s exercise of its rights under this Section.  At the Expiration Date or earlier termination of the Lease, Tenant shall, at Landlord’s option, remove the Security System, at Tenant’s cost, in accordance with the terms of Sections 8 and 15 of the Lease.

8.                                      Right of First Offer.

8.1                               Grant of Option; Conditions.  Tenant shall have an ongoing right of first offer (the “Right of First Offer”) with respect to the following suite (and with respect to each portion of such suite) (such suite or portion thereof, a “Potential Offering Space”): the 3,090 rentable square feet known as Suite 250 on the second floor of the Building shown on the demising plan attached to the Lease as Exhibit H.  Tenant’s Right of First Offer shall be exercised as follows: at any time after Landlord has determined that any Potential Offering Space has become Available (defined below), but prior to leasing such Potential Offering Space to a third party, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Potential Offering Space (an “Offering Space”) to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord (subject to Section 8.2 below).  For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not under lease to a third party as of the date of mutual execution and delivery of the Lease, such Potential Offering Space shall be deemed to first become Available when Landlord has delivered to (or received from) a prospective tenant that may be interested in leasing such Potential Offering Space a written proposal for such Potential Offering Space; and (ii) if such Potential Offering Space is under lease to a third party as of the date of mutual execution and delivery of the Lease, or if such Potential Offering Space is under lease to a third party at any time after the date of mutual execution and delivery of the Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that the third-party tenant of such Potential Offering Space, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space.  Tenant may lease any Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within ten (10) days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice with respect to any Potential Offering Space, if:

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A.                                    Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

B.                                    more than 50% of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Section 14.8 of the Lease) at the time Landlord would otherwise deliver the Advice; or

C.                                    a Transfer (defined in Article 14 of the Lease), other than a sublease or a Permitted Transfer (defined in Section 14.8 of the Lease), has occurred before the date Landlord would otherwise deliver the Advice; or

D.                                    subject to Section 8.1(B) above, Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

8.2                               Terms for Offering Space.

A.                                    The Term for the Offering Space shall commence upon the commencement date stated in the Advice (and have a stated expiration date which is the same expiration date as that for the then existing Premises) and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Offering Space.

B.                                    Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.  Notwithstanding the foregoing or any other provision herein to the contrary, with respect to any Offering Space for which the Tenant has delivered a Notice of Exercise within the first 12 months of the Term, (a) the annual Base Rent rate per rentable square foot shall be the rate set forth in Section 1.4 above, (b) the abatement of Base Rent provision set forth in such Section 1.4 above shall be of no force or effect, and (c) Tenant shall pay a Tenant’s Share of Expenses and Taxes, with respect to the Offering Space, calculated in accordance with the terms of the Lease, but without giving effect to final sentence of Section 1.6 of the Lease.

C.                                    The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space at Landlord’s sole cost and expense.  Notwithstanding the foregoing, with respect to any Offering Space for which the Tenant has delivered a Notice of Exercise within the first 12 months of the Term, Tenant shall be entitled to an allowance for each such Offering Space in accordance with the provisions of subsection D below.  If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed

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until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

D.                                    The following provisions of this subsection D shall apply only to the Offering Space for which Tenant has delivered a Notice of Exercise within the first 12 months of the Term, and the following provisions shall not apply to any other premises.  Tenant shall be entitled to a one-time tenant improvement allowance (in each case, an “Offering Space Allowance”) in the amount of $15.00 per rentable square foot of Offering Space to be applied towards the Offering Space Allowance Items (defined below).  Except as otherwise provided herein, the Offering Space Allowance shall be disbursed by Landlord only for the following items in connection with any Alterations made after the date hereof in accordance with Section 7.2 of the Lease (the “Offering Space Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any third party out-of-pocket costs or fees reasonably incurred by Landlord for review of Tenant’s plans and specifications (in each case, the “Offering Space Plans”) by Landlord’s third party consultants; (b) plan-check, permit and license fees relating to the performance of the Alterations; (c) the cost of performing the Alterations; (d) the Landlord’s oversight and coordination fee (as described in Section 7.2 of the Lease); and (e) sales and use taxes.  Tenant shall be responsible for all costs associated with the Alterations, including the costs of the Offering Space Allowance Items, to the extent such costs exceed the lesser of (x) the undistributed or unapplied portion of the applicable Offering Space Allowance, or (y) the aggregate amount that Landlord is required to disburse in relation to such Offering Space pursuant to this subsection D.  Subject to the terms hereof, Landlord shall disburse the applicable Offering Space Allowance for Offering Space Allowance Items by delivering a check to Tenant, payable to Tenant, within 30 days after the latest of (1) the completion of the Alterations in accordance with the approved Offering Space Plans; (2) Landlord’s receipt of (i) paid invoices from all parties providing labor or materials to the Offering Space; (ii) executed unconditional mechanic’s lien releases satisfying California Civil Code § 3262(d) and Section 3262(d)(4); (iii) if applicable, a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Alterations for the applicable Offering Space have been substantially completed; (iv) evidence that all governmental approvals required for Tenant to legally occupy the Offering Space have been obtained; and (v) any other information reasonably requested by Landlord; (3) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); or (4) Tenant’s compliance with Landlord’s standard “close out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors.  Landlord’s disbursement shall not be deemed Landlord’s approval or acceptance of the Alterations.  Notwithstanding any contrary provision of this Lease, if Tenant fails to use the entire applicable Offering Space Allowance by the one year anniversary of the commencement date of the Lease term for such Offering Space, then such unused amount (not to exceed $3.00 per rentable square foot of the Offering Space) shall be applied to Base Rent next coming due for the Offering Space, and the remaining unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.  Notwithstanding any contrary provision of this Amendment, if Tenant is in Default before the Allowance is distributed for a particular Offering Space, then Landlord shall have no further obligation to distribute the same unless such Default is cured

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prior to applicable deadline to use the applicable Offering Space Allowance and all other conditions for distribution are otherwise satisfied hereunder.

8.3                               Termination of Right of First Offer.  The rights of Tenant hereunder with respect to any Potential Offering Space in any particular instance in which such Potential Offering Space becomes Available shall terminate on the earlier to occur of: (i) December 31, 2011 (unless Tenant has exercised its Extension Option (defined in Section 3 above) and either Tenant has delivered a Binding Notice (defined in Section 3 above) or Landlord and Tenant have otherwise agreed upon the Prevailing Market (defined in Section 3 below) rate for the Premises during the Extension Term (defined in Section 3 above), in either case pursuant to Section 3 above, in which event the date shall be one (1) year before the scheduled expiration date of the Extension Term) (ii) Tenant’s failure to exercise its Right of First Offer with respect to such Potential Offering Space within the ten (10)-day period provided in Section 8.1 above; and (iii) the date Landlord would have provided Tenant an Advice for such Potential Offering Space if Tenant had not been in violation of one or more of the conditions set forth in Section 8.1 above.

8.4                               Offering Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms.  A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

8.5                               Definition of Prevailing Market.  For purposes of this Right of First Offer provision, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the San Mateo, California area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes.  Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration.  The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

8.6                               Intentionally omitted.

9.                                      Late Delivery of Premises; Abatement of Base Rent.  Notwithstanding any contrary provision hereof, if the Commencement Date does not occur on or before the Outside Completion Date (defined below), Tenant, as its sole remedy, shall be entitled to an abatement of Base Rent, beginning on the date that Base Rent otherwise first becomes payable hereunder, in the amount of $733.33 for each day in the period beginning on the Outside Completion Date and ending on the date immediately preceding the Commencement Date.  As used herein, “Outside Completion Date” means December 31, 2009; provided, however, that the Outside Completion Date shall be

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postponed by one day for each day, if any, by which the substantial completion of the Tenant Improvement Work is delayed by (a) any event of Force Majeure, (b) any expansion of the scope of the Tenant Improvement Work requested by Tenant beyond that described in the Space Plan (as initially defined in Section 2.2 of Exhibit B hereof) or (c) any expansion of the scope of the Initial Landlord Work beyond that described in the Initial Landlord Work Plans (as defined in Exhibit B hereof), which expansion is requested by Tenant or necessitated by any Tenant requested changes to the Tenant Improvement Work beyond that described in the Space Plan (as initially defined in Section 2.2 of Exhibit B hereof).

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EXHIBIT G

SAN MATEO BAYCENTER
SAN MATEO BAYCENTER II
SAN MATEO, CALIFORNIA

ASBESTOS NOTIFICATION

Asbestos-containing materials (“ACMs”) were historically commonly used in the construction of commercial buildings across the country.  ACMs were commonly used because of their beneficial qualities; ACMs are fire-resistant and provide good noise and temperature insulation.

Some common types of ACMs include surfacing materials (such as spray-on fireproofing, stucco, plaster and textured paint), flooring materials (such as vinyl floor tile and vinyl floor sheeting) and their associated mastics, carpet mastic, thermal system insulation (such as pipe or duct wrap, boiler wrap and cooling tower insulation), roofing materials, drywall, drywall joint tape and drywall joint compound, acoustic ceiling tiles, transite board, base cove and associated mastic, caulking, window glazing and fire doors.  These materials are not required under law to be removed from any building (except prior to demolition and certain renovation projects).  Moreover, ACMs generally are not thought to present a threat to human health unless they cause a release of asbestos fibers into the air, which does not typically occur unless (1) the ACMs are in a deteriorated condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).

It is possible that some of the various types of ACMs noted above (or other types) are present at various locations in the Building.  Anyone who finds any such materials in the building should assume them to contain asbestos unless those materials are properly tested and determined to be otherwise.  In addition, Landlord has identified the presence of certain ACMs in the Building.  For information about the specific types and locations of these identified ACMs, please contact the Building manager.  The Building manager maintains records of the Building’s asbestos information including any Building asbestos surveys, sampling and abatement reports.  This information is maintained as part of Landlord’s asbestos Operations and Maintenance Plan (“O&M Plan”).

The O&M Plan is designed to minimize the potential of any harmful asbestos exposure to any person in the building.  Because Landlord is not a physician, scientist or industrial hygienist, Landlord has no special knowledge of the health impact of exposure to asbestos.  Therefore, Landlord hired an independent environmental consulting firm to prepare the Building’s O&M Plan.  The O&M Plan includes a schedule of actions to be taken in order to (1) maintain any building ACMs in good condition, and (2) to prevent any significant disturbance of such ACMs.  Appropriate Landlord personnel receive regular periodic training on how to properly administer the O&M Plan.

The O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure.  The O&M Plan describes those risks, in general, as follows: asbestos is not a significant health concern unless asbestos fibers are released and inhaled.  If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases.  However, measures taken to minimize exposure and consequently minimize the accumulation of fibers, can reduce the risk of adverse health effects.

The O&M Plan also describes a number of activities which should be avoided in order to prevent a release of asbestos fibers.  In particular, some of the activities which may present a health risk (because those activities may cause an airborne release of asbestos fibers) include moving, drilling, boring or otherwise disturbing ACMs.  Consequently, such activities should not be attempted by any person not qualified to handle ACMs.  In other words, the approval of Building management must be obtained prior to engaging in any such activities.  Please contact the Building manager for more information in this regard.  A copy of the written O&M Plan for the Building is located in the Building Management Office and, upon your request, will be made available to tenants to review and copy during regular business hours.

Because of the presence of ACM in the Building, Landlord is also providing the following warning, which is commonly known as a California Proposition 65 warning:

WARNING: This building contains asbestos, a chemical known to the State of California to cause cancer.

Please contact the Building manager with any questions regarding this Exhibit G.

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EXHIBIT H

SAN MATEO BAYCENTER
SAN MATEO BAYCENTER II
SAN MATEO, CALIFORNIA

POTENTIAL OFFERING SPACE

EXHIBIT I

SAN MATEO BAYCENTER
SAN MATEO BAYCENTER II
SAN MATEO, CALIFORNIA

HVAC SPECIFICATIONS

The heating, ventilating and air conditioning system shall be capable of maintaining (a) during the cooling season, inside space conditions of not more than 76 degrees Fahrenheit dry bulb when outside conditions are no greater than 85 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb and (b) during the heating season, maintain not less than 68.5 degrees Fahrenheit, when outdoor temperatures are no less than 45 degrees Fahrenheit.  The foregoing is based upon an occupancy density of not more than 1 person per 100 rentable square feet of floor area and maximum electric wiring and power load of 4.5 watts per usable square foot of floor area.

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of May 19, 2010, by and between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant (as successor by merger to Marketo, Inc., a California corporation) are parties to that certain lease dated August 13, 2009, as previously confirmed by that certain Confirmation Letter dated October 6, 2009 (collectively, the “Lease”).   Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 13,254 rentable square feet (the “Existing Premises”) described as Suite 200 on the second floor of the building commonly known as San Mateo BayCenter II located at 901 Mariner’s Island Boulevard, San Mateo, California (the “Building”).

B.                                    The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 3,102 rentable square feet described as Suite 250 on the second floor of the Building and shown on Exhibit A attached hereto (the “Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Expansion.

1.1.                            Effect of Expansion.  Effective as of the Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 13,254 rentable square feet on the second floor to 16,356 rentable square feet on the second floor by the addition of the Expansion Space, and, from and after the Expansion Effective Date, the Existing Premises and the Expansion Space shall collectively be deemed the Premises.  The term of the Lease for the Expansion Space (the “Expansion Term”) shall commence on the Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the last day of the term of the Lease for the Existing Premises (which the parties acknowledge is January 31, 2013).  From and after the Expansion Effective Date, the Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein, and except that, except as may be expressly provided in this Amendment, Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises.

1.2.                            Expansion Effective Date.  As used herein, “Expansion Effective Date” means the earlier to occur of (i) the date on which Tenant first commences to conduct business in the Expansion Space pursuant to this Amendment, or (ii) the date on which the Expansion Space becomes Ready for Occupancy (defined in the Expansion Work Letter attached hereto as Exhibit B), which is anticipated to be July 15, 2010 (the “Target Expansion Effective Date”).  The adjustment of the Expansion Effective Date and, accordingly, the postponement of Tenant’s obligation to pay rent for the Expansion Space shall be Tenant’s sole remedy if the Expansion Space is not Ready for Occupancy on the Target Expansion Effective Date.  If the Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended.

1.3.                            Confirmation Letter.  At any time after the Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) business days after receiving it.  If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) business days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

2.                                      Base Rent.  With respect to the Expansion Space during the Expansion Term, the schedule of Base Rent shall be as follows:

Period During Expansion Term	Annual Rate Per Square Foot	Monthly Base Rent
Expansion Effective Date through October 31, 2010	$26.40	$6,824.40
November 1, 2010 through October 31, 2011	$27.19	$7,028.62
November 1, 2011 through October 31, 2012	$28.01	$7,240.59
November 1, 2012 through the Expiration Date	$28.85	$7,457.73

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

3.                                      Additional Security Deposit.  No additional Security Deposit shall be required in connection with this Amendment.

4.                                      Tenant’s Share; Base Year.  With respect to the Expansion Space during the Expansion Term, Tenant’s Share shall be 2.6089% and the Base Year for Expenses and Taxes shall be the calendar year 2010.

5.                                      Expenses and Taxes.  With respect to the Expansion Space during the Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease.

6.                                      Improvements to Expansion Space.

6.1.                            Condition of Expansion Space.  Tenant acknowledges that it has inspected the Expansion Space and agrees to accept it “as is” without any representation by Landlord regarding its condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.  Nothing herein shall be deemed to nullify or limit Landlord’s obligations under Section 7.1 of the Lease (Repairs) as incorporated herein and applied to the Expansion Space.

6.2.                            Responsibility for Improvements to Expansion Space.  Landlord shall perform improvements to the Expansion Space in accordance with the Expansion Work Letter attached hereto as Exhibit B.  In addition (a) within 15 days after substantial completion of the Tenant Improvement Work (defined in Exhibit B), Landlord and Tenant shall jointly inspect the Expansion Space and prepare a “punch list” identifying any portions of the Tenant Improvement Work that do not comply with Landlord’s obligations under Exhibit B (provided, however, that, upon Landlord’s request, such inspection shall be performed and

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such punch list shall be prepared before Tenant begins moving its furniture, equipment or other personal property into the Expansion Space); and (b) Landlord, as part of the Tenant Improvement Work, shall use good faith efforts to correct all such items within a reasonable period of time after preparation of such punch list.

7.                                      Other Pertinent Provisions.  Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1.                            Extension Option.  The parties agree that the Extension Option, as such term is defined in Section 3 of Exhibit F to the Lease, shall also apply to the Expansion Space.

7.2.                            Deletion.  Section 8 (Right of First Offer) of Exhibit F to the Lease is hereby deleted in its entirety and is of no further force or effect.

7.3.                            Deletion.  Section 9 (Late Delivery of Premises; Abatement of Base Rent) of Exhibit F to the Lease is hereby deleted in its entirety and is of no further force or effect.

7.4.                            Second Floor Signage.  Notwithstanding anything to the contrary in Section 25.4 of the Lease, but subject to Section 7.2 of the Lease, Tenant, at Tenant’s cost, shall have the right to install and maintain suite identifying signage in the second floor lobby area (“Second Floor Signage”); provided, that such Second Floor Signage is comparable to other signage provided by Landlord on similar floors in the Building.  Such right to the Second Floor Signage shall commence on the Expansion Effective Date and continue until the earlier to occur of (i) the expiration or earlier termination of the Lease and (ii) the date upon which Tenant no longer leases all of the second floor of the Building.  Upon the expiration of Tenant’s rights to the Second Floor Signage, Tenant shall remove such signage and restore the Building to the condition existing prior to such installation.

7.5.                            Right of First Offer.

A.                                    Grant of Option; Conditions.

1.                                      Subject to the terms of this Section 7.5, Tenant shall have a one-time right of first offer (“Right of First Offer”) with respect to each of the following suites (and with respect to each portion of each such suite) (each such suite or portion thereof, a “Potential Offering Space”): (i) the 1,152 rentable square feet known as Suite 305 on the third floor of the Building shown on the demising plan attached to the Amendment as Exhibit D, (ii) the 4,475 rentable square feet known as Suite 325 on the third floor of the Building shown on the demising plan attached to the Amendment as Exhibit E, (iii) the 2,478 rentable square feet known as Suite 370 on the third floor of the Building shown on the demising plan attached to the Amendment as Exhibit F, and (iv) the 3,061 rentable square feet known as Suite 375 on the third floor of the Building shown on the demising plan attached to the Amendment as Exhibit G. Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord shall provide Tenant with written notice (the “Advice”) advising Tenant of the terms under which

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Landlord is prepared to lease such Potential Offering Space (an “Offering Space”) to Tenant for the remainder of the Term, and any extension thereof, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not under lease to a third party as of the date of mutual execution and delivery of the Amendment, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is under lease to a third party as of the date of mutual execution and delivery of the Amendment, such Potential Offering Space shall be deemed to become Available when Landlord has determined that the third-party tenant of such Potential Offering Space, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space. Tenant may lease any Offering Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within five (5) days after the date of the Advice.

2.                                      Notwithstanding any contrary provision hereof, Tenant shall have no Right of First Offer, and Landlord shall not be required to provide Tenant with an Advice, with respect to any Potential Offering Space, if:

a.                                      Tenant is in default under the Lease beyond any applicable cure period when Landlord would otherwise deliver the Advice; or

b.                                      no more than 50% of the Premises is sublet (other than to a Permitted Transfer, as defined in Section 14.8 of the Lease) when Landlord would otherwise deliver the Advice; or

c.                                       the Lease has been assigned (other than pursuant to a Permitted Transfer) before the date on which Landlord would otherwise deliver the Advice; or

d.                                      Tenant is not occupying the Premises when Landlord would otherwise deliver the Advice.

B.                                    Terms for Offering Space.

1.                                      The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of the Lease.

2.                                      Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the provisions of the Advice, which provisions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.

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3.                                      Except as may be otherwise provided in the Advice, the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for the Offering Space commences.  If Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space, and the commencement date of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

C.                                    Termination of Right of First Offer.  The rights of Tenant hereunder with respect to any Potential Offering Space shall terminate on the earliest to occur of: (i) January 31, 2012 (unless Tenant has exercised its Extension Option (defined in Section 3 of Exhibit F to the Lease) and Landlord and Tenant have agreed upon the Prevailing Market (defined in Section 3 of Exhibit F to the Lease) rate for the Premises during the Extension Term (defined in Section 3 of Exhibit F to the Lease), in each case pursuant to Section 3 of Exhibit F to the Lease, in which event the date shall be one (1) year before the scheduled expiration date of the Extension Term), (ii) Tenant’s failure to exercise its Right of First Offer with respect to such Potential Offering Space (or any larger Potential Offering Space containing such Potential Offering Space) within the five (5)-day period provided in Section 7.5.A.1 above, or (iii) the date on which Landlord would have provided Tenant an Advice for such Potential Offering Space if Tenant had not been in violation of one or more of the conditions set forth in Section 7.5.A.2 above. In addition, if (a) Landlord provides Tenant with an Advice for any Offering Space that contains a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Offering Space, (b) Tenant does not exercise its Right of First Offer to lease such Offering Space pursuant to such Advice, and (c) Landlord grants such expansion right to a third party that leases such Offering Space, then Tenant’s Right of First Offer with respect to such other Potential Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

D.                                    Offering Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms in accordance with this Section 7.5.  A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

E.                                     Definition of Prevailing Market.  For purposes of this Section 7.5, “Prevailing Market” means the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the San Mateo, California area under leases and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving

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appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes.  Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space; (ii) the space is encumbered by the option rights of another tenant; or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration.  The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

F.                                      Subordination.  Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building or Project existing on the date hereof.

7.6.                            Parking.  Effective as of the Expansion Effective Date, reference to the “Forty-four (44) unreserved parking spaces” in Section 1.9 of the Lease is hereby amended and restated as “Fifty-four (54) unreserved parking spaces.”

7.7.                            Baker Way Monument Signage.  Effective as of the Expansion Effective Date, the following provisions of this Section 7.7 shall apply:

A.                                    So long as (i) Tenant is not in Default under the terms of the Lease (as amended); (ii) other than pursuant to a Permitted Transfer, Tenant has not assigned the Lease (as amended) or sublet more than 50% of the Premises and (iii) Tenant notifies Landlord prior to December 31, 2010, of its desire to have a Baker Way Panel (as hereinafter defined) (individually a “Baker Way Signage Condition” and collectively, the “Baker Way Signage Conditions”), Tenant shall have the right, subject to the terms hereof, to have its name (“Baker Way Panel”) of the shared Building monument sign located on Baker Way adjacent to the Building (the “Baker Way Monument Sign”).  The installation of the Baker Way Panel shall be subject to (a) the approval of any governmental authority having jurisdiction and (b) the existing rights of existing tenants in the Building.  The location of the Baker Way Panel shall be subject to Landlord’s reasonable discretion.  The Baker Way Panel shall (a) be designed by Landlord, (b) contain the Tenant’s name, (c) be of a similar size and style as the names of other tenants on the Baker Way Monument Sign and be harmonious with the design standards of the Building and Baker Way Monument Sign, (d) be affixed to the Baker Way Monument Sign in a manner consistent with the other tenant names on the Baker Way Monument Sign and (e) if the other tenant names on the Baker Way Monument Sign are currently illuminated, be illuminated in a similar manner.  Following receipt of all necessary governmental approvals and so long as the Baker Way Signage Conditions are satisfied, Landlord, at Tenant’s sole cost and expense, shall fabricate, construct and thereafter install the Baker Way Panel on the Baker Way Monument Sign.  All costs for which Tenant is responsible under this subsection A shall be paid by Tenant to Landlord within 30 days of written request by Landlord.

B.                                    Although Landlord will perform the maintenance and repair to the Baker Way Monument Sign and the Baker Way Panel, Tenant shall be liable for all costs related to such maintenance, and, if applicable, illumination thereof.  In the event that

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additional names are listed on the Baker Way Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on the Baker Way Monument Sign.  All costs for which Tenant is responsible under this subsection B shall be paid by Tenant to Landlord within 30 days of written request by Landlord.

C.                                    Upon expiration or earlier termination of the Lease (as amended) or if during the Term (and any extensions thereof) any of the Baker Way Signage Conditions are no longer satisfied, then Tenant’s rights granted herein will terminate and Tenant, at its cost within 30 days after request by Landlord, shall remove Tenant’s Baker Way Panel from the Baker Way Monument Sign and restore the affected portion of the Baker Way Monument Sign to the condition it was in prior to installation of Tenant’s Baker Way Panel, ordinary wear and tear excepted.  If Tenant does not perform such work within such 30 day period, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord for the cost of such work within 30 days after request therefore.  The provisions of this Section C shall survive expiration or earlier termination of the Lease (as amended).

D.                                    Landlord may, at anytime during the Term (or any extension thereof), upon 30 days prior written notice to Tenant, relocate the position of Tenant’s Baker Way Panel.  The cost of such relocation of Tenant’s Baker Way Panel shall be at the cost and expense of Landlord.

8.                                      Miscellaneous.

8.1.                            This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2.                            Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.                            In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.                            Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5.                            The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6.                            Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other

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than Cassidy Turley/BT Commercial) claiming to have represented Tenant in connection with this Amendment.  Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.  Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7.                            Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company,
its general partner

By:	/s/ Kenneth Young

Name:	Kenneth Young

Title:	Vice President - Leasing

TENANT:

MARKETO, INC., a Delaware corporation

By:	/s/ Phillip M. Fernandez

Name:	Phillip M. Fernandez

Title:	President & CEO

EXHIBIT A

[OUTLINE AND LOCATION OF EXPANSION SPACE]

EXHIBIT B

EXPANSION WORK LETTER

As used in this Exhibit B (this “Expansion Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Expansion Work Letter is a part.  “Premises” means the Expansion Space.  “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Expansion Work Letter.  “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1.                                      ALLOWANCE.

1.1.         Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $55,836.00 to be applied toward the Allowance Items (defined in Section 1.2 below).  Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Expansion Work Letter.  Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance by December 31, 2010, then up to $15,510.00 of such unused amount shall be applied by Landlord to Base Rent next coming due under the Lease, and any further remainder shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2.         Disbursement of the Allowance.  Except as otherwise provided in this Expansion Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below) and the Engineers (defined in Section 2.1 below); (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Plans (defined in Section 2.1 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Tenant Improvement Work required by Law; (f) sales and use taxes; and (g) all other commercially reasonable costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

2.                                      PLANS.

2.1.         Selection of Architect/Plans.  Landlord shall retain the architect/space planner (the “Architect”) and the engineering consultants (the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises.  The plans and drawings to be prepared by the Architect and the Engineers shall be referred to in this Expansion Work Letter as the “Plans.”  Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.  Landlord shall cause the Architect and the Engineers to use the Required Level of Care (defined below) to cause the Plans to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law by the Plans resulting from Tenant’s use of the Premises for other than general office purposes.  Tenant acknowledges and agrees that if Landlord breaches its obligations under the preceding sentence, any resulting obligation of Landlord to pay (outside the Allowance) for any alteration to the Premises required by Law shall be limited to the excess, if any, of the sum of the cost of such alteration plus the cost of the Tenant Improvement Work performed pursuant to the Approved Construction Drawings (defined in Section 2.5 below) over the amount that it would have cost to perform the Tenant Improvement Work pursuant to the Approved Construction Drawings if the Approved Construction Drawings had complied with Law.  As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building.  Tenant shall be responsible for ensuring that the Plans comply with Law to the extent Landlord is not expressly so responsible under this Section 2.1, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.  To the extent that either party (the “Responsible Party”) is responsible under this Section 2.1 for causing the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

2.2.         [Intentionally Omitted.]

2.3.         [Intentionally Omitted.]

2.4.         Programming Information.  Landlord and Tenant acknowledge that they have approved the space plan for the Premises prepared by ID/Architecture dated March 19, 2010 (as supplemented by those certain electrical notes provided by Tenant to Landlord on March 25, 2010, the “Space Plan”).  Tenant shall furnish to Landlord all information that, together with the Space Plan, is necessary, in the judgment of Landlord, the Architect and the Engineers, to complete the architectural, engineering and final architectural working drawings for the Premises in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work (the “Construction Drawings”), including electrical requirements, telephone requirements, special HVAC requirements, plumbing requirements, and all interior and special finishes (collectively, the “Programming Information”).  The Programming Information shall be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”) and shall otherwise be subject to Landlord’s reasonable approval.  Landlord shall provide Tenant with notice approving or reasonably disapproving the Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement.  If Landlord disapproves the Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections.  If Landlord disapproves the Programming Information, Tenant shall modify the Programming Information and resubmit it for Landlord’s review and approval.  Such procedure shall be repeated as necessary until Landlord has approved the Programming Information.  Landlord and Tenant acknowledge that, as of the date of mutual execution and delivery of this Agreement, Tenant has previously delivered to Landlord, and Landlord has approved, the Programming Information, as required under this Section 2.4.

2.5.         Construction Drawings.  After approving the Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the Space Plan and the approved Programming Information.  Such preparation and delivery shall occur within seven (7) days after the later of Landlord’s approval of the Programming Information or the mutual execution and delivery of this Agreement.  Tenant shall approve or disapprove the Construction Drawings by notice to

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Landlord.  If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings.  After receiving such notice of disapproval, Landlord shall cause the Architect and/or the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that is inconsistent with the Landlord Requirements or that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval.  Such revision and resubmission shall occur within five (5) days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than seven (7) days after the later of such receipt or such mutual execution and delivery) if such revision is material.  Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings.  The Construction Drawings approved by Landlord and Tenant are referred to in this Expansion Work Letter as the “Approved Construction Drawings”.

2.6.         Time Deadlines.  Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans, obtain the permits for the Tenant Improvement Work and approve the Cost Proposal (defined in Section 3.2 below) as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.  Without limiting the foregoing, Tenant shall cause the Pricing Completion Date (defined below) to occur on or before the Pricing Due Date (defined below).  As used in this Expansion Work Letter, “Pricing Completion Date” means the date on which Tenant approves the Cost Proposal pursuant to Section 3.2 below.  As used in this Expansion Work Letter, “Pricing Due Date” means June 4, 2010; provided, however, that the Pricing Due Date shall be extended by one day for each day, if any, by which the Pricing Completion Date is delayed by any failure of Landlord to comply with its obligations under this Section 2 or Sections 3.2 or 3.3.3 below.

3.                                      CONSTRUCTION.

3.1.         Contractor.  A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work.  In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2.         Cost Proposal.  Within five (5) days after the Construction Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with Landlord’s reasonable estimate (the “Cost Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings.  Tenant shall provide Landlord with notice approving or disapproving the Cost Proposal or any component thereof.  If Tenant disapproves the Cost Proposal or any component thereof, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Cost Proposal, and Landlord shall respond as required under Section 3.3.3 below.  Such procedure shall be repeated as necessary until the Cost Proposal is approved by Tenant.  Upon Tenant’s approval of the Cost Proposal, Landlord may purchase the items set forth in the Cost Proposal and commence construction relating to such items.

3.3.         Construction.

3.3.1.      Over-Allowance Amount.  If the Cost Proposal exceeds the Allowance, then, concurrently with its delivery to Landlord of approval of the Cost Proposal, Tenant shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”) in two installments: 50% concurrently with its delivery to Landlord of its approval of the Cost Proposal, and 50% within 10 business days after

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Landlord’s demand following exhaustion of both the Allowance and any portion of the Over-Allowance Amount previously delivered to Landlord.  Any portion of the Over-Allowance Amount held by Landlord shall be disbursed by Landlord after the Allowance.  If, after the Cost Proposal is approved by Tenant, any revision is made to the Approved Construction Drawings or the Tenant Improvement Work that increases the Cost Proposal, or if the Cost Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings, then, Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord’s request in two installments: 50% within 10 business days after Landlord’s request following such increase in the Cost Proposal, and 50% within 10 business days after Landlord’s demand following exhaustion of both the Allowance and any portion of the Over-Allowance Amount previously delivered to Landlord. If any portion of the Over-Allowance Amount remains unused after payment of all expenses related to the Tenant Improvement Work, Landlord shall return such unused portion of the Over-Allowance Amount to Tenant within 30 days following such determination.

3.3.2.      Landlord’s Retention of Contractor.  Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

3.3.3.      Revisions to Approved Construction Drawings.  If Tenant requests any revision to the Approved Construction Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Cost Proposal, if any, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision.

3.3.4.      Contractor’s Warranties.  Tenant waives all claims against Landlord relating to any latent defects in the Tenant Improvement Work.  Notwithstanding the foregoing or any other provision of the Lease to the contrary, if, within 11 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, Landlord shall correct, or pay for the correction of, such latent defect.

4.                                      COMPLETION.

4.1.         Ready for Occupancy.  For purposes of Section 1.2 of this Agreement, the Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvement Work.

Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

4.2.         Tenant Delay.  If the substantial completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of the Pricing Completion Date to occur by the Pricing Due

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Date; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Expansion Work Letter or the Lease; (d) any change (or Tenant’s request for any change) in the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to comply with its obligations under Section 3.3.3 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding anything to the contrary in this Agreement or this Expansion Work Letter, and regardless of when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred. Notwithstanding the foregoing, if Landlord fails to notify Tenant of any Tenant Delay within 2 days after the date Landlord knew of such Tenant Delay, Tenant shall not be responsible for any such Tenant Delay with respect to the period of time commencing 3 days after the date when Landlord knew that such Tenant Delay existed and ending on the date that Landlord notified Tenant of such Tenant Delay.

5.             MISCELLANEOUS.  Notwithstanding any contrary provision of this Agreement, if Tenant defaults (beyond any applicable notice and cure period) under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Expansion Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.  This Expansion Work Letter shall not apply to any space other than the Premises.

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EXHIBIT C

NOTICE OF LEASE TERM DATES

                                , 20

To:

Re:          First Amendment (the “Amendment”), dated                           , 2010, to a lease agreement dated August 13, 2009, between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a Delaware corporation (“Tenant”), concerning Suite 250 on the second floor of the building located at 901 Mariner’s Island Boulevard, San Mateo, California (the “Expansion Space”).

Lease ID:

Business Unit Number:

Dear                               :

In accordance with the Amendment, Tenant accepts possession of the Expansion Space and confirms that (a) the Expansion Effective Date is                                 , 20      , and (b) the Expiration Date is January 31, 2013.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.  Please note that, pursuant to Section 1.3 of the Amendment, if Tenant fails to execute and return (or reasonably object in writing to) this letter within five (5) business days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:

Name:

Title:

Agreed and Accepted as of , 2010.

“Tenant”:

MARKETO, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT D

[SUITE 305 OFFERING SPACE]

EXHIBIT E

[SUITE 325 OFFERING SPACE]

EXHIBIT F

[SUITE 370 OFFERING SPACE]

EXHIBIT G

[SUITE 375 OFFERING SPACE]

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of November 16, 2010, by and between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant (as successor by merger to Marketo, Inc., a California corporation) are parties to that certain lease dated August 13, 2009, as previously confirmed by that certain Confirmation Letter dated October 6, 2009, as further amended by that certain First Amendment (“First Amendment”) dated May 19, 2010 and as confirmed by that certain Notice of Lease Term Dates dated July 14, 2010 (as amended, the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 16,356 rentable square feet (the “Existing Premises”) described as Suite 200 consisting of approximately 13,254 rentable square feet and Suite 250 consisting of approximately 3,102 rentable square feet both of which are located on the second floor of the building commonly known as San Mateo BayCenter II located at 901 Mariner’s Island Boulevard, San Mateo, California (the “Building”).

B.                                    The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 11,165 rentable square feet described as Suite 350 on the third floor of the Building and shown on Exhibit A attached hereto (the “Suite 350 Expansion Space”), on the following terms and conditions.

C.                                    The Lease will expire by its terms on January 31, 2013 (the “Existing Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Suite 350 Expansion.

1.1.                            Effect of Suite 350 Expansion.  Effective as of the Suite 350 Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 16,356 rentable square feet on the second floor to 27,521 rentable square feet on the second and third floors by the addition of the Suite 350 Expansion Space, and, from and after the Suite 350 Expansion Effective Date, the Existing Premises and the Suite 350 Expansion Space shall collectively be deemed the Premises.  The term of the Lease for the Suite 350 Expansion Space (the “Suite 350 Expansion Term”) shall commence on the Suite 350 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Extended Expiration Date (defined in Section 2 below).  From and after the Suite 350 Expansion Effective Date, the Suite 350 Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein.  Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive with respect to the Suite 350 Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Suite 350 Expansion Space.

1.2.                            Suite 350 Expansion Effective Date.  As used herein, “Suite 350 Expansion Effective Date” means the earlier to occur of (i) the date on which Tenant first commences to conduct business in the Suite 350 Expansion Space pursuant to this Amendment, or (ii) the date on which the Suite 350 Expansion Space becomes Ready for Occupancy (defined in the Suite 350 Work Letter attached hereto as Exhibit B), which is anticipated to be February 1, 2011 (the “Target Suite 350 Expansion Effective Date”).  Subject to Section 1.3 below, the adjustment of the Suite 350 Expansion Effective Date and, accordingly, the postponement of Tenant’s obligation to pay rent for the Suite 350 Expansion Space shall be Tenant’s sole remedy if the Suite 350 Expansion Space is not Ready for Occupancy on the Target Suite 350 Expansion Effective Date.

1.3.                            Late Delivery of Suite 350 Expansion Space; Termination.  Notwithstanding any contrary provision of this Amendment, if the Suite 350 Expansion Effective Date does not occur on or before March 31, 2011(the “Outside Completion Date”), Tenant, as its sole remedy (but without limitation to Tenant’s rights under the last sentence of Section 1.2 above), shall be entitled to an abatement of Base Rent for the Suite 350 Expansion Space, beginning on the date that Base Rent otherwise first becomes payable hereunder with respect to the Suite 350 Expansion Space, in the amount of $350.46 for each day in the period beginning on the Outside Completion Date and ending on the date immediately preceding the Suite 350 Expansion Effective Date; provided, however, that the Outside Completion Date shall be postponed by one (1) day for each day, if any, by which the substantial completion of the Tenant Improvement Work (defined in Exhibit B hereto) is delayed by (a) any event of Force Majeure, or (b) any expansion of the scope of the Tenant Improvement Work beyond that described in the Space Plan (as defined in Section 2.3 of Exhibit B hereto.

1.4.                            Confirmation Letter.  At any time after the Suite 350 Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days after receiving it.  If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

2.                                      Extension.  The term of the Lease is hereby extended through the last day of the 39th full calendar month commencing on or after the Suite 350 Expansion Effective Date (the “Extended Expiration Date”).  The portion of the term of the Lease commencing on the date immediately following the Existing Expiration Date (the “Extension Date”) and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”.

3.                                      Base Rent.

3.1.                            Existing Premises During Extended Term.  With respect to the Existing Premises during the Extended Term, the schedule of Base Rent shall be as follows:

Period of Extended Term	Annual Rate Per Square Foot	Monthly Base Rent
2/1/13 — 1/31/14	$29.64	$40,399.32
2/1/14 — Extended Expiration Date	$30.60	$41,707.80

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All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

3.2.                            Suite 350 Expansion Space During Suite 350 Expansion Term.  With respect to the Suite 350 Expansion Space during the Suite 350 Expansion Term, the schedule of Base Rent shall be as follows:

Period During Suite 350 Expansion Term	Monthly Base Rent
Suite 350 Expansion Effective Date through last day of 3rd full calendar month of Suite 350 Expansion Term	$10,513.90
4th through 6th full calendar months of Suite 350 Expansion Term	$19,270.00
7th through 12th full calendar months of Suite 350 Expansion Term	$26,796.00
13th through 24th full calendar months of Suite 350 Expansion Term	$27,912.50
25th through 36th full calendar months of Suite 350 Expansion Term	$28,470.75
37th full calendar month of Suite 350 Expansion Term through last day of Suite 350 Expansion Term	$29,029.00

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

4.                                     Additional Security Deposit.  Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $29,029.00, which shall be added to and become part of the Security Deposit, held by Landlord pursuant to Sections 1.8 and 21 of the Lease.  Accordingly, simultaneously with the execution hereof, the Security Deposit is hereby increased from $63,729.65 to $92,758.65.  Effective as of February 1, 2013, and so long as Tenant is not in Default, the Security Deposit held by Landlord pursuant to the foregoing sentence shall be reduced from $92,758.65 to $63,729.65 (the “Deposit Reduction”) and Landlord shall deliver the amount of $29,029.00 to Tenant by March 31, 2013.

5.                                      Tenant’s Share.  With respect to the Suite 350 Expansion Space during the Suite 350 Expansion Term, Tenant’s Share shall be 9.3902%.  Effective as of the Suite 350 Expansion Effective Date, Tenant’s collective Share for the Existing Premises and the Suite 350 Expansion Space shall be 23.1463%.

6.                                      Expenses and Taxes.

6.1.                            Existing Premises During Extended Term.  With respect to the Existing Premises during the Extended Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Existing Premises during the Extended Term, the Base Year for Expenses and Taxes shall be 2013.

6.2.                            Suite 350 Expansion Space During Suite 350 Expansion Term.  With respect to the Suite 350 Expansion Space during the Suite 350 Expansion Term, Tenant shall pay for Tenant’s

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Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Suite 350 Expansion Space during the Suite 350 Expansion Term, the Base Year for Expenses and Taxes shall be 2011.

7.                                      Improvements to Existing Premises and Suite 350 Expansion Space.

7.1.                            Condition and Configuration of Existing Premises and Suite 350 Expansion Space.  Tenant acknowledges that it is in possession of the Existing Premises and that it has inspected the Suite 350 Expansion Space, and agrees to accept each such space in its existing condition and configuration (or, in the case of the Suite 350 Expansion Space, in such other condition and configuration as any existing tenant of the Suite 350 Expansion Space may cause to exist in accordance with its lease), without any representation by Landlord regarding its condition or configuration and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

7.2.                            Responsibility for Improvements to Suite 350 Expansion Space.  Landlord shall perform improvements to the Suite 350 Expansion Space in accordance with the Suite 350 Work Letter attached hereto as Exhibit B.  In addition, (a) within 15 days after substantial completion of the Tenant Improvement Work, Landlord and Tenant shall jointly inspect the Premises and prepare a “punch list” identifying any portions of the Tenant Improvement Work that do not comply with Landlord’s obligations under Exhibit B hereto (provided, however, that, upon Landlord’s request, such inspection shall be performed and such punch list shall be prepared before Tenant begins moving its furniture, equipment or other personal property into the Premises); and (b) Landlord, as part of the Tenant Improvement Work, shall use good faith efforts to correct all such items within a reasonable period of time after preparation of such punch list.

8.                                      Other Pertinent Provisions.  Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

8.1.                            Contingency.  The parties acknowledge and agree that a portion of the Suite 350 Expansion Space is currently leased to and occupied by other tenants (the “Existing Tenants”) pursuant to the Existing Leases (defined below), which Existing Leases are scheduled to expire after the Target Suite 350 Expansion Effective Date.  Notwithstanding any provision herein to the contrary (except as set forth herein below in this Section 8.1), this Amendment shall be deemed null and void and of no force or effect from and after the Contingency Date (defined below) unless, on or prior to the Contingency Date, the Existing Tenants’ respective rights to lease and occupy any portion of the Suite 350 Expansion Space expire or are terminated (by a relocation of such Existing Tenants’ respective premises or otherwise).  As used herein, the term “Contingency Date” shall mean December 31, 2010.  Each of the following leases shall be an “Existing Lease” and collectively the “Existing Leases”: (1) that certain Office Lease Agreement for approximately 3,052 rentable square feet of office space on the third floor of the Building, dated May 16, 2005, by and between Landlord (as successor in interest to EOP-San Mateo Baycenter, L.L.C., a Delaware limited liability company) and Lisa M. Dugoni, a professional corporation, as tenant, as amended and assigned, and (2) that certain lease for approximately 1,152 rentable square feet of office space on the third floor of the Building, dated June 14, 1994, by and between Landlord (as successor in interest to EOP-San Mateo Baycenter, L.L.C., a Delaware limited liability company, as successor in interest to Spieker-

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Singleton #68 Limited Partnership, a California limited partnership) and Ineich & Company, LLP, a California limited liability partnership (as successor in interest to Orin Ineich, an individual, doing business as Ineich & Company), as tenant, as amended and assigned (including, without limitation, pursuant to that certain Lease Amendment #1 dated March 6, 1997, that certain Second Amendment dated January 2, 2002, and that certain Third Lease Amendment and Landlord Consent to Assignment and Assumption dated October 12, 2006).  Notwithstanding the foregoing, the following provisions of this Amendment shall remain in full force and effect: Section 8.6, Section 9.5, Section 9.6 and Section 9.7.

8.2.                            Deletion.  Section 3 (Extension Option) of the Exhibit F to the Lease is hereby deleted in its entirety and is of no further force or effect.

8.3.                            Second Extension Option.

A.                                    Grant of Option; Conditions.  Tenant shall have the right (the “Second Extension Option”) to extend the Extended Term for the Existing Premises and the Suite 350 Expansion Space for one additional period of one (1) year commencing on the day following the Extended Expiration Date and ending on the first anniversary of the Extended Expiration Date (the “Second Extension Term”), if:

1.                                      Not less than 9 and not more than 12 full calendar months before the Extended Expiration Date, Tenant delivers written notice to Landlord (for purposes of this Section 8.3, the “Extension Notice”) electing to exercise the Second Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 8.3.E below) rate for the Second Extension Term;

2.                                      Tenant is not in default under the Lease, as amended, beyond any applicable cure period when Tenant delivers the Extension Notice;

3.                                      No more than 50% of the Premises is sublet when Tenant delivers the Extension Notice; and

4.                                      The Lease, as amended, has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

B.                                    Terms Applicable to Second Extension Term.

1.                                      During the Second Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease, as amended.

2.                                      During the Second Extension Term, Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease, as amended.

C.                                    Procedure for Determining Prevailing Market.  Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (for purposes of

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this Section 8.3, “Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Second Extension Term stated in the Extension Notice, or (ii) written notice (for purposes of this Section 8.3, “Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Second Extension Term.  If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (for purposes of this Section 8.3, “Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Second Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (for purposes of this Section 8.3, “Tenant’s Rejection Notice”) rejecting such estimate.  If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Second Extension Term.  If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Tenant’s Second Extension Option shall be of no further force or effect.

D.                                    Extension Amendment.  If Tenant is entitled to and properly exercises its Second Extension Option, and if the Prevailing Market rate for the Second Extension Term is determined in accordance with Section 8.3.C above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (for purposes of this Section 8.3, the “Extension Amendment”) reflecting changes in the Base Rent, the term of the Lease, the expiration date of the Lease, and other appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 business days after receiving it.  Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Second Extension Term in accordance with Section 8.3.C above, an otherwise valid exercise of the Second Extension Option shall be fully effective whether or not the Extension Amendment is executed.

E.                                     Definition of Prevailing Market.  For purposes of this Second Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the San Mateo, California area.  The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease, as amended, and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.  The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease, as amended.

F.                                      Intentionally Omitted.

8.4.                            Deletion.  Section 7.5 (Right of First Offer) of the First Amendment is hereby deleted in its entirety and is of no further force or effect.

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8.5.                            Right of First Offer.

A.                                    Grant of Option, Conditions.

1.                                      Subject to the terms of this Section 8.5, Tenant shall have a one-time right of first offer (for purposes of this Section 8.5, “Right of First Offer”) with respect to each of the following suites (and with respect to each portion of each such suite) (for purposes of this Section 8.5, each such suite or portion thereof, a “Potential Offering Space”): (i) the 4,749 rentable square feet known as Suite 300 on the third floor of the Building shown on the demising plan attached to the Lease as Exhibit D, (ii) the 2,455 rentable square feet known as Suite 380 on the third floor of the Building shown on the demising plan attached to the Lease as Exhibit E, (iii) the 6,780 rentable square feet known as Suite 400 on the fourth floor of the Building shown on the demising plan attached to the Lease as Exhibit F, (iv) the 10,557 rentable square feet known as Suite 475 on the fourth floor of the Building shown on the demising plan attached to the Lease as Exhibit G.  Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord shall provide Tenant with written notice (for purposes of this Section 8.5, the “Advice”) advising Tenant of the terms under which Landlord is prepared to lease such Potential Offering Space (for purposes of this Section 8.5, an “Offering Space”) to Tenant for the remainder of the Term and Extended Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord.  For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not under lease to a third party as of the date of mutual execution and delivery of the Amendment, such Potential Offering Space shall be deemed to become Available when Landlord has received from (or delivered to) a prospective tenant a written proposal to lease such Potential Offering Space; and (ii) if such Potential Offering Space is under lease to a third party as of the date of mutual execution and delivery of the Amendment, such Potential Offering Space shall be deemed to become Available when Landlord has determined that the third-party tenant of such Potential Offering Space, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space.  Tenant may lease any Offering Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (for purposes of this Section 8.5, the “Notice of Exercise”) within 10 days after the date of the Advice.

2.                                      Notwithstanding any contrary provision hereof, Tenant shall have no Right of First Offer, and Landlord shall not be required to provide Tenant with an Advice, with respect to any Potential Offering Space, if:

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a.                                      Tenant is in default under the Lease, as amended, beyond any applicable cure period when Landlord would otherwise deliver the Advice; or

a.                                      the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer) when Landlord would otherwise deliver the Advice; or

a.                                      the Lease, as amended, has been assigned (other than pursuant to a Permitted Transfer) before the date on which Landlord would otherwise deliver the Advice; or

a.                                      Tenant is not occupying the Premises when Landlord would otherwise deliver the Advice.

B.                                    Terms for Offering Space.

1.                                      The term for the Offering Space shall commence on the commencement date stated in the Advice (and have a stated expiration date which is the same stated expiration date as that for the then existing Premises) and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease, as amended; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of the Lease, as amended.

2.                                      Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the provisions of the Advice, which provisions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.

3.                                      Except as may be otherwise provided in the Advice, the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its as-is condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for the Offering Space commences.  If Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space, and the commencement date of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

C.                                    Termination of Right of First Offer.  The rights of Tenant hereunder with respect to any Potential Offering Space shall terminate on the earliest to occur of: (i) nine (9) months prior to the Extended Termination Date (unless Tenant has exercised its Second Extension Option (defined in Section 8.3 above) and Landlord and Tenant have agreed upon the Prevailing Market (defined in Section 8.3 above) rate for the Premises during the Second Extension Term (defined in Section 8.3 above), in each case pursuant to Section 8.3 above, in which event the date shall be one (1) year before the scheduled expiration date of the Second Extension Term), (ii) Tenant’s

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failure to exercise its Right of First Offer with respect to such Potential Offering Space (or any larger Potential Offering Space containing such Potential Offering Space) within the 10-day period provided in Section 8.5.A.1 above, or (iii) the date on which Landlord would have provided Tenant an Advice for such Potential Offering Space if Tenant had not been in violation of one or more of the conditions set forth in Section 8.5.A.2 above.  In addition, if (a) Landlord provides Tenant with an Advice for any Offering Space that contains a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Offering Space, (b) Tenant does not exercise its Right of First Offer to lease such Offering Space pursuant to such Advice, and (c) Landlord grants such expansion right to a third party that leases such Offering Space, then Tenant’s Right of First Offer with respect to such other Potential Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

D.                                    Offering Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (for purposes of this Section 8.5, the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms in accordance with this Section 8.5.  A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but -an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

E.                                     Definition of Prevailing Market.  For purposes of this Section 8.5, “Prevailing Market” means the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the San Mateo, California area under leases and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes.  Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space; (ii) the space is encumbered by the option rights of another tenant; or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration.  The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

F.                                      Intentionally Omitted.

8.6.                            Temporary Space.  Subject to the terms of this Section 8.6, with respect to the period commencing on the date this Amendment is fully executed and delivered (in each parties’ sole and absolute discretion) and expiring five (5) days after the Suite 350 Expansion Effective Date (the “Temporary Space Term”) only, the term “Premises,” as defined in the Lease (as amended), shall be deemed to include, in addition to the space expressly described in such definition, the approximately 2,795 rentable square feet of space known as Suite 585, located on the fifth floor of the Building as shown on Exhibit H to this Amendment (the “Temporary Space”), and the Temporary Space shall be subject to all of the provisions of

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the Lease (as amended); provided, however, that: (i) the date described in Section 1.2 of this Amendment shall not apply to the Temporary Space, and the expiration date with respect to the Temporary Space shall be five (5) days after the Suite 350 Expansion Effective Date; (ii) Tenant shall not be required to pay Base Rent for the Temporary Space, and the schedule of Base Rent set forth in Section 3 of this Amendment shall not apply to the Temporary Space (provided, however, that solely for purposes of Section 16 of the Lease, Tenant shall not be required to pay Base Rent for the Temporary Space; (iii) Tenant shall not be required to pay Tenant’s Share of Expenses and Taxes for the Temporary Space, and the percentage set forth in Section 5 of this Amendment shall not apply to the Temporary Space; (iv) Tenant shall not be entitled to receive any allowance, abatement or other financial concession in connection with the Temporary Space that is being granted with respect to the balance of the Premises, and, for purposes of Exhibit B to this Amendment, the Premises shall be deemed to exclude the Temporary Space; and (v) the Temporary Space shall not be subject to any renewal or expansion right of Tenant under the Lease (as amended).  Without limiting the foregoing, upon the expiration of the Temporary Space Term, all provisions (including Sections 8, 15 and 16) of the Lease that would apply to the Premises upon the expiration of the Lease (as amended) with respect to the Premises shall apply to the Temporary Space.  Notwithstanding the foregoing, if this Amendment is deemed null and void and of no force or effect pursuant to Section 8.1 above, then the expiration date with respect to the Temporary Space and the Temporary Space Term shall not extend beyond that date which is five (5) days after the Contingency Date.

8.7.                            Parking.  Effective as of the Suite 350 Expansion Effective Date, reference to “Fifty-four (54) unreserved parking spaces” in Section 7.6 of the First Amendment is hereby amended and restated as “Ninety-one unreserved parking spaces.”

8.8.                            Notwithstanding the anything in the Lease (as amended) to the contrary, within 90 days of the date hereof, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s current Mortgagee (as hereinafter defined) on such Mortgagee’s current standard form of agreement.  As used herein, the term “Mortgagee” shall mean the holder of a mortgage or deed of trust recorded against the Property as of the date hereof.  Landlord may satisfy the “reasonable efforts” requirement by merely making written request of the Mortgagee and such reasonable efforts standard shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee.  Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee.  Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

9.                                      Miscellaneous.

9.1.                            This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

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9.2.                            Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

9.3.                            In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

9.4.                            Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

9.5.                            The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

9.6.                            Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment (other than Cassidy Turley/BT Commercial).  Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.  Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

9.7.                            Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:	/s/ John C. Moe

Name:	John C. Moe

Title:	Market Managing Director

TENANT:

MARKETO, INC., a Delaware corporation

By:	/s/ Phillip M. Fernandez

Name:	Phillip M. Fernandez

Title:	President & CEO

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EXHIBIT A

[OUTLINE AND LOCATION OF SUITE 350 EXPANSION SPACE]

EXHIBIT B

SUITE 350 WORK LETTER

As used in this Exhibit B (this “Suite 350 Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Suite 350 Work Letter is a part.  For purposes of this Amendment, the “Premises” means the Suite 350 Expansion Space.  For purposes of this Amendment, “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Suite 350 Work Letter.  For purposes of this Amendment, “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1.             COST OF TENANT IMPROVEMENT WORK.  Except as provided in Section 2.7 below, the Tenant Improvement Work shall be performed at Landlord’s sole cost and expense.

2.             PLANS.

(a)           Selection of Architect.  Landlord shall retain the architect/space planner (for purposes of this Amendment, the “Architect”) and the engineering consultants (for purposes of this Amendment, the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering Construction Drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises.  The plans and drawings to be prepared by the Architect and the Engineers shall be referred to herein as the “Plans.” Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.  Landlord shall (a) cause the Plans, other than any Revision (defined in Section 2.7 below), to comply with Law; and (b) cause the Architect and Engineers to use the Required Level of Care (defined below) to cause any Revision to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law resulting from Tenant’s use of the Premises for other than general office purposes.  As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building.  Tenant shall be responsible for ensuring that any Revision complies with Law to the extent Landlord is not expressly so responsible under this Section 2.1, and neither the preparation of the Revision by the Architect or the Engineers nor Landlord’s approval of the Revision shall relieve Tenant from such responsibility.  To the extent that either party (for purposes of this Amendment, the “Responsible Party”) is responsible under this Section 2.1 for causing any portion of the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

(b)           [Intentionally Omitted.]

(c)           Space Plan.  Landlord and Tenant acknowledge that they have approved the space plan for the Premises prepared by ID Architecture dated August 10, 2010, known as SP-5 and as revised October 28, 2010 (for purposes of this Amendment, the “Space Plan”), attached hereto as Exhibit B-1.  All materials and finishes contemplated by the Space Plan shall be deemed to be Building-standard unless otherwise expressly provided therein.

(d)           Additional Programming Information.  Tenant shall deliver to Landlord, in writing, all information (for purposes of this Amendment, the “Additional Programming Information”) that, together with the Space Plan, is necessary in the judgment of Landlord, the Architect and the Engineers to enable them to complete the architectural, engineering and final architectural working drawings for the Tenant Improvement Work in a form and manner that (a) are sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work, (b) are consistent with the Space Plan and will not increase the cost of the Tenant Improvement Work (in each case as reasonably determined by Landlord), and (c) are otherwise in accordance with Building standards (for purposes of this Amendment, collectively, the “Construction Drawings”).  The Additional Programming Information shall be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (for purposes of this Amendment, collectively, the “Landlord Requirements”) and shall otherwise be subject to Landlord’s reasonable approval.  Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement.  If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections.  If Landlord disapproves the Additional Programming Information, Tenant shall modify the Additional Programming Information and resubmit the same for Landlord’s review and approval.  Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information.  If requested by Tenant, Landlord, in its sole and absolute discretion, may assist Tenant, or cause the Architect and/or the Engineers to assist Tenant, in preparing all or a portion of the Additional Programming Information; provided, however, that, whether or not the Additional Programming Information is prepared with such assistance, Tenant shall be solely responsible for the timely preparation and delivery of the Additional Programming Information and for all elements thereof.

(e)           Construction Drawings.  After approving the Additional Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the Space Plan and the approved Additional Programming Information.  Such preparation and delivery shall occur within 15 business days after the later of Landlord’s approval of the Additional Programming Information or the mutual execution and delivery of this Agreement.  Tenant shall approve or disapprove the Construction Drawings by notice to Landlord.  If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings.  After receiving such notice of disapproval, Landlord shall cause the Architect and the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that, in Landlord’s reasonable judgment, would (a) cause the Construction Drawings to (i) fail to conform strictly to the Space Plan, or (ii) fail to comply with Law or the Landlord Requirements, or (b) increase the cost of the Tenant Improvement Work, or that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval.  Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material.  Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings.  The Construction Drawings approved by Landlord and Tenant are referred to herein as the “Approved Construction Drawings”.

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(f)            [Intentionally Omitted.]

(g)           Revisions to Approved Construction Drawings.  If Tenant requests any revision to the Approved Construction Drawings (for purposes of this Amendment, a “Revision”), Landlord shall provide Tenant with notice approving or reasonably disapproving such Revision, and, if Landlord approves such Revision, Landlord shall have such Revision made and delivered to Tenant, together with notice of any resulting change in the total cost associated with the Tenant Improvement Work, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such Revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such Revision is material, whereupon Tenant, within one business day, shall notify Landlord whether it desires to proceed with such Revision.  If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such Revision.  Tenant shall reimburse Landlord, immediately upon demand, for any increase in the total cost associated with the Tenant Improvement Work that results from any Revision (including the cost of preparing the Revision).

(h)           Time Deadlines.  Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.  Without limiting the foregoing, Tenant shall approve the Construction Drawings pursuant to Section 2.5 above on or before Tenant’s Approval Deadline (defined below).  As used in this Suite 350 Work Letter, “Tenant’s Approval Deadline” means December 8, 2010; provided, however, that Tenant’s Approval Deadline shall be extended by one day for each day, if any, by which Tenant’s approval of the Construction Drawings pursuant to Section 2.5 above is delayed by any failure of Landlord to perform its obligations under this Section 2.

3.             CONSTRUCTION.

(a)           Contractor.  A contractor designated by Landlord (for purposes of this Amendment, the “Contractor”) shall perform the Tenant Improvement Work.  In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

(b)           Construction.

(i)            [Intentionally Omitted.]

(ii)           Landlord’s Retention of Contractor.  Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

(iii)          Contractor’s Warranties.  Tenant waives all claims against Landlord relating to any latent defects in the Tenant Improvement Work.  Notwithstanding the foregoing or any contrary provision of the Lease, if, within 11 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, Landlord shall require the Contractor to correct, or pay for the correction of, such latent defect.

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4.             COMPLETION.

(a)           Ready for Occupancy.  For purposes of Section 1.2 of this Agreement, the Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvement Work.  Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

(b)           Tenant Delay.  If the substantial completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to approve the Construction Drawings pursuant to Section 2.5 above on or before Tenant’s Approval Deadline; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Suite 350 Work Letter or the Lease (as amended); (d) any change (or Tenant’s request for any change) in the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to perform its obligations under Section 2.7 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred.

5.             MISCELLANEOUS.  Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement, beyond any applicable notice and cure periods, before the Tenant Improvement Work is completed, Landlord’s obligations under this Suite 350 Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.  This Suite 350 Work Letter shall not apply to any space other than the Premises.

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EXHIBIT B-1

[SPACE PLAN SP-5]

EXHIBIT C

NOTICE OF LEASE TERM DATES

, 20

To:

Re:          Second Amendment (the “Amendment”), dated                           , 20    , to a lease agreement dated August 13, 2009, between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a Delaware corporation (Tenant”), concerning Suite 350 on the third floor of the building located at 901 Mariner’s Island Boulevard, San Mateo, California (the “Suite 350 Expansion Space”).

Lease ID:

Business Unit Number:

Dear                                          :

In accordance with the Amendment, Tenant accepts possession of the Expansion Space and confirms that (a) the Suite 350 Expansion Effective Date is  ,                     20    , and (b) the Extended Termination Date                     , 20      .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.  Please note that, pursuant to Section 1.4 of the Amendment, if Tenant fails to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

Agreed and Accepted as of               , 20    .

“Tenant”:

MARKETO, INC., a Delaware corporation

By:
Name:
Title:

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EXHIBIT D

[SUITE 300 POTENTIAL OFFERING SPACE]

EXHIBIT E

[SUITE 380 POTENTIAL OFFERING SPACE]

EXHIBIT F

[SUITE 400 POTENTIAL OFFERING SPACE]

EXHIBIT G

[SUITE 475 POTENTIAL OFFERING SPACE]

EXHIBIT H

[TEMPORARY SPACE]

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) is made and entered into as of May 19, 2011, by and between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant (as successor by merger to Marketo, Inc., a California corporation) are parties to that certain lease dated August 13, 2009 (“Original Lease”), as previously confirmed by that certain Confirmation Letter dated October 6, 2009, as further amended by that certain First Amendment dated May 19, 2010 and as confirmed by that certain Notice of Lease Term Dates dated July 14, 2010, as further amended by that certain Second Amendment (“Second Amendment”) dated November 16, 2010 and as confirmed by that certain Notice of Lease Term Dates dated February 23, 2011 (as amended, the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 27,521 rentable square feet (the “Current Premises”) described as Suite 200 consisting of approximately 13,254 rentable square feet located on the second floor, Suite 250 consisting of approximately 3,102 rentable square feet located on the second floor, and Suite 350 consisting of approximately 11,165 rentable square feet located on the third floor, all in the building commonly known as San Mateo BayCenter II located at 901 Mariner’s Island Boulevard, San Mateo, California (the “Building”).  Also pursuant to the Lease, during the Temporary Space Term (defined in the Second Amendment, as amended pursuant to Section 7.1 below) the “Premises” under the Lease include the approximately 2,795 rentable square feet of space known as Suite 585 located on the fifth floor of the Building (as more particularly described in the Second Amendment, the “Temporary Space”).

B.                                    The parties wish to expand the Premises (defined in the Lease) to include additional space containing approximately 2,795 rentable square feet described as Suite 585 on the fifth floor of the Building and shown on Exhibit A attached hereto (the “Suite 585 Expansion Space”) following the expiration of the Temporary Space Term, on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Suite 585 Expansion.

1.1.                            Effect of Suite 585 Expansion.  Effective as of the Suite 585 Expansion Effective Date (defined in Section 1.1.A below), the Premises shall be increased from 27,521 rentable square feet on the second and third floors to 30,316 rentable square feet on the second, third and fifth floors by the addition of the Suite 585 Expansion Space, and, from and after the Suite 585 Expansion Effective Date, the Current Premises and the Suite 585 Expansion Space shall collectively be deemed the Premises.  The term of the Lease for the Suite 585 Expansion Space (the “Suite 585 Expansion Term”) shall commence on the Suite 585 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Suite 585 Expansion Space Expiration Date (defined in Section 1.2.A below).  During the Suite 585 Expansion Term, the Suite 585 Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein.  Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the Suite 585 Expansion Space, any allowance, free rent or other financial concession granted with respect to the

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Current Premises, and (b) no representation or warranty made by Landlord with respect to the Current Premises shall apply to the Suite 585 Expansion Space.

A.                                    Suite 585 Expansion Effective Date.  As used herein, “Suite 585 Expansion Effective Date” means May 1, 2011.

B.                                    Confirmation Letter.  At any time after the Suite 585 Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days after receiving it.  If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) business days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

1.2.                            Expiration.

A.                                    Suite 585 Expansion Space Expiration Date.  Subject to the terms hereof, the term of the Lease shall expire with respect to the Suite 585 Expansion Space on the Suite 585 Expansion Space Expiration Date.  As used herein, “Suite 585 Expansion Space Expiration Date” means October 31, 2012.  Without limiting the foregoing:

1.                                      Tenant shall surrender the Suite 585 Expansion Space to Landlord in accordance with the terms of the Lease on or before the Suite 585 Expansion Space Expiration Date.

2.                                      Tenant shall remain liable for all Rent and other amounts payable under the Lease with respect to the Suite 585 Expansion Space for the period up to and including the Suite 585 Expansion Space Expiration Date, even though billings for such amounts may occur after the Suite 585 Expansion Space Expiration Date.

3.                                      Tenant’s restoration obligations with respect to the Suite 585 Expansion Space shall be as set forth in the Lease.

4.                                      If Tenant fails to surrender any portion of the Suite 585 Expansion Space on or before the Suite 585 Expansion Space Expiration Date, Tenant’s tenancy with respect to the Suite 585 Expansion Space shall be subject to Section 16 of the Lease.

5.                                      Section 8.3 (Second Extension Option) of the Second Amendment shall not apply to the Suite 585 Expansion Space.

2.                                      Base Rent.  With respect to the Suite 585 Expansion Space during the Suite 585 Expansion Term, the schedule of Base Rent shall be as follows:

Period During Suite 585 Expansion Term	Annual Rate Per Square Foot	Monthly Base Rent
5/1/11 — 10/31/12	$29.40	$6,847.75

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All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

3.                                      Additional Security Deposit.  No additional Security Deposit shall be required in connection with this Amendment.

4.                                      Tenant’s Share.  With respect to the Suite 585 Expansion Space during the Suite 585 Expansion Term, Tenant’s Share shall be 2.3507%.

5.                                      Expenses and Taxes.  With respect to the Suite 585 Expansion Space during the Suite 585 Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Suite 585 Expansion Space during the Suite 585 Expansion Term, the Base Year for Expenses and Taxes shall be 2011.

6.                                      Improvements to Suite 585 Expansion Space.

6.1.                            Condition and Configuration of Suite 585 Expansion Space.  Tenant acknowledges that it has inspected the Suite 585 Expansion Space and agrees to accept it in its existing condition and configuration (or in such other condition and configuration as Tenant may cause to exist in accordance with Section 8.6 of the Second Amendment, as amended pursuant to Section 7.1 below), without any representation by Landlord regarding its condition or configuration and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

6.2.                            Responsibility for Improvements to Suite 585 Expansion Space.  Landlord shall perform improvements to the Suite 585 Expansion Space in accordance with the Suite 585 Work Letter attached hereto as Exhibit B.

7.                                      Other Pertinent Provisions.  Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1.                            Section 8.6 of the Second Amendment is hereby amended and restated as the following:

“8.6.                      Temporary Space.  Subject to the terms of this Section 8.6, with respect to the period commencing on the date this Amendment is fully executed and delivered (in each parties’ sole and absolute discretion) and expiring on April 30, 2011 (the “Temporary Space Term”) only, the term “Premises,” as defined in the Lease (as amended), shall be deemed to include, in addition to the space expressly described in such definition, the approximately 2,795 rentable square feet of space known as Suite 585, located on the fifth floor of the Building as shown on Exhibit H to this Amendment (the “Temporary Space”), and the Temporary Space shall be subject to all of the provisions of the Lease (as amended); provided, however, that: (i) the date described in Section 1.2 of this Amendment shall not apply to the Temporary Space, and the expiration date with respect to the Temporary Space shall be April 30, 2011; (ii) Tenant shall not be required to pay Base Rent for the Temporary Space, and the schedule of Base Rent set forth in Section 3 of this Amendment shall not apply to the Temporary Space (provided, however, that solely for purposes of Section 16 of the Lease, Tenant shall not be required to pay Base Rent for the Temporary Space;

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(iii) Tenant shall not be required to pay Tenant’s Share of Expenses and Taxes for the Temporary Space, and the percentage set forth in Section 5 of this Amendment shall not apply to the Temporary Space; (iv) Tenant shall not be entitled to receive any allowance, abatement or other financial concession in connection with the Temporary Space that is being granted with respect to the balance of the Premises, and, for purposes of Exhibit B to this Amendment, the Premises shall be deemed to exclude the Temporary Space; and (v) the Temporary Space shall not be subject to any renewal or expansion right of Tenant under the Lease (as amended).  Without limiting the foregoing, upon the expiration of the Temporary Space Term, all provisions (including Sections 8, 15 and 16) of the Lease that would apply to the Premises upon the expiration of the Lease (as amended) with respect to the Premises shall apply to the Temporary Space.”

7.2.                            Parking.  Effective only during the period commencing on the Suite 585 Expansion Effective Date and ending on the earlier of (a) the Suite 585 Expansion Space Expiration Date, or (b) the Accelerated Suite 585 Expiration Date (defined in Section 7.4 below), the reference to “Ninety-one unreserved parking spaces” in Section 8.7 of the Second Amendment is hereby temporarily amended and restated as “One hundred (100) unreserved parking spaces.”

7.3.                            Additional Right of First Offer.

A.                                    Grant of Option; Conditions.

1.                                      Subject to the terms of this Section 7.3, Tenant shall have a one-time right of first offer (for purposes of this Section 7.3, “Additional Right of First Offer”) with respect to each of the following suites (and with respect to each portion of each such suite) (for purposes of this Section 7.3, each such suite or portion thereof, a “Potential Additional Offering Space”): (i) the 3,133 rentable square feet known as Suite 545 on the fifth floor of the Building shown on the demising plan attached to the Amendment as Exhibit D, (ii) the 2,827 rentable square feet known as Suite 565 on the fifth floor of the Building shown on the demising plan attached to the Amendment as Exhibit E, and (iii) the 2,903 rentable square feet known as Suite 595 on the fifth floor of the Building shown on the demising plan attached to the Amendment as Exhibit F.  Tenant’s Additional Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Additional Offering Space has become Available (defined below), but before leasing such Potential Additional Offering Space to a third party, Landlord shall provide Tenant with written notice (for purposes of this Section 7.3, the “Advice”) advising Tenant of the terms under which Landlord is prepared to lease such Potential Additional Offering Space (for purposes of this Section 7.3, an “Additional Offering Space”) to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Additional Offering Space as reasonably determined by Landlord.  For purposes hereof, a Potential Additional Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Additional Offering Space is not under lease to a third party as of the date of mutual execution and delivery of this Amendment, such Potential Additional Offering Space shall be deemed to become Available when Landlord has received from (or delivered to) a prospective tenant a

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written proposal to lease such Potential Additional Offering Space; and (ii) if such Potential Additional Offering Space is under lease to a third party as of the date of mutual execution and delivery of this Amendment, such Potential Additional Offering Space shall be deemed to become Available when Landlord has determined that the third-party tenant of such Potential Additional Offering Space, and any occupant of such Potential Additional Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Additional Offering Space.  Tenant may lease any Additional Offering Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (for purposes of this Section 7.3, the “Additional Offering Space Notice of Exercise”) within 10 days after the date of the Advice.

2.                                      Notwithstanding any contrary provision hereof, Tenant shall have no Additional Right of First Offer, and Landlord shall not be required to provide Tenant with an Advice, with respect to any Potential Additional Offering Space, if:

a.                                      Tenant is in default under the Lease, as amended, beyond any applicable cure period when Landlord would otherwise deliver the Advice; or

b.                                      the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer) when Landlord would otherwise deliver the Advice; or

c.                                       the Lease, as amended, has been assigned (other than pursuant to a Permitted Transfer) before the date on which Landlord would otherwise deliver the Advice; or

d.                                      Tenant is not occupying the Premises when Landlord would otherwise deliver the Advice.

B.                                    Terms for Additional Offering Space.

1.                                      The term for the Additional Offering Space shall commence on the commencement date stated in the Advice (and have a stated expiration date which is the same as that for the Current Premises or portion thereof then leased by Tenant under the Lease, as amended) and thereupon the Additional Offering Space shall be considered a part of the Premises subject to the provisions of the Lease, as amended; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of the Lease, as amended.

2.                                      Tenant shall pay Base Rent and Additional Rent for the Additional Offering Space in accordance with the provisions of the Advice, which provisions shall reflect the Prevailing Market rate for the Additional Offering Space as determined in Landlord’s reasonable judgment.

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3.                                      Except as may be otherwise provided in the Advice, the Additional Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its as-is condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Additional Offering Space or as of the date the term for the Additional Offering Space commences.  If Landlord is delayed in delivering possession of the Additional Offering Space by any holdover or unlawful possession of the Additional Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Additional Offering Space, and the commencement date of the term for the Additional Offering Space shall be postponed until the date Landlord delivers possession of the Additional Offering Space to Tenant free from occupancy by any party.

C.                                    Termination of Additional Right of First Offer.  The rights of Tenant hereunder with respect to any Potential Additional Offering Space shall be August 31, 2013 (unless Tenant exercises its Second Extension Option (defined in Section 8.3 of the Second Amendment) and Landlord and Tenant have agreed upon the Prevailing Market (defined in Section 8.3 of the Second Amendment) rate for the Premises during the Second Extension Term (defined in Section 8.3 of the Second Amendment), in each case pursuant to Section 8.3 of the Second Amendment, in which event the date shall be August 31, 2014, (ii) Tenant’s failure to exercise its Additional Right of First Offer with respect to such Potential Additional Offering Space (or any larger Potential Additional Offering Space containing such Potential Additional Offering Space) within the 10-day period provided in Section 7.3.A.1 above, or (iii) the date on which Landlord would have provided Tenant an Advice for such Potential Additional Offering Space if Tenant had not been in violation of one or more of the conditions set forth in Section 7.3.A.2 above.  In addition, if (a) Landlord provides Tenant with an Advice for any Additional Offering Space that contains a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Additional Offering Space, (b) Tenant does not exercise its Additional Right of First Offer to lease such Additional Offering Space pursuant to such Advice, and (c) Landlord grants such expansion right to a third party that leases such Additional Offering Space, then Tenant’s Additional Right of First Offer with respect to such other Potential Additional Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

D.                                    Additional Offering Space Amendment.  If Tenant exercises its Additional Right of First Offer, Landlord shall prepare an amendment (for purposes of this Section 7.3, the “Additional Offering Space Amendment”) adding the Additional Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms in accordance with this Section 7.3.  A copy of the Additional Offering Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Additional Offering Space Notice of Exercise executed by Tenant, and Tenant shall execute and return the Additional Offering Space Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Additional Right of First Offer shall be fully effective whether or not the Additional Offering Space Amendment is executed.

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E.                                     Definition of Prevailing Market.  For purposes of this Section 7.3, “Prevailing Market” means the annual rental rate per square foot for space comparable to the Additional Offering Space in the Building and office buildings comparable to the Building in the San Mateo, California area under leases and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes.  Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space; (ii) the space is encumbered by the option rights of another tenant; or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration.  The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

F.                                      [Intentionally Omitted].

7.4.                            Tenant’s Acceleration Option for the Suite 585 Expansion Space.

A.                                    Tenant shall have the right to accelerate (“Acceleration Option”) the expiration date of the Lease, with respect to the Suite 585 Expansion Space only, to the date that is three (3) business days after the Qualified Offering Space Commencement Date (defined below) for a Qualified Offering Space (defined below) (the “Accelerated Suite 585 Expansion Space Expiration Date”), if:

1.                                      Tenant is not in Default under the Lease (as amended) at the date Tenant provides Landlord with an Acceleration Notice (defined below); and

2.                                      no part of the Suite 585 Expansion Space is sublet for a term extending past the Tenant’s Accelerated Suite 585 Expansion Space Expiration Date; and

3.                                      no Transfer (defined in Section 14.1 of the Lease), other than a Permitted Transfer or a sublease, has occurred; and

4.                                      Landlord receives notice of acceleration (“Acceleration Notice”) concurrently with Tenant’s delivery of a valid Notice of Exercise and/or valid Additional Offering Space Notice of Exercise with respect to Qualified Offering Space (defined below) pursuant to Section 7.3.A.1 above and/or Section 8.5.A.1 of the Second Amendment; and

5.                                      The Offering Space and/or Additional Offering Space that is the subject of Tenant’s Notice of Exercise and/or Tenant’s Additional Offering Space Notice of Exercise described in Section 7.4.A.4 above collectively includes at least 4,000 rentable square feet in the Building that are contiguous and that are scheduled to commence (as set forth in the applicable Advice(s)) as of the same date (such scheduled commencement date being referred to herein as the “Qualified Offering Space Commencement Date”).

B.                                    With respect to the Suite 585 Expansion Space, Tenant shall remain liable for all Base Rent, Additional Rent and other sums due under the Lease up to and including

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the Accelerated Suite 585 Expansion Space Expiration Date even though billings for such may occur subsequent to the Accelerated Suite 585 Expansion Space Expiration Date.

C.                                    If Tenant, subsequent to providing Landlord with an Acceleration Notice, Defaults in any of the provisions of the Lease beyond applicable notice and cure periods, Landlord, at its option, may (i) declare Tenant’s exercise of the Acceleration Option to be null and void, or (ii) continue to honor Tenant’s exercise of its Acceleration Option in accordance with the terms herein.

D.                                    If Tenant validly exercises the Acceleration Option, Landlord shall prepare an amendment (the “Acceleration Amendment”) reflecting the same.  Landlord shall deliver the Acceleration Amendment to Tenant within a reasonable time after receiving the Acceleration Notice, and Tenant shall execute and return the Acceleration Amendment to Landlord within 15 days after receiving it.  At Landlord’s option, an otherwise valid exercise of the Acceleration Option shall be fully effective whether or not the Acceleration Amendment is executed.

E.                                     As of the date Tenant provides Landlord with an Acceleration Notice, any unexercised rights or options of Tenant to renew or extend the Term with respect to the Suite 585 Expansion Space, Wally, shall immediately be deemed terminated and no longer available or of any further force or effect.

7.5.                            Security System.  Notwithstanding any contrary provision of this Lease, if any portion of the Allowance (defined in Exhibit B) remains after the Allowance Items (defined in Exhibit B) have been fully paid for, Landlord, upon Tenant’s request, shall disburse such portion of the Allowance (the “Excess Allowance”) to Tenant, to be applied toward the reasonable costs incurred by Tenant to extend Tenant’s Security System (as described in Section 7 of Exhibit F to the Original Lease) to the Suite 585 Expansion Space in accordance with, and subject to, the provisions of Section 7 of Exhibit F to the Original Lease (“Security System Costs”), within 30 days after receiving paid invoices from Tenant with respect to such costs.  Notwithstanding the foregoing, if Tenant fails to use the entire Excess Allowance by November 30, 2011, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

7.6.                            Ratification.  The parties hereto confirm and agree that Section 8.1 (Contingency) of the Second Amendment is of no further force or effect and that the Lease is in full force and effect, and each of Landlord and Tenant hereby ratifies the Lease, subject to this Amendment.

8.                                      Miscellaneous.

8.1.         This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

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8.2.                            Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.                            In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.                            Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

7.3                               The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6                               Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cassidy Turley/BT Commercial) claiming to have represented Tenant in connection with this Amendment.  Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.  Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7                               Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Kenneth Young

Name:	Kenneth Young

Title:	Vice President - Leasing

TENANT:

MARKETO, INC., a Delaware corporation

By:	/s/ Frederick Ball

Name:	Frederick Ball

Title:	CFO

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EXHIBIT A

[OUTLINE AND LOCATION OF SUITE 585 EXPANSION SPACE]

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EXHIBIT B

SUITE 585 WORK LETTERWORK LETTER

As used in this Exhibit B (this “Suite 585 Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Suite 585 Work Letter is a part. “Premises” means the Suite 585 Expansion Space.  For purposes of this Exhibit B, “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Suite 585 Work Letter.  For purposes of this Exhibit B, “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1                                         ALLOWANCE.

1.1                               Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance (for purposes of this Exhibit B, the “Allowance”) in the amount of $9,782.50 to be applied toward (i) the Allowance Items (defined in Section 1.2 below), and (ii) Security System Costs, as more fully provided in Section 7.5 of the Agreement.  Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.  Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance by November 30, 2011, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2                               Disbursement of the Allowance.  Except as otherwise provided in this Suite 585 Work Letter, the Allowance shall be disbursed by Landlord only for the following items (for purposes of this Exhibit B, the “Allowance Items”): (a) [Intentionally Omitted]; (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Work List (defined in Section 2.1 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Work List or Tenant Improvement Work required by Law; (f) [intentionally omitted]; (g) sales and use taxes; and (h) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

2                                         WORK LIST AND PRICING.

2.1                               Work List.  Subject to Section 2.7, Landlord shall perform Tenant Improvement Work in accordance with the following work list (for purposes of this Exhibit B, the “Work List”) using Building-standard methods, materials and finishes.

WORK LIST

ITEM
1.	Paint the interior of the Premises using Building standard paint.
2.	Install initial Building standard suite entry signage at the entrance to the Premises.
3.	Install new Building standard private office doors and accompanying hardware located in the existing offices in the interior of the Premises.

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2.2                               Responsibility for Approving Work List.  Tenant shall be responsible for ensuring that all elements of the design of the Tenant Improvement Work are suitable for Tenant’s use of the Premises, and neither the preparation nor the approval of the Work List by Landlord shall relieve Tenant from such responsibility.

2.3                               [Intentionally Omitted.]

2.4                               [Intentionally Omitted.]

2.5                               [Intentionally Omitted.]

2.6                               Construction Pricing.  Within 10 business days after the mutual execution and delivery of this Agreement, Landlord shall provide Tenant with Landlord’s reasonable estimate (for purposes of this Exhibit B, the “Construction Pricing Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Work List.  Tenant shall provide Landlord with notice approving or disapproving the Construction Pricing Proposal.  If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Work List that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.7 below.  Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant.  Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and commence construction relating to such items.

2.7                               Revisions to Work List.  The Work List shall not be revised without Landlord’s agreement, which agreement may be withheld or conditioned in Landlord’s sole and absolute discretion.  If Tenant requests any revision to the Work List, Landlord shall provide Tenant with notice approving or disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision.  If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision.  Landlord shall not revise the Work List without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed.

2.8                               Time Deadlines.  Tenant shall use its best efforts to cooperate with Landlord and its contractors and other consultants to provide any necessary approvals relating to the Work List, approve the Construction Pricing Proposal and obtain any necessary permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.

3                                         CONSTRUCTION.

3.1                               Contractor.  A contractor designated by Landlord (for purposes of this Exhibit B, the “Contractor”) shall perform the Tenant Improvement Work.  In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

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3.2                               Construction.

3.2.1                     Over-Allowance Amount.  If the Construction Pricing Proposal exceeds the Allowance, then, concurrently with its delivery to Landlord of approval of the Construction Pricing Proposal, Tenant shall deliver to Landlord cash in the amount of such excess (for purposes of this Exhibit B, the “Over-Allowance Amount”).  Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance.  If, after the Construction Pricing Proposal is approved by Tenant, any revision is made to the Work List or the Tenant Improvement Work that increases the Construction Pricing Proposal, or if the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Work List, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord’s request.

3.2.2                     Landlord’s Retention of Contractor.  Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Work List.

3.2.3                     Contractor’s Warranties.  Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements: provided, however, that if, within 30 days after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any non-latent defect in the Tenant Improvements, or if, within 11 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, then Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under the Construction Contract (defined below) to require the Contractor to correct, or pay for the correction of, such defect, or (b) at Tenant’s expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant’s benefit.  As used in this Suite 585 Work Letter, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4                                         COMPLETION.  Tenant acknowledges and agrees that the Tenant Improvement Work may be performed during Building Hours before or after the Suite 585 Expansion Effective Date.  Landlord and Tenant shall cooperate with each other in order to enable the Tenant Improvement Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible.  Notwithstanding anything contrary provision of this Agreement, any delay in the completion of the Tenant Improvement Work or inconvenience suffered by Tenant during the performance of the Tenant Improvement Work shall not delay the Suite 585 Expansion Effective Date, nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease.

5                                         MISCELLANEOUS.  Notwithstanding any contrary provision of this Agreement, if Tenant defaults beyond any applicable notice and cure periods under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Suite 585 Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.  This Suite 585 Work Letter shall not apply to any space other than the Premises.

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EXHIBIT C

NOTICE OF LEASE TERM DATES

, 20

To:

Re:                             Third Amendment (the “Amendment”), dated                     , 2011, to a lease agreement dated August 13, 2009, between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a Delaware corporation (“Tenant”), concerning Suite 585 on the fifth floor of the building located at 901 Mariner’s Island Boulevard, San Mateo, California (the “Suite 585 Expansion Space”).

Lease ID:

Business Unit Number:

Dear                                           :

In accordance with the Amendment, Tenant accepts possession of the Suite 585 Expansion Space and confirms that (a) the Suite 585 Expansion Effective Date is May 1, 2011, and (b) the Suite 585 Expansion Space Expiration Date is October 31, 2012.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.  Please note that, pursuant to Section 1.3 of the Amendment, if Tenant fails to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:
Name:
Title:
Agreed and Accepted as of , 2011.

“Tenant”:

MARKETO, INC., a Delaware corporation

By:
Name:
Title:

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EXHIBIT D

[SUITE 545 POTENTIAL ADDITIONAL OFFERING SPACE]

EXHIBIT E

[SUITE 565 POTENTIAL ADDITIONAL OFFERING SPACE]

1

EXHIBIT F

[SUITE 595 POTENTIAL ADDITIONAL OFFERING SPACE]

1

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) is made and entered into as of November 22, 2011, by and between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                         Landlord and Tenant (as successor by merger to Marketo, Inc., a California corporation) are parties to that certain lease dated August 13, 2009 (“Lease”), as previously confirmed by that certain Confirmation Letter dated October 6, 2009, as further amended by that certain First Amendment dated May 19, 2010 and as confirmed by that certain Notice of Lease Term Dates dated July 14, 2010, as further amended by that certain Second Amendment (“Second Amendment”) dated November 16, 2010, and as confirmed by that certain Notice of Lease Term Dates dated February 23, 2011, and as further amended by that certain Third Amendment (“Third Amendment”) dated May 19, 2011 and as confirmed by that certain Notice of Lease Term Dates dated May 31, 2011 (as amended, the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 30,316 rentable square feet (for purposes hereof, the “New Existing Premises”) described as Suite 200 consisting of approximately 13,254 rentable square feet located on the second floor, Suite 250 consisting of approximately 3,102 rentable square feet located on the second floor, Suite 350 consisting of approximately 11,165 rentable square feet located on the third floor and Suite 585 consisting of approximately 2,795 rentable square feet located on the fifth floor, all in the building commonly known as San Mateo BayCenter II located at 901 Mariner’s Island Boulevard, San Mateo, California (the “Building”).

B.                                         The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 7,878 rentable square feet described as Suite 475 on the fourth floor of the Building and shown on Exhibit A attached hereto (the “Suite 475 Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Suite 475 Expansion.

1.1.                            Effect of Suite 475 Expansion.  Effective as of the Suite 475 Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 30,316 rentable square feet on the second, third and fifth floors to 38,194 rentable square feet on the second, third, fourth and fifth floors by the addition of the Suite 475 Expansion Space, and, from and after the Suite 475 Expansion Effective Date, the New Existing Premises and the Suite 475 Expansion Space shall collectively be deemed the Premises.  The term of the Lease for the Suite 475 Expansion Space (the “Suite 475 Expansion Term”) shall commence on the Suite 475 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Extended Expiration Date (which the parties acknowledge is May 31, 2014).  From and after the Suite 475 Expansion Effective Date, the Suite 475 Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein.  Except as may be expressly provided herein or in Exhibit B hereto, (a) Tenant shall not be entitled to receive, with respect to the Suite 475 Expansion Space, any allowance, free rent or

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other financial concession granted with respect to the New Existing Premises, and (b) no representation or warranty made by Landlord with respect to the New Existing Premises shall apply to the Suite 475 Expansion Space.

1.2.                            Suite 475 Expansion Effective Date.  As used herein, “Suite 475 Expansion Effective Date” means the earlier to occur of (i) the date on which Tenant first commences to conduct business in the Suite 475 Expansion Space pursuant to this Amendment, or (ii) the date on which the Suite 475 Expansion Space becomes Ready for Occupancy (defined in the Suite 475 Work Letter attached hereto as Exhibit B), which is anticipated to be March 1, 2012 (the “Target Suite 475 Expansion Effective Date”).  Subject to Section 1.4 below, the adjustment of the Suite 475 Expansion Effective Date and, accordingly, the postponement of Tenant’s obligation to pay rent for the Suite 475 Expansion Space shall be Tenant’s sole remedy if the Suite 475 Expansion Space is not Ready for Occupancy on the Target Suite 475 Expansion Effective Date.  If the Suite 475 Expansion Effective Date is delayed, the Extended Expiration Date shall not be similarly extended.

1.3.                            Confirmation Letter.  At any time after the Suite 475 Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days after receiving it.  If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

1.4.                            Late Delivery of Suite 475 Expansion Space.  Notwithstanding any contrary provision of this Amendment, if the Suite 475 Expansion Effective Date does not occur on or before October 31, 2012 (for purposes of this Amendment, the “Outside Completion Date”), Tenant, as its sole remedy (but without limitation to Tenant’s rights under the penultimate sentence of Section 1.2 above), shall be entitled to an abatement of Base Rent for the Suite 475 Expansion Space, beginning on the date that Base Rent otherwise first becomes payable hereunder with respect to the Suite 475 Expansion Space, in the amount of $709.02 for each day in the period beginning on the Outside Completion Date and ending on the date immediately preceding the Suite 475 Expansion Effective Date; provided, however, that the Outside Completion Date shall be postponed by one (1) day for each day, if any, by which the substantial completion of the Tenant Improvement Work (defined in Exhibit B hereto) is delayed by (a) any event of Force Majeure, or (b) any expansion of the scope of the Tenant Improvement Work beyond that described in the Space Plan (as defined in Section 2.3 of Exhibit B hereto.

2.                                     Base Rent.  With respect to the Suite 475 Expansion Space during the Suite 475 Expansion Term, the schedule of Base Rent shall be as follows:

Period During Suite 475 Expansion Term	Annual Rate Per Square Foot	Monthly Base Rent
Suite 475 Expansion Effective Date through last day of 12th full calendar month of Suite 475 Expansion Term	$32.40	$21,270.60

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Period During Suite 475 Expansion Term	Annual Rate Per Square Foot	Monthly Base Rent
13th through 24th full calendar months of Suite 475 Expansion Term	$33.36	$21,900.84
25th full calendar month of Suite 475 Expansion Term through last day of Suite 475 Expansion Term	$34.32	$22,531.08

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

3.                                      Additional Security Deposit.  Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $21,270.00, which shall be added to and become part of the Security Deposit held by Landlord pursuant to Sections 1.8 and 21 of the Lease (as amended).  Simultaneously with the execution hereof, the Security Deposit is hereby increased from $92,758.65 to $114,028.65.  Effective as of February 1, 2013, and so long as Tenant is not in Default, the Security Deposit held by Landlord pursuant to the foregoing sentence shall be reduced from $114,028.65 to $84,999.65 (the “Deposit Reduction”) and Landlord shall deliver the amount of $29,029.00 to Tenant by March 31, 2013.

4.                                      Tenant’s Share.  With respect to the Suite 475 Expansion Space during the Suite 475 Expansion Term, Tenant’s Share shall be 6.6257%.  Effective as of the Suite 475 Expansion Effective Date, Tenant’s collective Share for the New Existing Premises and the Suite 475 Expansion Space shall be 32.1227%.

5.                                      Expenses and Taxes.  With respect to the Suite 475 Expansion Space during the Suite 475 Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Suite 475 Expansion Space during the Suite 475 Expansion Term, the Base Year for Expenses and Taxes shall be 2012.

6.                                      Improvements to Suite 475 Expansion Space.

6.1.                            Condition and Configuration of Suite 475 Expansion Space.  Tenant acknowledges that it has inspected the Suite 475 Expansion Space and agrees to accept it in its existing condition and configuration (or in such other condition and configuration as any existing tenant of the Suite 475 Expansion Space may cause to exist in accordance with its lease), without any representation by Landlord regarding its condition or configuration and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

6.2.                            Responsibility for Improvements to Suite 475 Expansion Space.  Landlord shall perform improvements to the Suite 475 Expansion Space in accordance with the Suite 475 Work Letter attached hereto as Exhibit B.  In addition, (a) within 15 days after substantial completion of the Tenant Improvement Work (as defined in Exhibit B hereto), Landlord and Tenant shall jointly inspect the Suite 475 Expansion Space and prepare a “punch list” identifying any portions of the Tenant Improvement Work that do not comply with Landlord’s obligations under Exhibit B hereto (provided, however, that, upon Landlord’s request, such inspection shall be performed and such punch list shall be prepared before

3

Tenant begins moving its furniture, equipment or other personal property into the Suite 475 Expansion Space); and (b) Landlord, as part of the Tenant Improvement Work, shall use good faith efforts to correct all such items within a reasonable period of time after preparation of such punch list.

7.                                     Other Pertinent Provisions.  Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1.                            Effective as of the date hereof, the last sentence of Section 4 of the Second Amendment is hereby deleted in its entirety and is of no further force or effect.

7.2.                            Security System.  Section 7 of Exhibit F to the Lease shall also apply to the Suite 475 Expansion Space.

7.3.                            Exterior Signage.

A.                                    So long as (i) Tenant is not in Default under the terms of the Lease (as amended); (ii) Tenant is in occupancy of the Premises; and (iii) other than with respect to a Permitted Transfer, Tenant has not assigned the Lease or sublet 25% or more of the Premises for more than 50% of the then remaining term of the Lease (each individually a “Signage Condition” and collectively, the “Signage Conditions”), Tenant shall have the right, subject to the terms hereof, to have Landlord install Tenant’s name on a portion of the Building located on the top elevation of the Building facing a southern direction (the “Exterior Sign”), as more particularly shown on Exhibit D attached hereto.  Tenant shall be responsible for all costs associated with the installation of the Exterior Sign (“Signage Work”), including the costs of the Exterior Signage Items (defined below).  As used herein, the term “Exterior Signage Items” shall mean (a) plan-check, permit and license fees relating to performance of the Signage Work; (b) the cost of performing the Signage Work, including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (c) the cost of any change to the base, shell or core of the Building required by the Signage Work, including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (d) the cost of any change to the Signage Work required by Law; (e) the Landlord Signage Supervision Fee (defined herein below); (f) sales and use taxes; and (g) all other costs expended by Landlord in connection with the performance of the Signage Work.  The design, size and color of the Exterior Sign, the manner in which it is to be attached to the Building and, if applicable, any provisions for illumination of the Exterior Sign are more particularly described on Exhibit D hereto.  Within 10 business days after the mutual execution and delivery of this Amendment, Landlord shall provide Tenant with Landlord’s reasonable estimate (the “Signage Pricing Proposal”) of all costs to be incurred by Tenant in connection with the performance of the Signage Work.  Tenant shall provide Landlord with notice approving or disapproving the Signage Pricing Proposal.  If Tenant disapproves the Signage Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Exterior Sign and Signage Work that Tenant requests in order to resolve its objections to the Signage Pricing Proposal, and Landlord shall respond as required herein below.  Such procedure shall be repeated as necessary until the Signage Pricing Proposal is approved by Tenant.

4

Upon Tenant’s approval of the Signage Pricing Proposal, Landlord may purchase the items set forth in the Signage Pricing Proposal and commence construction relating to such items.  The Exterior Sign and the Signage Work shall not be revised without Landlord’s agreement, which agreement may be withheld or conditioned in Landlord’s sole and absolute discretion.  If Tenant requests any revision to the Exterior Sign or the Signage Work, Landlord shall provide Tenant with notice approving or disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Signage Pricing Proposal, if any, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Amendment if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision.  If Landlord has commenced performance of the Signage Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision.  Landlord shall not revise the Exterior Sign or the Signage Work without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall use its best efforts to cooperate with Landlord and its contractors and other consultants to provide any necessary approvals relating to the Exterior Sign and the Signage Work, approve the Signage Pricing Proposal and obtain any necessary permits for the Signage Work as soon as possible after the execution of this Amendment, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.  Concurrently with its delivery to Landlord of approval of the Signage Pricing Proposal, Tenant shall deliver to Landlord cash equal to such amount.  If, after the Signage Pricing Proposal is approved by Tenant, any revision is made to the Signage Work that increases the Signage Pricing Proposal, or if the Signage Pricing Proposal is otherwise increased to reflect the actual cost of all Signage Work, then Tenant shall deliver any resulting increase in the Signage Pricing Proposal to Landlord within 10 days of Landlord’s written request.  Tenant shall pay a construction supervision and management fee (the “Landlord Signage Supervision Fee”) to Landlord in an amount equal to 2% of the aggregate cost of all Signage Work other than the Landlord Signage Supervision Fee.  Tenant acknowledges and agrees that the Signage Work may be performed before or after the Suite 475 Expansion Effective Date.  Notwithstanding anything contrary provision of this Amendment, (x) any delay in the completion of the Signage Work or inconvenience suffered by Tenant during the performance of the Signage Work shall not delay the Suite 475 Expansion Effective Date, nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease (as amended) and (y) the installation of the Exterior Sign shall be subject to the approval of any governmental authority having jurisdiction.

B.                                    Once installed, Landlord shall repair and maintain the Exterior Sign and replace any light bulbs, florescent or neon tubes or other illumination devices associated therewith, if any.  Tenant shall reimburse Landlord the cost of such repair and maintenance within 30 days of written invoice therefore.  In addition, Tenant shall pay the cost of all electricity consumed in connection with the operation of the

5

Exterior Sign within 30 days of written invoice therefore.  The provisions of this Section 7.3.B. shall survive expiration or earlier termination of the Lease (as amended).

C.                                    Upon expiration or earlier termination of the Lease (as amended) or if during the Extended Term (and any extensions thereof) any of the Signage Conditions are no longer satisfied, then Tenant’s rights granted in this Section 7.3 will terminate and Landlord, at Tenant’s cost, may remove Tenant’s Exterior Sign from the Building and restore the affected portion of the Building to the condition it was in prior to installation of Tenant’s Exterior Sign, ordinary wear and tear excepted.  Tenant shall reimburse Landlord for the cost of such work within 30 days after request therefore.  The provisions of this Section 7.3.C. shall survive expiration or earlier termination of the Lease (as amended).

7.4.                            Deletion.  Effective as of the date hereof, (a) Section 8.5.A.1(iv) of the Second Amendment and Exhibit G to the Second Amendment are hereby deleted in their entirety and are of no further force or effect, (b) Section 8.5.A.1(iii) of the Second Amendment is hereby amended and restated as follows: “(iii) the 10,557 rentable square feet known as Suite 400 on the fourth floor of the Building shown on the demising plan attached to the Lease as Exhibit F”; and (c) Exhibit F to the Second Amendment is hereby amended and restated with Exhibit F attached hereto.

7.5.                            Parking.  Effective as of the Suite 475 Expansion Effective Date and continuing through the Suite 475 Expansion Term, the number of unreserved parking spaces allocated to Tenant under the Lease shall be increased by 26 unreserved spaces, without limitation to the number of parking spaces allocated to Tenant under the Lease with respect to the New Existing Premises.

7.6.                            Early Entry.  Tenant may enter the Suite 475 Expansion Space (i) after installation of the ceiling grid in the Suite 475 Expansion Space and before the Suite 475 Expansion Space becomes Ready for Occupancy, solely for the purpose of installing telecommunications and data cabling in the Suite 475 Expansion Space, and (ii) after installation of the carpeting in the Suite 475 Expansion Space and before the Suite 475 Expansion Space becomes Ready for Occupancy, solely for the purpose of installing equipment, furnishings and other personal property in the Suite 475 Expansion Space.  Other than the obligation (with respect to the Suite 475 Expansion Space) to pay Base Rent and Tenant’s Share of any Expense Excess or Tax Excess, all of Tenant’s obligations hereunder shall apply during any period of such early entry.  Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Suite 475 Expansion Space pursuant to this Section 7.6 if Landlord reasonably determines that such entry is endangering individuals working in the Suite 475 Expansion Space or is delaying completion of the Tenant Improvement Work (defined in Exhibit B ).

8.                                      Miscellaneous.

8.1.                            This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which

6

Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2.                            Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.                            In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.                            Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5.                            The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6.                            Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cassidy Turley/BT Commercial) claiming to have represented Tenant in connection with this Amendment.  Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.  Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7.                            Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

7

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:	/s/ John C. Moe
Name:	John C. Moe
Title:	Market Managing Director

TENANT:

MARKETO, INC., a Delaware corporation

By:	/s/ Frederick Ball
Name:	Frederick Ball
Title:	CFO

8

EXHIBIT A

[OUTLINE AND LOCATION OF SUITE 475 EXPANSION SPACE]

1

EXHIBIT B

SUITE 475 WORK LETTER

As used in this Exhibit B (this “Suite 475 Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Suite 475 Work Letter is a part.  “Premises” means the Suite 475 Expansion Space.  For purposes of this Exhibit B, “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Suite 475 Work Letter.  For purposes of this Exhibit B, “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

ALLOWANCE.

Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance (for purposes of this Exhibit B, the “Allowance”) in the amount of $141,804.00 to be applied toward the Allowance Items (defined in Section 1.2 below).  Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Suite 475 Work Letter.  Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance within six (6) months following the Suite 475 Expansion Effective Date, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

Disbursement of the Allowance.  Except as otherwise provided in this Suite 475 Work Letter, the Allowance shall be disbursed by Landlord only for the following items (for purposes of this Exhibit B, the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below) and the Engineers (defined in Section 2.1 below); (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Plans (defined in Section 2.1 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Tenant Improvement Work required by Law; (f) sales and use taxes; and (g) all other commercially reasonable costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

PLANS AND PRICING.

Selection of Architect.  Landlord shall retain the architect/space planner (for purposes of this Exhibit B, the “Architect”) and the engineering consultants (for purposes of this Exhibit B, the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises.  The plans and drawings to be prepared by the Architect and the Engineers shall be referred to in this Suite 475 Work Letter as the “Plans.”  Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.  Landlord shall cause the Architect and the Engineers to use the Required Level of Care (defined below) to cause the Plans to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law by the Plans resulting from Tenant’s use of the Premises for other than general office purposes.  As used herein, “Required Level of Care” means the level of care that reputable architects and

2

engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building.  Tenant shall be responsible for ensuring that the Plans comply with Law to the extent Landlord is not expressly so responsible under this Section 2.1, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.  To the extent that either party (for purposes of this Exhibit B, the “Responsible Party”) is responsible under this Section 2.1 for causing the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

[Intentionally Omitted.]

[Intentionally Omitted.]

Additional Programming Information.  Landlord and Tenant acknowledge that they have approved the space plan for the Premises prepared by ID/Architecture dated November 15, 2011 and known as SP-5A (for purposes of this Exhibit B, the “Space Plan”), attached hereto as Exhibit B-1.  Tenant shall deliver to Landlord, in writing, all information that, together with the Space Plan, is necessary, in the judgment of Landlord, the Architect and the Engineers, to complete the architectural, engineering and final architectural working drawings for the Premises in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work (for purposes of this Exhibit B, the “Construction Drawings”), including electrical requirements, telephone requirements, special HVAC requirements, plumbing requirements, and all interior and special finishes (for purposes of this Exhibit B, collectively, the “Additional Programming Information”).  The Additional Programming Information shall be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (for purposes of this Exhibit B, collectively, the “Landlord Requirements”) and shall otherwise be subject to Landlord’s reasonable approval.  Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement.  If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections.  If Landlord disapproves the Additional Programming Information, Tenant shall modify the Additional Programming Information and resubmit it for Landlord’s review and approval.  Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information.  If requested by Tenant, Landlord, in its sole and absolute discretion, may assist Tenant, or cause the Architect and/or the Engineers to assist Tenant, in preparing all or a portion of the Additional Programming Information; provided, however, that, whether or not the Additional Programming Information is prepared with such assistance, Tenant shall be solely responsible for the timely preparation and delivery of the Additional Programming Information and for all elements thereof and, subject to Section 1 above, all costs relating thereto.  Landlord and Tenant acknowledge that, as of the date of mutual execution and delivery of this Agreement, Tenant has previously delivered to Landlord, and Landlord has approved, the Additional Programming Information set forth in the Space Plan, as required under this Section 2.4.

Construction Drawings.  After approving the Additional Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the Space Plan and the approved Additional Programming Information.  Such preparation and delivery shall occur within 10 business days after the later of Landlord’s approval of the Additional Programming

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Information or the mutual execution and delivery of this Agreement.  Tenant shall approve or disapprove the Construction Drawings by notice to Landlord.  If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings.  After receiving such notice of disapproval, Landlord shall cause the Architect and/or the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that is inconsistent with the Landlord Requirements or that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval.  Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such mutual execution and delivery) if such revision is material.  Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings.  The Construction Drawings approved by Landlord and Tenant are referred to in this Suite 475 Work Letter as the “Approved Construction Drawings”.

Construction Pricing.  Within 10 business days after the Construction Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with Landlord’s reasonable estimate (for purposes of this Exhibit B, the “Construction Pricing Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings.  Tenant shall provide Landlord with notice approving or disapproving the Construction Pricing Proposal.  If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.7 below.  Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant.  Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and commence construction relating to such items.

Revisions to Approved Construction Drawings.  If Tenant requests any revision to the Approved Construction Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision.  If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision.  Landlord shall not revise the Approved Construction Drawings without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed.

Time Deadlines.  Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.  Without limiting the foregoing, Tenant shall approve the Construction Pricing Proposal pursuant to Section 2.6 above on or before Tenant’s Approval Deadline (defined below).  As used in this Suite 475 Work Letter, “Tenant’s Approval Deadline” means December 6, 2011; provided, however, that Tenant’s Approval Deadline shall be extended by one day for each day, if any, by which Tenant’s approval of

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the Construction Pricing Proposal pursuant to Section 2.6 above is delayed by any failure of Landlord to perform its obligations under this Section 2.

CONSTRUCTION.

Contractor.  A contractor designated by Landlord (for purposes of this Exhibit B, the “Contractor”) shall perform the Tenant Improvement Work.  In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

Construction.

Over-Allowance Amount.  If the Construction Pricing Proposal exceeds the Allowance, then, concurrently with its delivery to Landlord of approval of the Construction Pricing Proposal, Tenant shall deliver to Landlord cash in the amount of such excess (for purposes of this Exhibit B, the “Over-Allowance Amount”).  Any Over-Allowance Amount shall be disbursed by Landlord after the Allowance and pursuant to the same procedure as the Allowance.  After the Construction Pricing Proposal is approved by Tenant, if any revision is made to the Approved Construction Drawings or the Tenant Improvement Work (pursuant to Section 2.7 of this Suite 475 Work Letter) that increases the Construction Pricing Proposal, or if the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord’s request.

Landlord’s Retention of Contractor.  Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

Contractor’s Warranties.  Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 30 days after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any non-latent defect in the Tenant Improvements, or if, within 11 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, then Landlord shall require the Contractor to correct, or pay for the correction of, such defect.

COMPLETION.

Ready for Occupancy.  For purposes of Section 1.2 of this Agreement, the Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvement Work.  Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

Tenant Delay.  If the substantial completion of the Tenant Improvement Work is delayed (for purposes of this Exhibit B, a “Tenant Delay”) as a result of (a) any failure of Tenant to approve the Construction Pricing Proposal pursuant to Section 2.6 above on or before Tenant’s Approval Deadline; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Suite 475 Work Letter or the Lease; (d) any request by Tenant for a revision to the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to perform its obligations under Section 2.7

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above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred.

MISCELLANEOUS.  Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement beyond applicable notice and cure periods before the Tenant Improvement Work is completed, Landlord’s obligations under this Suite 475 Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.  This Suite 475 Work Letter shall not apply to any space other than the Premises.

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EXHIBIT B-1

[SPACE PLAN]

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EXHIBIT C

NOTICE OF LEASE TERM DATES

, 20

To:

Re:                             Fourth Amendment (the “Amendment”), dated                         , 20    , to a lease agreement dated August 13, 2009, between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a Delaware corporation (“Tenant”), concerning Suite 475 on the fourth floor of the building located at 901 Mariner’s Island Boulevard, San Mateo, California (the “Suite 475 Expansion Space”).

Lease ID:

Business Unit Number:

Dear                             :

In accordance with the Amendment, Tenant accepts possession of the Suite 475 Expansion Space and confirms that (a) the Suite 475 Expansion Effective Date is                         , 20    , and (b) the Extended Expiration Date is May 31, 2014.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.  Please note that, pursuant to Section 1.3 of the Amendment, if Tenant fails to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:
Agreed and Accepted as of , 2011.

“Tenant”:

MARKETO, INC., a Delaware corporation

By:
Name:
Title:

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EXHIBIT D

[LOCATION AND DESIGN OF EXTERIOR SIGN]

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EXHIBIT F

[SUITE 400 POTENTIAL OFFERING SPACE]

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FIFTH AMENDMENT

THIS FIFTH AMENDMENT (this “Amendment”) is made and entered into as of May 14, 2012, by and between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                         Landlord and Tenant (as successor by merger to Marketo, Inc., a California corporation) are parties to that certain lease dated August 13, 2009, as previously confirmed by that certain Confirmation Letter dated October 6, 2009, as amended by that certain First Amendment dated May 19, 2010 and confirmed by that certain Notice of Lease Term Dates dated July 14, 2010, as amended by that certain Second Amendment (“Second Amendment”) dated November 16, 2010 and confirmed by that certain Notice of Lease Term Dates dated February 23, 2011, as amended by that certain Third Amendment (“Third Amendment”) dated May 19, 2011 and confirmed by that certain Notice of Lease Term Dates dated May 31, 2011, and as amended by that certain Fourth Amendment (“Fourth Amendment”) dated November 22, 2011and confirmed by that certain Notice of Lease Term Dates dated February 21, 2012 (as amended, the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 38,194 rentable square feet (the “Existing Premises”) consisting of (a) approximately 16,356 rentable square feet currently known as Suite 200 (formerly Suite 200 and Suite 250) located on the second floor, (b) approximately 11.165 rentable square feet known as Suite 350 located on the third floor, (c) approximately 7,878 rentable square feet known as Suite 475 on the fourth floor, and (d) approximately 2,795 rentable square feet known as Suite 585 on the fifth floor (“Suite 585”), all in the building commonly known as San Mateo BayCenter II located at 901 Mariner’s Island Boulevard in San Mateo, California (the “Building”).  The Existing Premises less Suite 585 (i.e., 35,399 rentable square feet) are referred to herein as the “Extension Premises”.

B.                                         The parties wish to expand the Premises (defined in the Lease) to include the following additional spaces in the Building: (a) approximately 17,264 rentable square feet (collectively, “Expansion Space A”), consisting of (i) approximately 1,857 rentable square feet known as Suite No. 105 located on the first floor and shown on Exhibit A-1 attached hereto, (ii) approximately 2,455 rentable square feet known as Suite No. 380 on the third floor and shown on Exhibit A-2 attached hereto, (iii) approximately 1,502 rentable square feet known as Suite No. 525, approximately 778 rentable square feet known as Suite No. 535, approximately 3,133 rentable square feet known as Suite No. 545, approximately 2,827 rentable square feet known as Suite No. 565, approximately 1,809 rentable square feet known as Suite No. 575 and approximately 2,903 rentable square feet known as Suite No. 595, all on the fifth floor and shown on Exhibit A-3 attached hereto, and (b) approximately 11,772 rentable square feet (collectively, “Expansion Space B”), consisting of (i) approximately 2,547 rentable square feet known as Suite No. 620 and approximately 9,225 rentable square feet known as Suite No. 625, all on the sixth floor and shown on Exhibit B attached hereto, on the following terms and conditions.

C.                                         The Lease will expire by its terms on May 31, 2014 (the “Existing Expiration Date”), other than with respect to Suite 585, and the parties wish to extend the term of the Lease on the following terms and conditions.  The Lease will expire by its terms with respect to Suite 585 only on October 31, 2012 (the “Existing Suite 585 Expiration Date”), and the parties wish to extend the term of the Lease with respect to Suite 585 to be coterminous with the term of the Lease, as hereby extended, on the following terms and conditions.

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NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Expansion A.

1.1.                            Effect of Expansion A.  Effective as of the Expansion A Effective Date (defined in Section 1.2 below), provided that the Expansion B Effective Date (defined in Section 2.2 below) has not previously occurred, the Premises shall be increased from 38,194 rentable square feet on the second, third, fourth and fifth floors to 55,458 rentable square feet on the first, second, third, fourth and fifth floors by the addition of Expansion Space A, and, from and after the Expansion A Effective Date, the combination of the Existing Premises and Expansion Space A shall collectively be deemed the Premises.  In the event that Expansion B Effective Date occurs prior to the Expansion A Effective Date, then effective as of the Expansion A Effective Date, the Premises shall be increased from 49,966 rentable square feet on the second, third, fourth, fifth and sixth floors to 67,230 rentable square feet on the first, second, third, fourth, fifth and sixth floors by the addition of Expansion Space A, and, from and after the Expansion A Effective Date, the combination of the Existing Premises, Expansion Space A and Expansion Space B shall collectively be deemed the Premises.  The term of the Lease for Expansion Space A (the “Expansion A Term”) shall commence on the Expansion A Effective Date and, unless sooner terminated in accordance with the Lease, end on the Second Extended Expiration Date (defined in Section 3 below).  From and after the Expansion A Effective Date, Expansion Space A shall be subject to all the terms and conditions of the Lease except as provided herein (including Exhibit C-1).  Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to Expansion Space A, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to Expansion Space A.

1.2.                            Expansion A Effective Date.  As used herein, “Expansion A Effective Date” means the earlier to occur of (i) the date on which Tenant first conducts business in Expansion Space A pursuant to this Amendment, or (ii) the date on which the Tenant Improvement Work (for purposes of this Section 1.2, as defined in Exhibit C-1 attached hereto) is Substantially Complete (for purposes of this Section 1.2, as defined in Exhibit C-1 attached hereto), which is anticipated to be September 1, 2012 (the “Target Expansion A Effective Date”).  Subject to Section 1.5 below, the adjustment of the Expansion A Effective Date and, accordingly, the postponement of Tenant’s obligation to pay rent for Expansion Space A shall be Tenant’s sole remedy if the Tenant Improvement Work is not Substantially Complete on the Target Expansion A Effective Date.  If the Expansion A Effective Date is delayed, the Second Extended Expiration Date shall not be similarly extended.

1.3.                            Confirmation Letter.  At any time after the Expansion A Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit D attached hereto, as a confirmation of the information set forth therein with respect to Expansion Space A, which Tenant shall execute and return to Landlord within five (5) business days after receiving it.  If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) business days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

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1.4.                            Fifth Floor Premises.  Effective as of the Expansion A Effective Date, the portions of Expansion Space A on the fifth floor of the Building and Suite 585, collectively, shall be known as Suite 500.

1.5.                            Late Delivery of Expansion Space A.  Notwithstanding any contrary provision of this Amendment, if the Expansion A Effective Date does not occur on or before May 1, 2013 (for purposes of this Amendment, the “Outside Expansion A Completion Date”), Tenant, as its sole remedy (but without limitation to Tenant’s rights under the penultimate sentence of Section 1.2 above), shall be entitled to an abatement of Base Rent for Expansion Space A and Suite 585, collectively, beginning on the date that Base Rent otherwise first becomes payable hereunder with respect to Expansion Space A and Suite 585, collectively, in the amount of $2,139.63 for each day in the period beginning on the Outside Expansion A Completion Date and ending on the date immediately preceding the Expansion A Effective Date; provided, however, that the Outside Expansion A Completion Date shall be postponed by one (1) day for each day, if any, by which the substantial completion of the Tenant Improvement Work (as defined for purposes of this Section 1.5 in Exhibit C-1 hereto) is delayed by (a) any event of Force Majeure, or (b) any expansion of the scope of such Tenant Improvement Work beyond that described in the Space Plan (as defined in Section 2.3 of Exhibit C-1 hereto).

2.                                      Expansion B.

2.1.                            Effect of Expansion B.  Effective as of the Expansion B Effective Date (defined in Section 2.2 below), provided that the Expansion A Effective Date has previously occurred, the Premises shall be increased from 55,458 rentable square feet on the first, second, third, fourth and fifth floors to 67,230 rentable square feet on the first, second, third, fourth, fifth and sixth floors by the addition of Expansion Space B, and, from and after the Expansion B Effective Date, the combination of the Existing Premises, Expansion Space A and Expansion Space B shall collectively be deemed the Premises.  In the event that Expansion B Effective Date occurs prior to the Expansion A Effective Date, then effective as of the Expansion B Effective Date, the Premises shall be increased from 38,194 rentable square feet on the second, third, fourth and fifth floors to 49,996 rentable square feet on the second, third, fourth, fifth and sixth floors by the addition of Expansion Space B, and, from and after the Expansion B Effective Date, the combination of the Existing Premises and Expansion Space B shall collectively be deemed the Premises.  The term of the Lease for Expansion Space B (the “Expansion B Term”) shall commence on the Expansion B Effective Date and, unless sooner terminated in accordance with the Lease, end on the Second Extended Expiration Date (defined in Section 3 below).  From and after the Expansion B Effective Date, Expansion Space B shall be subject to all the terms and conditions of the Lease except as provided herein.  Except as may be expressly provided herein (including Exhibit C-2), (a) Tenant shall not be entitled to receive, with respect to Expansion Space B, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to Expansion Space B.

2.2.                            Expansion B Effective Date.  As used herein, “Expansion B Effective Date” means the earlier to occur of (i) the date on which Tenant first conducts business in Expansion Space B pursuant to this Amendment, or (ii) the later of (a) April 1, 2013, or (b) the date on which the Tenant Improvement Work (for purposes of this Section 2.2, as defined in Exhibit C-2 attached hereto) is Substantially Complete (for purposes of this Section 2.2, as defined in Exhibit C-2 attached hereto), which is anticipated to be April 1, 2013 (the “Target

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Expansion B Effective Date”).  The adjustment of the Expansion B Effective Date and, accordingly, the postponement of Tenant’s obligation to pay rent for Expansion Space B shall be Tenant’s sole remedy if the Tenant Improvement Work is not Substantially Complete on the Target Expansion B Effective Date.  If the Expansion B Effective Date is delayed, the Second Extended Expiration Date shall not be similarly extended.

2.3.                            Confirmation Letter.  At any time after the Expansion B Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit D attached hereto, as a confirmation of the information set forth therein with respect to Expansion Space B, which Tenant shall execute and return to Landlord within five (5) business days after receiving it.  If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) business days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

2.4.                            Sixth Floor Premises.  Effective as of the Expansion B Effective Date, Expansion Space B shall be known, collectively, as Suite 625.

2.5.                            Late Delivery of Expansion Space B.  Notwithstanding any contrary provision of this Amendment, if the Expansion B Effective Date does not occur on or before December 1, 2013 (for purposes of this Amendment, the “Outside Expansion B Completion Date”), Tenant, as its sole remedy (but without limitation to Tenant’s rights under the penultimate sentence of Section 2.2 above), shall be entitled to an abatement of Base Rent for Expansion Space B beginning on the date that Base Rent otherwise first becomes payable hereunder with respect to Expansion Space B in the amount of $1,255.68 for each day in the period beginning on the Outside Expansion B Completion Date and ending on the date immediately preceding the Expansion B Effective Date; provided, however, that the Outside Expansion B Completion Date shall be postponed by one (1) day for each day, if any, by which the substantial completion of the Tenant Improvement Work (as defined for purposes of this Section 2.5 in Exhibit C-2 hereto) is delayed by (a) any event of Force Majeure, or (b) any expansion of the scope of such Tenant Improvement Work beyond that described in the space plan titled SP-2 prepared by ID/Architecture dated February 17, 2012.

3.                                      Extension.  The term of the Lease for the entire Existing Premises is hereby extended through August 31, 2016 (the “Second Extended Expiration Date”).  The portion of the term of the Lease commencing on the date immediately following the Existing Expiration Date (the “Second Extension Date”) and ending on the Second Extended Expiration Date shall be referred to herein as the “Second Extended Term”.  The portion of the term of the Lease commencing on November 1, 2012 (the “Suite 585 Extension Date”) and ending on the Second Extended Expiration Date shall be referred to herein as the “Suite 585 Extended Term”.

4.                                      Base Rent.

4.1.                            Extension Premises During Second Extended Term.  With respect to the Extension Premises during the Second Extended Term, the schedule of Base Rent shall be as follows:

Period of Second Extended Term	Annual Rate Per Square Foot	Monthly Rate Per Square Foot (rounded)	Monthly Base Rent
6/1/14 - 5/31/15	$43.80	$3.65	$129.206.35
6/1/15 - 5/31/16	$45.11	$3.76	$133.070.74

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Period of Second Extended Term	Annual Rate Per Square Foot	Monthly Rate Per Square Foot (rounded)	Monthly Base Rent
6/1/16 - 8/31/16	$46.47	$3.87	$137.082.63

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

4.2.                            Suite 585 Through Existing Suite 585 Expiration Date.  Tenant shall continue to pay Base Rent for Suite 585 through the Existing Suite 585 Expiration Date in accordance with the terms of the Lease.  If the Expansion A Effective Date has not occurred by the Suite 585 Extension Date, then during the period commencing on the Suite 585 Extension Date through the day prior to the Expansion A Effective Date, Tenant shall not be required to pay Base Rent with respect to Suite 585.  Effective as of the later of the Expansion A Effective Date or the Suite 585 Extension Date (the “Suite 585 Combination Date”), the schedule of Base Rent for Suite 585 shall be determined collectively with the Expansion A Space, as set forth in Section 4.3 below.

4.3.                            Expansion A Space and Suite 585 During Expansion A Term.  With respect to the Expansion A Space and Suite 585 during the Expansion A Term, the schedule of Base Rent shall be as follows:

4.3.1.                  If the Expansion A Effective Date occurs prior to the Suite 585 Extension Date:

Period During Expansion A Term	Annual Rate Per Square Foot	Monthly Rate Per Square Foot (rounded)	Monthly Base Rent
* Expansion A Effective Date through 10/31/12	$38.40	$3.20	$55.244.80
** 11/1/12 - 8/31/13	$38.40	$3.20	$64.188.80
** 9/1/13 - 8/31/14	$39.55	$3.30	$66,111.12
** 9/1/14 - 8/31/15	$40.74	$3.40	$68.100.31
** 9/1/15 - 8/31/16	$41.96	$3.50	$70.139.64

*On Expansion Space A only.  **On Expansion Space A and Suite 585, collectively.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

4.3.2.                  If the Expansion A Effective Date occurs on or after the Suite 585 Extension Date, the following schedule of Base Rent shall apply to Expansion Space A and Suite 585, collectively:

Period During Expansion A Term	Annual Rate Per Square Foot	Monthly Rate Per Square Foot (rounded)	Monthly Base Rent
Expansion A Effective Date — 8/31/13	$38.40	$3.20	$64.188.80
9/1/13 - 8/31/14	$39.55	$3.30	$66.111.12

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Period During Expansion A Term	Annual Rate Per Square Foot	Monthly Rate Per Square Foot (rounded)	Monthly Base Rent
9/1/14 - 8/31/15	$40.74	$3.40	$68,100.31
9/1/15 - 8/31/16	$41.96	$3.50	$70,139.64

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

4.4.                            Expansion Space B During Expansion B Term.  With respect to the Expansion Space B during the Expansion B Term, the schedule of Base Rent shall be as follows:

Period During Expansion B Term	Annual Rate Per Square Foot	Monthly Rate Per Square Foot (rounded)	Monthly Base Rent
Expansion B Effective Date through 8/31/13	$38.40	$3.20	$37,670.40
9/1/13 - 8/31/14	$39.55	$3.30	$38,798.55
9/1/14 - 8/31/15	$40.74	$3.40	$39,965.94
9/1/15 - 8/31/16	$41.96	$3.50	$41.162.76

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

5.                                      Additional Security Deposit.  The third sentence of Section 3 of the Fourth Amendment is hereby deleted.  Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $185,971.35, which shall be added to and become part of the Security Deposit held by Landlord pursuant to Section 21 of the Lease.  Accordingly, simultaneously with the execution hereof, the Security Deposit is hereby increased from $114,028.65 to $300,000.00.  Notwithstanding the foregoing, if no Default occurs on or before September 1, 2013, then, upon written request from Tenant delivered not earlier than such date: (a) the amount of the Security Deposit shall be reduced to $225,000.00, and (b) Landlord, within 30 days after such request, shall return to Tenant the portion of the Security Deposit exceeding such reduced amount; provided, however, that no such reduction shall occur and no such return shall be required if a Default occurs before the earlier of (i) the date on which such return occurs, or (ii) or the date occurring 30 days after such request.

6.                                      Tenant’s Share.

6.1.                            Extension Premises During Second Extended Term.  With respect to the Extension Premises during the Second Extended Term, Tenant’s Share shall be 29.7721%.

6.2.                            Suite 585 Through Existing Suite 585 Expiration Date.  Tenant’s Share for Suite 585 shall remain 2.3507% through the Existing Suite 585 Expiration Date.

6.3.                            Expansion Space A and Suite 585.  With respect to Expansion Space A during the Expansion A Term, Tenant’s Share shall be (a) 14.5198% during any portion of the Expansion A Term that occurs prior to the Suite 585 Combination Date (defined in Section 4.2 above), and (b) effective as of the Suite 585 Combination Date, collectively with Suite 585, 16.8705%.

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6.4.                            Expansion Space B.  With respect to Expansion Space B during the Expansion B Term, Tenant’s Share shall be 9.9008%.

7.                                      Expenses and Taxes.

7.1.                            Extension Premises During Second Extended Term.  With respect to the Extension Premises during the Second Extended Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Extension Premises during the Second Extended Term, the Base Year for Expenses and Taxes shall be 2014.

7.2.                            Suite 585 Through Existing Suite 585 Expiration Date.  Tenant shall continue to pay Tenant’s Share of Expenses and Taxes with respect to Suite 585 through the Existing Suite 585 Expiration Date in accordance with the terms of the Lease.  If the Expansion A Effective Date has not occurred by the Suite 585 Extension Date, then during the period commencing on the Suite 585 Extension Date through the day prior to the Expansion A Effective Date, Tenant shall not be required to pay Tenant’s Share of Expenses and Taxes with respect to Suite 585.  Effective as of the Suite 585 Combination Date, Tenant shall pay Tenant’s Share of Expenses and Taxes with respect to Suite 585 collectively with Expansion Space A, as provided in Section 6.3 above and Section 7.3 below.

7.3.                            Expansion Space A and Suite 585 During Expansion A Term.  With respect to Expansion Space A during the Expansion A Term, Tenant shall pay for Tenant’s Share (as adjusted pursuant to Section 6.3 above with respect to the inclusion of Suite 585 therein effective as of the Suite 585 Combination Date) of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to Expansion Space A (and Suite 585, effective as of the Suite 585 Combination Date) during the Expansion A Term, the Base Year for Expenses and Taxes shall be 2013.

7.4.                            Expansion Space B During Expansion B Term.  With respect to Expansion Space B during the Expansion B Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to Expansion Space B during the Expansion B Term, the Base Year for Expenses and Taxes shall be 2013.

8.                                      Improvements to Existing Premises and Expansion Space.

8.1.                            Condition and Configuration of Existing Premises, Expansion Space A and Expansion Space B.  Tenant acknowledges that it is in possession of the Existing Premises and that it has inspected Expansion Space A and Expansion Space B, and agrees to accept each such space in its existing condition and configuration (or, in the case of Expansion Space A and Expansion Space B, in such other condition and configuration as any existing tenant of Expansion Space A or Expansion Space B may cause to exist in accordance with its lease), without any representation by Landlord regarding its condition or configuration and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as is otherwise expressly provided in this Amendment.

8.2.                            Responsibility for Improvements to Expansion Space A and Suite 585, Expansion Space B and the Extension Premises.  Landlord shall perform improvements to Expansion Space A and Suite 585 in accordance with Exhibit C-1 attached hereto.  Landlord shall perform improvements to Expansion Space B in accordance with Exhibit C-2 attached

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hereto.  Landlord shall perform improvements to the Extension Premises in accordance with Exhibit C-3 attached hereto.  In addition, (a) within 15 days after substantial completion of the applicable Tenant Improvement Work (as defined in Exhibit C-1, C-2 and C-3 hereto), Landlord and Tenant shall jointly inspect the applicable space and prepare a “punch list” identifying any portions of such Tenant Improvement Work that do not comply with Landlord’s obligations under Exhibit C-1, C-2 or C-3 hereto, as applicable (provided, however, that, upon Landlord’s request, such inspection shall be performed and such punch list shall be prepared before Tenant begins moving its furniture, equipment or other personal property into such space); and (b) Landlord, as part of the Tenant Improvement Work, shall use good faith efforts to correct all such items within thirty (30) days after preparation of such punch list.

9.                                      Other Pertinent Provisions.  Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

9.1.                            Extension Option.  Tenant shall continue to have the Second Extension Option set forth in Section 8.3 of the Second Amendment, subject to the following amendments:

9.1.1.                  The Extension Option shall apply to the entire Premises;

9.1.2.                  All references therein to the “Extended Term” are hereby amended to be the “Second Extended Term”, all references therein to the “Extended Expiration Date” are hereby amended to be the “Second Extended Expiration Date”, and all references therein to the “Second Extension Term” are hereby amended to be the “Third Extension Term”:

9.1.3.                  Section 8.3.B.2 is hereby deleted and replaced with: “During the Third Extension Term, Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease, as amended; provided that during the Third Extension Term the Base Year for Expenses and Taxes shall be 2016, and such Base Year shall be taken into account in determining the Prevailing Market rate”;

9.1.4.                  Section 8.3.A.4 is hereby deleted and replaced with: “The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in the Lease, but only if the same entity remains the “Tenant” under the Lease, the ROFO Agreement (defined below) and each ROFO Lease) before Tenant delivers the Extension Notice”; and

9.1.5.                  The following is added as paragraph 5 to Section 8.3.A: “And concurrently with Tenant’s exercise of the Extension Option, Tenant exercises every other Extension Option then existing under a ROFO Lease (as defined below) then in existence for a Term concurrent with the Premises (each a “ROFO Extension Option”).  The term “ROFO Lease” is as defined in that certain Right of First Offer Agreement entered into by Landlord and Tenant approximately concurrently herewith with respect to space in the building located at 951 Mariner’s Island Boulevard in San Mateo, California and commonly known as San Mateo BayCenter I (“ROFO Agreement”), and either Tenant delivers a “Binding Notice” (in each case as defined in the applicable option) or Landlord and Tenant agree in writing on the Prevailing Market rate under the Extension Option and each ROFO Extension Option within the 30 day period provided in the applicable extension option.

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9.2.                            Deletions.  Section 7.3 (Additional Right of First Offer) and Section 7.4 (Tenant’s Acceleration Option for the Suite 585 Expansion Space) of the Third Amendment are hereby deleted.  Section 8.5 (Right of First Offer) of the Second Amendment is hereby deleted, but only with respect to clause (ii) of Section 8.5.A.1.

9.3.                            Existing Right of First Offer.  Tenant shall continue to have the right of First Offer set forth in Section 8.5 of the Second Amendment with respect to the Potential Offering Spaces described in clauses (i) and (iii) (as amended pursuant to Section 7.4 of the Fourth Amendment); provided that (a) in the second sentence of Section 8.5.A.1 the words “for the remainder of the Term and Extended Term” are hereby deleted and replace with “for the remainder of the Extended Term and the Second Extended Term”, (b) Section 8.5.A.2.b is hereby deleted and replaced with “more than 12,000 rentable square feet of the Premises are sublet (other than to an Affiliate of Tenant) when Landlord would otherwise deliver the Advice”; (c) Section 8.5.A.2.c is hereby deleted and replaced with: “the Lease has been assigned (other than pursuant to a Permitted Transfer, but only if the same entity remains the “Tenant” under the Lease, the ROFO Agreement and each ROFO Lease) before the date on which Landlord would otherwise deliver the Advice;” and (d) clause (i) of the first sentence of Section 8.5.0 is hereby deleted and replaced with “August 31, 2015”.

9.4.                            Additional Right of First Offer.

9.4.1.                  Grant of Option; Conditions.

A.                                    Subject to the terms of this Section 9.4.  Tenant shall have a one-time right of first offer (“Additional Right of First Offer”) with respect to each of the following suites (and with respect to each portion of each such suite) (each such suite or portion thereof, a “Potential Offering Space”): (i) the 3,211 rentable square feet known as Suite No. 600 on the sixth floor of the Building shown on the demising plan attached hereto as Exhibit E-1, a (ii) the 1,682 rentable square feet known as Suite No. 605 on the sixth floor of the Building shown on the demising plan attached hereto as Exhibit E-2, and (iii) the 1,113 rentable square feet known as Suite No. 610 on the sixth floor of the Building shown on the demising plan attached hereto as Exhibit E-3.  Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord shall provide Tenant with written notice (the “Advice”) advising Tenant of the terms under which Landlord is prepared to lease such Potential Offering Space (an “Offering Space”) to Tenant for the remainder of the Extended Term and the Second Extended Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord.  For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not under lease to a third party as of the date of mutual execution and delivery of this Amendment, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is under lease to a third party as of the date of mutual execution and delivery of this Amendment, such Potential Offering Space

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shall be deemed to become Available when Landlord has determined that the third-party tenant of such Potential Offering Space, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space.  Tenant may lease any Offering Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within ten (10) days after the date of the Advice.

B.                                    Notwithstanding any contrary provision hereof, Tenant shall have no Right of First Offer, and Landlord shall not be required to provide Tenant with an Advice, with respect to any Potential Offering Space, if:

1.                                      Tenant is in default under the Lease beyond any applicable cure period when Landlord would otherwise deliver the Advice; or

2.                                      more than 12,000 rentable square feet of the Premises are sublet (other than to an Affiliate of Tenant) when Landlord would otherwise deliver the Advice; or

3.                                      the Lease has been assigned (other than pursuant to a Permitted Transfer, but only if the same entity remains the “Tenant” under the Lease, the ROFO Agreement and each ROFO Lease) before the date on which Landlord would otherwise deliver the Advice; or

4.                                      Tenant is not occupying the Premises when Landlord would otherwise deliver the Advice.

9.4.2.                  Terms for Offering Space.

A.                                    The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of the Lease.

B.                                    Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the provisions of the Advice, which provisions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.

C.                                    Except as may be otherwise provided in the Advice, the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for the Offering Space commences.  If Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space, and the commencement date of the term for the Offering Space shall be postponed until the date Landlord

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delivers possession of the Offering Space to Tenant free from occupancy by any party.

9.4.3.                  Termination of Right of First Offer.  The rights of Tenant hereunder with respect to any Potential Offering Space shall terminate on the earliest to occur of: (i) August 31, 2015, (ii) Tenant’s failure to exercise its Right of First Offer with respect to such Potential Offering Space (or any larger Potential Offering Space containing such Potential Offering Space) within the ten (10)-day period provided in Section 9.4.1.A above, or (iii) the date on which Landlord would have provided Tenant an Advice for such Potential Offering Space if Tenant had not been in violation of one or more of the conditions set forth in Section 9.4.1.B above.  In addition, if (a) Landlord provides Tenant with an Advice for any Offering Space that contains a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Offering Space, (b) Tenant does not exercise its Right of First Offer to lease such Offering Space pursuant to such Advice, and (c) Landlord grants such expansion right to a third party that leases such Offering Space, then Tenant’s Right of First Offer with respect to such other Potential Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

9.4.4.                  Offering Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms in accordance with this Section 9.4.  A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

9.4.5.                  Definition of Prevailing Market.  For purposes of this Section 9.4, “Prevailing Market” means the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the San Mateo, California area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes.  Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space; (ii) the space is encumbered by the option rights of another tenant; or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration.  The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

9.4.6.                  [Intentionally Omitted].

9.5.                            Security System.  Section 7 of Exhibit F to the Lease shall also apply to Expansion Space A and Expansion Space B.

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9.6.                            Parking.  During the remainder of the current Term and the Extension Term, Tenant shall continue to have the right to use one hundred twenty-six (126) unreserved parking spaces in accordance with the terms of the Lease in connection with the Existing Premises.  Effective as of the Expansion A Effective Date, the number of unreserved parking spaces shall be increased by fifty-seven (57) spaces to one hundred eighty-three (183).  Effective as of the Expansion B Effective Date, the number of unreserved parking spaces shall be increased by thirty-nine (39) spaces to two hundred twenty-two (222).

9.7.                            Early Entry.

9.7.1.                  Tenant may enter Expansion Space A (or applicable portion thereof) (i) after installation of the ceiling grid in such portion of Expansion Space A and before the Expansion A Effective Date (but not before the later of (i) July 1, 2012, or (ii) the date that Landlord recovers possession of such portion of Expansion Space A from the existing tenant or occupant therein), solely for the purpose of installing telecommunications and data cabling in Expansion Space A, and (ii) after installation of the carpeting in such portion of Expansion Space A and before the Expansion A Effective Date (but not before the later of (i) July 1, 2012, or (ii) the date that Landlord recovers possession of such portion of Expansion Space A from the existing tenant or occupant therein), solely for the purpose of installing equipment, furnishings and other personal property in Expansion Space A.  Other than the obligation to pay Base Rent and Tenant’s Share of any Expense Excess or Tax Excess with respect to Expansion Space A, all of Tenant’s obligations hereunder shall apply during any period of such early entry.  Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter Expansion Space A pursuant to this Section 9.7.1 if Landlord reasonably determines that such entry is endangering individuals working in Expansion Space A or is delaying completion of the Tenant Improvement Work (for purposes of this Section 9.7.1, as defined in Exhibit C-1).

9.7.2.                  Tenant may enter Expansion Space B (or applicable portion thereof) (i) after installation of the ceiling grid in such portion of Expansion Space B and before the Expansion B Effective Date (but not before the later of (i) February 1, 2013, or (ii) the date that Landlord recovers possession of such portion of Expansion Space B from the existing tenant or occupant therein), solely for the purpose of installing telecommunications and data cabling in Expansion Space B, and (ii) after installation of the carpeting in such portion of Expansion Space B and before the Expansion B Effective Date (but not before the later of (i) February 1, 2013, or (ii) the date that Landlord recovers possession of such portion of Expansion Space B from the existing tenant or occupant therein), solely for the purpose of installing equipment, furnishings and other personal property in Expansion Space B.  Other than the obligation to pay Base Rent and Tenant’s Share of any Expense Excess or Tax Excess with respect to Expansion Space B, all of Tenant’s obligations hereunder shall apply during any period of such early entry.  Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter Expansion Space B pursuant to this Section 9.7.2 if Landlord reasonably determines that such entry is endangering individuals working in Expansion Space B or is delaying completion of the Tenant Improvement Work (for purposes of this Section 9.7.2, as defined in Exhibit C-2).

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9.8.                            Default.  Without limiting Section 19.1 of the Lease, Tenant shall be in Default under the Lease at any time that Tenant is in “Default” (as defined in the applicable ROFO Lease) under any ROFO Lease (as defined in Section 9.1.5 above).

10.                               Miscellaneous.

10.1.                     This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

10.2.                     Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

10.3.                     In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

10.4.                     Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

10.5.                     The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

10.6.                     Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cassidy Turley) claiming to have represented Tenant in connection with this Amendment.  Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.  Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

10.7.                     Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ John C. Moe

	Name:	John C. Moe

	Title:	Market Managing Director

TENANT:

MARKETO, INC., a Delaware corporation

	By:	/s/ Frederick Ball

	Name:	Frederick Ball

	Title:	CFO

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EXHIBIT A-1

[OUTLINE AND LOCATION OF EXPANSION SPACE A (FIRST FLOOR)]

SAN MATEO BAY CENTER II

FIRST FLOOR, SUITE 105

EXHIBIT A-2

[OUTLINE AND LOCATION OF EXPANSION SPACE A (THIRD FLOOR)]

2,455 R.S.F.

SAN MATEO BAY CENTER II

901 MARINER’S ISLAND BOULEVARD, SAN MATEO, CA

SUITE 380

1

EXHIBIT A-3

[OUTLINE AND LOCATION OF EXPANSION SPACE A (FIFTH FLOOR)]

SAN MATEO BAY CENTER II

901 MARINER’S ISLAND BOULEVARD, SAN MATEO, CA

5th FLOOR

1

EXHIBIT B

[OUTLINE AND LOCATION OF EXPANSION SPACE B (SIXTH FLOOR)]

SAN MATEO BAY CENTER II

901 MARINER’S ISLAND BOULEVARD, SAN MATEO, CA

6th FLOOR

1

EXHIBIT C-1

WORK LETTER (EXPANSION SPACE A AND SUITE 585)

As used in this Exhibit C-1 (as used herein, this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Work Letter is a part.  “Premises” means Expansion Space A and Suite 585, collectively.  “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter.  “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1                                         ALLOWANCE.

1.1                               Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $799,788.00 to be applied toward (a) the Allowance Items (as defined in Section 1.2 below), (b) the “Allowance Items” as set forth in Exhibit C-2, and (c) the “Allowance Items” as set forth in Exhibit C-3.  In no event shall Landlord be obligated to disburse an aggregate amount in excess of $799,788.00 under Exhibit C-1, Exhibit C-2 and Exhibit C-3, collectively.  Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance (less any portion thereof disbursed pursuant to Exhibit C-2 and/or Exhibit C-3), or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.  Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance pursuant to Exhibit C-1, Exhibit C-2 and/or Exhibit C-3 within one (1) year following the Expansion B Effective Date (as defined in Section 2.2 of the Agreement) (the “Outside Allowance Date”), the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2                               Disbursement.  Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below) and the Engineers (defined in Section 2.1 below), subject to Section 2.2 below; (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Plans (defined in Section 2.1 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Tenant Improvement Work required by Law; (f) the Landlord Supervision Fee (defined in Section 3.2.2 below); (g) sales and use taxes; and (h) all other commercially reasonable costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.3                               Landlord Cost.  Notwithstanding any contrary provision of this Agreement, Tenant shall not be responsible for any Landlord Cost (defined below) and no Landlord Cost shall be an Allowance Item.  As used herein, “Landlord Cost” means any portion of the cost of the Tenant Improvement Work that is reasonably attributable to (a) the failure of the Common Area restrooms on the fifth floor of the Building to comply with the Title III of the Americans with Disabilities Act of 1990, as amended, other than any such failure resulting from any use of the Premises for other than general office purposes, (b) the Initial Landlord Work (defined in Section 6 below), (c) any change to the Approved Construction Drawings not approved by Tenant; (d) any failure of Landlord to pay any amount owing to the Contractor (defined in Section 3.1 below)

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as and when legally required, except to the extent such failure results from a breach by Tenant of its obligations under the Agreement, (e) utilities consumed during the construction of the Tenant Improvements, other than after-hours charges requested or approved by Tenant, and (f) costs to ensure that all light bulbs serving the Premises are in good working condition (provided Tenant is re-using the existing light fixtures) (it being agreed that Landlord shall use reasonable efforts to ensure that all such bulbs are in good working condition as of the Expansion A Effective Date).

2                                         PLANS AND PRICING.

2.1                               Selection of Architect.  Landlord shall retain the architect/space planner (the “Architect”) and the engineering consultants (the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises.  The plans and drawings to be prepared by the Architect and the Engineers shall be referred to in this Work Letter as the “Plans.”  Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.  Landlord shall cause the Architect and the Engineers to use the Required Level of Care (defined below) to cause the Plans to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law by the Plans resulting from Tenant’s use of the Premises for other than general office purposes.  As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building.  Tenant shall be responsible for ensuring that the Plans comply with Law to the extent Landlord is not expressly so responsible under this Section 2.1, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.  To the extent that either party (the “Responsible Party”) is responsible under this Section 2.1 for causing the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

2.2                               [Intentionally Omitted].

2.3                               Space Plan.  Landlord and Tenant acknowledge that they have approved the space plan for the Premises prepared by ID/Architecture dated April 26, 2012, project numbers 10212 (Suite 105), 10213 (Suite 380) and 10214 (5th floor) (collectively, the “Space Plan”).  All materials and finishes contemplated by the Space Plan shall be deemed to be Building-standard unless otherwise expressly provided therein.

2.4                               Additional Programming Information.  Tenant shall deliver to Landlord, in writing, all information that, together with the Space Plan, is necessary in the judgment of Landlord, the Architect and the Engineers to complete the architectural, engineering and final architectural working drawings for the Premises in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work (the “Construction Drawings”), including electrical requirements, telephone requirements, special HVAC requirements, plumbing requirements, and all interior and special finishes (collectively, the “Additional Programming Information”).  The Additional Programming Information shall be consistent with the Landlord Requirements and shall otherwise be subject to Landlord’s reasonable approval.  Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional

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Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement.  If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections.  If Landlord reasonably disapproves the Additional Programming Information, Tenant shall modify the Additional Programming Information and resubmit it for Landlord’s review and approval.  Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information.  If requested by Tenant, Landlord, in its sole and absolute discretion, may assist Tenant, or cause the Architect and/or the Engineers to assist Tenant, in preparing all or a portion of the Additional Programming Information; provided, however, that, whether or not the Additional Programming Information is prepared with such assistance, Tenant shall be solely responsible for the timely preparation and delivery of the Additional Programming Information and for all elements thereof and, subject to Section 1 above, all costs relating thereto.

2.5                               Construction Drawings.  After approving the Additional Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the approved Space Plan and the approved Additional Programming Information.  Such preparation and delivery shall occur within 15 business days after the later of Landlord’s approval of the Additional Programming Information or the mutual execution and delivery of this Agreement.  Tenant shall approve or disapprove the Construction Drawings by notice to Landlord.  If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings.  After receiving such notice of disapproval, Landlord shall cause the Architect and/or the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that is inconsistent with the Landlord Requirements or that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval.  Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such mutual execution and delivery) if such revision is material.  Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings.  The Construction Drawings approved by Landlord and Tenant are referred to in this Work Letter as the “Approved Construction Drawings”.

2.6                               Construction Pricing.  After approval of the Approved Construction Drawings, Landlord shall invite at least three (3) qualified general contractors (which may include Iron Construction, Skyline Construction, and Principal Builders) to submit bids based on the Approved Construction Drawings.  Within ten (10) business days after the Approved Construction Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with Landlord’s reasonable estimate (the “Construction Pricing Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings, which proposal shall include the bids received by Landlord.  Tenant shall provide Landlord with notice (a) approving or disapproving the Construction Pricing Proposal, and (b) selecting one of the contractors included in the Construction Pricing Proposal (the “Contractor”).  If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.7 below.  Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant; provided, however, that such procedure shall not require Landlord to re-bid the cost of the performance of the Tenant Improvement Work to any party and instead the Contractor

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shall just provide a reasonably revised Construction Pricing Proposal.  Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and commence construction relating to such items.

2.7                               Revisions to Approved Construction Drawings.  If Tenant requests any revision to the Approved Construction Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision.  If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision.  Landlord shall not revise the Approved Construction Drawings without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding any provision herein to the contrary, a revision to the Approved Architectural Drawings shall not require Landlord to re-bid the cost of the performance of the Tenant Improvement Work to any party and instead the Contractor shall just provide a reasonably revised Construction Pricing Proposal.

2.8                               Time Deadlines.  Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.  Without limiting the foregoing, Tenant shall approve the Construction Pricing Proposal pursuant to Section 2.6 above on or before Tenant’s Approval Deadline (defined below).  As used in this Work Letter, “Tenant’s Approval Deadline” means June 15, 2012; provided, however, that Tenant’s Approval Deadline shall be extended by one day for each day, if any, by which Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.6 above is delayed by any failure of Landlord to perform its obligations under this Section 2.

3                                         CONSTRUCTION.

3.1                               Contractor.  Landlord shall retain the Contractor (defined in Section 2.6 above) to perform the Tenant Improvement Work.  Notwithstanding the foregoing, if any such Contractor is unwilling to or unable to perform the Tenant Improvement Work in the manner required by the Landlord, Landlord shall have the right to replace such Contractor with another contractor reasonably selected and/or approved by Landlord in its sole and absolute discretion (which party shall become the Contractor); provided, however that the selection of the replacement contractor shall not be subject to the aforementioned bidding process.  In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2                               Construction.

3.2.1                     Over-Allowance Amount.  If the Construction Pricing Proposal exceeds the Allowance (as reduced by any portion thereof disbursed pursuant to Exhibit C-2 and/or Exhibit C-3) then, concurrently with its delivery to Landlord of approval of the Construction Pricing Proposal, Tenant shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”).  Any Over-Allowance Amount shall be disbursed by Landlord after the Allowance and pursuant to the same

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procedure as the Allowance.  After the Construction Pricing Proposal is approved by Tenant, if any revision is made to the Approved Construction Drawings or the Tenant Improvement Work (pursuant to Section 2.7 of this Exhibit C-1) that increases the Construction Pricing Proposal, or if the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord’s request.

3.2.2                     Landlord’s Retention of Contractor.  Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.  Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to 1.5% of the aggregate amount of all Allowance Items other than the Landlord Supervision Fee; provided that the aggregate Landlord Supervision Fee payable pursuant to this Exhibit C-1 and Exhibits C-2 and C-3 shall not exceed $12,000.00.

3.2.3                     Contractor’s Warranties.  Landlord will obtain in the Construction Contract (defined below) a standard warranty from the Contractor that the Tenant Improvements will be free from defects in workmanship and materials for one (1) year from the date they are Substantially Complete.  Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if within 11 months after Substantial Completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any defect in the Tenant Improvements, then Landlord shall, at Landlord’s expense, use commercially reasonable efforts to enforce any right Landlord may have under the Construction Contract (defined below) to require the Contractor to correct, or pay for the correction of, such defect directly against the Contractor for Tenant’s benefit.  As used in this Work Letter, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4                                         COMPLETION.

4.1                               Substantial Completion.  For purposes of Section 1.2 of this Agreement, and subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “Substantially Complete” upon the later of (a) the date of completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises, or (b) the date Landlord receives from the appropriate governmental authorities, with respect to the Tenant Improvements, all approvals necessary for the occupancy of the Premises.

4.2                               Tenant Delay.  If the Substantial Completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to approve the Construction Pricing Proposal pursuant to Section 2.6 above on or before Tenant’s Approval Deadline; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Work Letter or the Lease; (d) any request by Tenant for a revision to the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to perform its obligations under Section 2.7 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when

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the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred.

4.3                               Suite 585.  Tenant acknowledges that Tenant shall be required to vacate Suite 585 during the period required by Landlord for construction of the Tenant Improvements.  Landlord shall endeavor to provide Tenant with at least ten (10) business days notice (which may be oral or via email to Tenant’s designated representative, notwithstanding Section 25.1 of the Lease) of the date upon which Landlord will commence construction activities that will affect Suite 585 (which date is estimated to be July 1, 2012), and Tenant shall vacate Suite 585 within such ten (10) business day period.  Tenant may again take possession of Suite 585 pursuant to the Lease, as amended, following Substantial Completion of the Tenant Improvement Work.

5                                         MISCELLANEOUS.  Notwithstanding any contrary provision of this Agreement, if Tenant is in Default under the Lease, as amended, before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such Default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.  This Work Letter shall not apply to any space other than the Premises (as defined in the opening paragraph of this Exhibit C-1).

6                                         LANDLORD’S CONSTRUCTION.  Landlord shall cause the Common Area restrooms on the fifth floor of the Building to be upgraded to current Building standard configuration, quality and finishes, generally consistent with such upgrades previously made to the Common Area restrooms on the second floor of the Building, in a good and workmanlike manner using Building-standard materials, methods and finishes (the “Initial Landlord Work”): Notwithstanding any contrary provision of this Agreement, the Initial Landlord Work shall be performed at Landlord’s expense and shall not be deemed Tenant Improvements, Tenant Improvement Work or an Allowance Item.

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EXHIBIT C-2

WORK LETTER (EXPANSION SPACE B)

As used in this Exhibit C-2 (as used herein, this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Work Letter is a part.  “Premises” means Expansion Space B.  “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter.  “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1                                         ALLOWANCE.

1.1                               Allowance.  Tenant shall be entitled to the Allowance (defined in Section 1.1 of Exhibit C-1) to be applied toward (a) the Allowance Items (as defined in Section 1.2 below), (b) the “Allowance Items” as set forth in Exhibit C-1, and (c) the “Allowance Items” as set forth in Exhibit C-3.  In no event shall Landlord be obligated to disburse an amount in excess of $799,788.00 under Exhibit C-1, Exhibit C-2 and Exhibit C-3, collectively.  Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance (less any portion thereof disbursed pursuant to Exhibit C-1 and/or Exhibit C-3), or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.  Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance pursuant to Exhibit C-1, Exhibit C-2 and/or Exhibit C-3 by the Outside Allowance Date (defined in Section 1.1 of Exhibit C-1), the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2                               Disbursement.  Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below) and the Engineers (defined in Section 2.1 below), subject to Section 2.2 below; (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Plans (defined in Section 2.1 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Tenant Improvement Work required by Law; (f) the Landlord Supervision Fee (defined in Section 3.2.2 below); (g) sales and use taxes; and (h) all other commercially reasonable costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.3                               Landlord Cost.  Notwithstanding any contrary provision of this Agreement, Tenant shall not be responsible for any Landlord Cost (defined below) and no Landlord Cost shall be an Allowance Item.  As used herein, “Landlord Cost” means any portion of the cost of the Tenant Improvement Work that is reasonably attributable to (a) any change to the Approved Construction Drawings not approved by Tenant; (b) any failure of Landlord to pay any amount owing to the Contractor (defined in Section 3.1 below) as and when legally required, except to the extent such failure results from a breach by Tenant of its obligations under the Agreement, (c) utilities consumed during the construction of the Tenant Improvements, other than after-hours charges requested or approved by Tenant, and (d) costs to ensure that all light bulbs serving the Premises are in good working condition (provided Tenant is re-using the existing light fixtures) (it being

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agreed that Landlord shall use reasonable efforts to ensure that all such bulbs are in good working condition as of the Expansion B Effective Date).

2                                         PLANS AND PRICING.

2.1                               Selection of Architect.  Landlord shall retain the architect/space planner (the “Architect”) and the engineering consultants (the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises.  The plans and drawings to be prepared by the Architect and the Engineers shall be referred to in this Work Letter as the “Plans.”  Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.  Landlord shall cause the Architect and the Engineers to use the Required Level of Care (defined below) to cause the Plans to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law by the Plans resulting from Tenant’s use of the Premises for other than general office purposes.  As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building.  Tenant shall be responsible for ensuring that the Plans comply with Law to the extent Landlord is not expressly so responsible under this Section 2.1, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility.  To the extent that either party (the “Responsible Party”) is responsible under this Section 2.1 for causing the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

2.2                               Initial Programming Information.  Tenant shall deliver to Landlord, in writing, all information necessary in the judgment of Landlord, the Architect and the Engineers for the preparation of a conceptual space plan for the Premises (a “Space Plan”), including layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, the number and sizes of workstations, number and size of kitchen, copy, reception and storage areas (collectively, the “Initial Programming Information”).  The Initial Programming Information shall be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”) and shall otherwise be subject to Landlord’s reasonable approval.  Landlord shall provide Tenant with notice approving or reasonably disapproving the Initial Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement.  If Landlord disapproves the Initial Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections.  If Landlord disapproves the Initial Programming Information.  Tenant shall modify the Initial Programming Information and resubmit it for Landlord’s review and approval.  Such procedure shall be repeated as necessary until Landlord has approved the Initial Programming Information.

2.3                               Space Plan.  After approving the Initial Programming Information, Landlord shall cause the Architect to prepare and deliver to Tenant a Space Plan that conforms to the Initial Programming Information.  Such preparation and delivery shall occur within 10 business days after the later of Landlord’s approval of the

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Initial Programming Information or the mutual execution and delivery of this Agreement, and the initial draft of the Space Plan and up to one (1) revision thereto shall be at Landlord’s sole cost and not an Allowance Item.  Tenant shall approve or disapprove the Space Plan by notice to Landlord.  If Tenant disapproves the Space Plan, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Space Plan.  After receiving such notice of disapproval, Landlord shall cause the Architect to revise the Space Plan, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect to make any revision to the Space Plan that is inconsistent with the Landlord Requirements or that Landlord otherwise reasonably disapproves), and resubmit the Space Plan to Tenant for its approval.  Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material.  Such procedure shall be repeated as necessary until Tenant has approved the Space Plan.

2.4                               Additional Programming Information.  After approving the Space Plan, Tenant shall deliver to Landlord, in writing, all information that, together with the Space Plan, is necessary in the judgment of Landlord, the Architect and the Engineers to complete the architectural, engineering and final architectural working drawings for the Premises in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work (the “Construction Drawings”), including electrical requirements, telephone requirements, special HVAC requirements, plumbing requirements, and all interior and special finishes (collectively, the “Additional Programming Information”).  The Additional Programming Information shall be consistent with the Landlord Requirements and shall otherwise be subject to Landlord’s reasonable approval.  Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within fie (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement.  If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections.  If Landlord reasonably disapproves the Additional Programming Information, Tenant shall modify the Additional Programming Information and resubmit it for Landlord’s review and approval.  Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information.  If requested by Tenant, Landlord, in its sole and absolute discretion, may assist Tenant, or cause the Architect and/or the Engineers to assist Tenant, in preparing all or a portion of the Additional Programming Information; provided, however, that, whether or not the Additional Programming Information is prepared with such assistance, Tenant shall be solely responsible for the timely preparation and delivery of the Additional Programming Information and for all elements thereof and, subject to Section 1 above, all costs relating thereto.

2.5                               Construction Drawings.  After approving the Additional Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the approved Space Plan and the approved Additional Programming Information.  Such preparation and delivery shall occur within 15 business days after the later of Landlord’s approval of the Additional Programming Information or the mutual execution and delivery of this Agreement.  Tenant shall approve or disapprove the Construction Drawings by notice to Landlord.  If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings.  After receiving such notice of disapproval, Landlord shall cause the Architect and/or the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that is inconsistent with the Landlord Requirements or that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval.  Such

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revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such mutual execution and delivery) if such revision is material.  Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings.  The Construction Drawings approved by Landlord and Tenant are referred to in this Work Letter as the “Approved Construction Drawings”.

2.6                               Construction Pricing.  After approval of the Approved Construction Drawings, Landlord shall invite at least three (3) qualified general contractors (which may include Iron Construction, Skyline Construction, and Principal Builders) to submit bids based on the Approved Construction Drawings.  Within ten (10) business days after the Approved Construction Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with Landlord’s reasonable estimate (the “Construction Pricing Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings, which proposal shall include the bids received by Landlord.  Tenant shall provide Landlord with notice (a) approving or disapproving the Construction Pricing Proposal, and (b) selecting one of the contractors included in the Construction Pricing Proposal (the “Contractor”).  If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.7 below.  Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant: provided, however, that such procedure shall not require Landlord to re-bid the cost of the performance of the Tenant Improvement Work to any party and instead the Contractor shall just provide a reasonably revised Construction Pricing Proposal.  Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and commence construction relating to such items.

2.7                               Revisions to Approved Construction Drawings.  If Tenant requests any revision to the Approved Construction Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision.  If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision.  Landlord shall not revise the Approved Construction Drawings without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding any provision herein to the contrary, a revision to the Approved Architectural Drawings shall not require Landlord to re-bid the cost of the performance of the Tenant Improvement Work to any party and instead the Contractor shall just provide a reasonably revised Construction Pricing Proposal.

2.8                               Time Deadlines.  Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.  Without limiting the foregoing, Tenant shall approve the

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Construction Pricing Proposal pursuant to Section 2.6 above on or before Tenant’s Approval Deadline (defined below).  As used in this Work Letter, “Tenant’s Approval Deadline” means January 15, 2013; provided, however, that Tenant’s Approval Deadline shall be extended by one day for each day, if any, by which Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.6 above is delayed by any failure of Landlord to perform its obligations under this Section 2.

3                                         CONSTRUCTION.

3.1                               Contractor.  Landlord shall retain the Contractor (defined in Section 2.6 above) to perform the Tenant Improvement Work.  Notwithstanding the foregoing, if any such Contractor is unwilling to or unable to perform the Tenant Improvement Work in the manner required by the Landlord, Landlord shall have the right to replace such Contractor with another contractor reasonably selected and/or approved by Landlord in its sole and absolute discretion (which party shall become the Contractor); provided, however that the selection of the replacement contractor shall not be subject to the aforementioned bidding process.  In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2                               Construction.

3.2.1                     Over-Allowance Amount.  If the Construction Pricing Proposal exceeds the Allowance (as reduced by any portion thereof disbursed pursuant to Exhibit C-1 and/or Exhibit C-3), then, concurrently with its delivery to Landlord of approval of the Construction Pricing Proposal, Tenant shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”).  Any Over-Allowance Amount shall be disbursed by Landlord after the Allowance and pursuant to the same procedure as the Allowance.  After the Construction Pricing Proposal is approved by Tenant, if any revision is made to the Approved Construction Drawings or the Tenant Improvement Work (pursuant to Section 2.7 of this Exhibit C-2) that increases the Construction Pricing Proposal, or if the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord’s request.

3.2.2                     Landlord’s Retention of Contractor.  Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.  Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to 1.5% of the aggregate amount of all Allowance Items other than the Landlord Supervision Fee; provided that the aggregate Landlord Supervision Fee payable pursuant to this Exhibit C-2 and Exhibits C-1 and C-3 shall not exceed $12,000.00.

3.2.3                     Contractor’s Warranties.  Landlord will obtain in the Construction Contract (defined below) a standard warranty from the Contractor that the Tenant Improvements will be free from defects in workmanship and materials for one (1) year from the date they are Substantially Complete.  Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements: provided, however, that if within 11 months after Substantial Completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any defect in the Tenant Improvements, then Landlord shall, at Landlord’s expense, use commercially reasonable efforts to enforce any right Landlord may have under the Construction Contract (defined below) to require the Contractor to correct, or pay for the correction of, such defect directly against the Contractor for Tenant’s benefit.  As used in this Work Letter, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

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4                                         COMPLETION.

4.1                               Substantial Completion.  For purposes of Section 2.2 of this Agreement, and subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “Substantially Complete” upon the later of (a) the date of completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises, or (b) the date Landlord receives from the appropriate governmental authorities, with respect to the Tenant Improvements, all approvals necessary for the occupancy of the Premises.

4.2                               Tenant Delay.  If the Substantial Completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to approve the Construction Pricing Proposal pursuant to Section 2.6 above on or before Tenant’s Approval Deadline; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Work Letter or the Lease; (d) any request by Tenant for a revision to the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to perform its obligations under Section 2.7 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred.

5                                         MISCELLANEOUS.  Notwithstanding any contrary provision of this Agreement, if Tenant is in Default under the Lease, as amended, before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such Default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.  This Work Letter shall not apply to any space other than the Premises (as defined in the opening paragraph of this Exhibit C-2.

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EXHIBIT C-3

WORK LETTER (EXTENSION PREMISES)

As used in this Exhibit C-3 (as used herein, this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Work Letter is a part.  “Premises” means the Extension Premises.  “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter.  “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1                                         ALLOWANCE.

1.1                               Allowance.  Tenant shall be entitled to the Allowance (defined in Section 1.1 of Exhibit C-1) to be applied toward (a) the Allowance Items (as defined in Section 1.2 below), (b) the “Allowance Items” as set forth in Exhibit C-1, and (c) the “Allowance Items” as set forth in Exhibit C-2.  In no event shall Landlord be obligated to disburse an amount in excess of $799,788.00 under Exhibit C-1, Exhibit C-2 and Exhibit C-3, collectively.  Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance (less any portion thereof disbursed pursuant to Exhibit C-1 and/or Exhibit C-2), or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter.  Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance pursuant to Exhibit C-1, Exhibit C-2 and/or Exhibit C-3 by the Outside Allowance Date (defined in Section 1.1 of Exhibit C-1), the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2                               Disbursement.  Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any Review Fees (defined in Section 2.3 below); (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Plans (defined in Section 2.1 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Tenant Improvement Work required by Law; (f) the Landlord Supervision Fee (defined in Section 2.3 below); (g) sales and use taxes; and (h) all other commercially reasonable costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

2                                         MISCELLANEOUS.

2.1                               Applicable Lease Provisions.  Without limitation, the Tenant Improvement Work shall be subject to Sections 7.2, 7.3, 8 and 9 of the Lease.

2.2                               Plans and Specifications.  Landlord shall provide Tenant with notice approving or disapproving any proposed plans and specifications for the Tenant Improvement Work within the Required Period (defined below) after the later of Landlord’s receipt thereof from Tenant or the mutual execution and delivery of this Agreement.  As used herein, “Required Period” means (a) 15 business days in the case of construction drawings, and (b) 10 business days in the case of any other plans and specifications (including a

1

space plan).  Any such notice of disapproval shall describe with reasonable specificity the basis of disapproval and the changes that would be necessary to resolve Landlord’s objections.

2.3                               Review Fees; Landlord Supervision Fee.  Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants (“Review Fees”).  In consideration of Landlord’s coordination of the Tenant Improvement Work, Tenant shall pay Landlord a fee (the “Landlord Supervision Fee”) in an amount equal to 1.5% of the aggregate amount of all Allowance Items other than the Landlord Supervision Fee; provided that the aggregate Landlord Supervision Fee payable pursuant to this Exhibit C-3 and Exhibits C-1 and C-2 shall not exceed $12,000.00.

2.4                               Tenant Default.  Notwithstanding any contrary provision of this Agreement, if Tenant is in Default under the Lease, as amended, before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Work Letter shall be excused until such Default is cured and Landlord may cause Tenant’s contractor to cease performance of the Tenant Improvement Work, until such Default is cured.

2.5                               Other.  This Work Letter shall not apply to any space other than the Premises (as defined in the opening paragraph of this Exhibit C-3).

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EXHIBIT D

NOTICE OF LEASE TERM DATES

                      , 20

To:

Re:                             Fifth Amendment (the “Amendment”), dated                     , 2012, to a lease agreement dated August 13, 2009, between CA-SAN MATEO BAYCENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and MARKETO, INC., a Delaware corporation (“Tenant”), concerning Suite(s)              on the              floor(s) of the building located at 901 Mariner’s Island Boulevard, San Mateo, California (“Expansion Space         “).

Lease ID:

Business Unit Number:

Dear                 :

In accordance with the Amendment, Tenant accepts possession of Expansion Space          and confirms that (a) the Expansion Effective Date is                     , 20        , and (b) the expiration date of the Lease is                     , 20        .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.  Please note that, pursuant to Section 1.3 of the Amendment, if Tenant fails to execute and return (or reasonably object in writing to) this letter within five (5) business days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-SAN MATEO BAYCENTER LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:

Name:

Title:

Agreed and Accepted as of                     , 20        .

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“Tenant”:

MARKETO, INC., a Delaware corporation

By:
Name:
Title:

4

EXHIBIT E-1

[OUTLINE AND LOCATION OF POTENTIAL OFFERING SPACE (SUITE 600)]

SAN MATEO BAY CENTER II

SUITE 600

1

EXHIBIT E-2

[OUTLINE AND LOCATION OF POTENTIAL OFFERING SPACE (SUITE 605)]

SAN MATEO BAY CENTER II

901 MARINER’S ISLAND BOULEVARD, SAN MATEO, CA

Suite 605

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EXHIBIT E-3

[OUTLINE AND LOCATION OF POTENTIAL OFFERING SPACE (SUITE 610)]

SAN MATEO BAY CENTER II

901 MARINER’S ISLAND BOULEVARD, SAN MATEO, CA

SUITE 610

1